      As filed with the Securities and Exchange Commission on February 28, 1996.
                                  File No. 811-8454

     =========================================================================

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549



                                      FORM N-1A

                                REGISTRATION STATEMENT

                      UNDER THE INVESTMENT COMPANY ACT OF 1940

                                 Amendment No. 3  [x]


                             GLOBAL INVESTMENT PORTFOLIO

                  (Exact Name of Registrant as Specified in Charter)

                           50 California Street, 27th Floor
                           San Francisco, California  94111

                       (Address of Principal Executive Offices)


          Registrant's Telephone Number, including Area Code:  415-392-6181

                               David J. Thelander, Esq.
                              Assistant General Counsel
                             LGT Asset Management, Inc.
                           50 California Street, 27th Floor
                           San Francisco, California  94111

                       (Name and Address of Agent for Service)

     ==========================================================================

                                  EXPLANATORY NOTE


         This Amendment to the Registration Statement of Global Investment Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the
     Registration  Statement  does not  constitute  an  offer  to  sell, or  the
     solicitation  of  an   offer  to  buy,  any  beneficial  interests  in  the
     Registrant.

                             GLOBAL INVESTMENT PORTFOLIO
                                CROSS-REFERENCE SHEET

       Item No. of Part A of
       Form N-1A                           Captions in Document
       ----------------------              --------------------

       1.        Cover Page  . . . . . .   [Not Applicable]


       2.        Synopsis  . . . . . . .   [Not Applicable]


       3.        Condensed Financial       [Not Applicable]
                 Information   . . . . .

       4.        General Description of    General Description of
                 Registrant  . . . . . .   Registrant
       5.        Management of the Fund    Management of the Portfolio

       6.        Capital Stock and         Capital Stock and Other
                 Other Securities  . . .   Securities

       7.        Purchase of Securities    Purchase of Securities
                 Being Offered   . . . .
       8.        Redemption or             Redemption or Repurchase
                 Repurchase  . . . . . .

       9.        Pending Legal             Pending Legal Proceedings
                 Proceedings   . . . . .

       Item No. of Part B of
       Form N-1A                            Captions in Document
       ----------------------               --------------------

       10.       Cover Page  . . . . . .    [Not Applicable]

       11.       Table of Contents   . .    Table of Contents
       12.       General Information and    General Information and History
                 History   . . . . . . .

       13.       Investment Objectives      Investment Objectives and Policies
                 and Policies  . . . . .
       14.       Management of the          Management of the Portfolio
                 Registrant  . . . . . .

       15.       Control Persons and        Control Persons and Principal
                 Principal Holders of       Holders of Securities
                 Securities  . . . . . .

       16.       Investment Advisory and    Investment Advisory and Other
                 Other Services  . . . .    Services

       17.       Brokerage Allocation  .    Brokerage Allocation and Other
                                            Practices

       18.       Capital Stock and Other    Capital Stock and Other Securities
                 Securities  . . . . . .
       19.       Purchase, Redemption       Purchase, Redemption and Pricing
                 and Pricing of             of Securities
                 Securities Being
                 Offered   . . . . . . .

       20.       Tax Status  . . . . . .    Tax Status

       21.       Underwriters  . . . . .    [Not Applicable]
       22.       Calculation of             [Not Applicable]
                 Performance Data  . . .

       23.       Financial Statements       Financial Statements

                             GLOBAL INVESTMENT PORTFOLIO

                          CONTENTS OF REGISTRATION STATEMENT

     This registration statement of Global Investment Portfolio contains the following documents:

         Facing Sheet

         Contents of Registration Statement

         Cross-Reference Sheet

         Part A

         Part B

         Part C

         Signature Page

         Exhibits

                                       PART A


         Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

     Item 4.  General Description of Registrant.
     -------------------------------------------
         Global Investment Portfolio ("Master Portfolio") is a diversified, open-end management investment company which was organized as a New York common law trust pursuant to a Declaration of Trust dated as of January 11, 1994.

         Beneficial interests in the Master Portfolio are divided currently into four separate subtrusts or "series"--Global Financial Services
     Portfolio,  Global  Infrastructure  Portfolio,  Global  Natural   Resources
     Portfolio and Global Consumer Products and Services Portfolio (individually, "Portfolio"; collectively, "Portfolios")--each having a distinct investment objective and distinct investment policies. The Global Financial Services Portfolio, Global Infrastructure Portfolio and Global Natural Resources Portfolio commenced operations on March 16, 1994. The Global Consumer Products and Services Portfolio commenced operations on December 30, 1994. Each Portfolio is described herein. Additional subtrusts to the Master Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other. See Item 6, "Capital Stock and Other Securities."

         Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         Each Portfolio's investment manager and administrator is LGT Asset Management, Inc. ("LGT Asset Management"), part of Liechtenstein Global Trust, a provider of global asset management and private banking products and services to individual and institutional investors, which is currently entrusted with approximately $45 billion in total assets.

                                Investment Objectives

         Global Financial Services Portfolio ("Financial Services Portfolio"). The Financial Services Portfolio primarily seeks long-term growth of capital by investing primarily in equity securities of companies throughout the world that operate in the financial services industry. There is no assurance that the Financial Services Portfolio's investment objective will be achieved.

         At least 65% of the Financial Services Portfolio's total assets normally will be invested in common stocks and preferred stocks and warrants to acquire such securities, issued by financial services companies. A "financial services" company is an entity in which (i) at least 50% of either the revenues or earnings was derived from financial services activities, or (ii) at least 50% of the assets was devoted to such activities, based on the company's most recent fiscal year. The remainder of the Financial Services Portfolio's assets may be invested in debt securities issued by financial services companies and/or equity and debt securities of companies outside of the financial services industries, which, in the opinion of LGT Asset Management, stand to benefit from developments in the financial services industry.


         Global Financial Services Industry Investment. Examples of financial services companies include those providing financial services to consumers and industry, including the following and their foreign equivalents: commercial banks and savings institutions and loan associations and their holding companies; consumer and industrial finance companies; diversified financial services companies; investment banks; insurance brokerages; securities brokerage and investment advisory companies; real estate-related companies; leasing companies; and a variety of firms in all segments of the insurance field such as multi-line, property and casualty, and life insurance and insurance holding companies.


         LGT Asset Management believes an accelerating rate of global economic interdependence will lead to significant growth in the demand for financial services. In addition, in LGT Asset Management's view, as the industry evolves, opportunities will emerge for those companies positioned for the future. Thus, LGT Asset Management expects that banking and related financial institution consolidation in the developed countries, increased demand for retail borrowing in developing countries, a growing need for international trade-based financing, a rising demand for
     sophisticated  risk  management,   the  proliferating   number  of   liquid
     securities markets around the world, and larger concentrations of investable assets should lead to growth in financial service companies that are positioned for the future.


         The Financial Services Portfolio expects that, from time to time, a significant portion of its total assets may be invested in the securities of domestic issuers. Financial services is a global industry, however, with significant, growing markets outside of the United States.


         For these reasons, LGT Asset Management believes that a portfolio comprised only of securities of U.S. issuers does not provide the greatest potential for return from a financial services investment. LGT Asset Management uses its financial expertise in markets located throughout the world and the substantial global resources of the Liechtenstein Global Trust in attempting to identify those countries and financial services companies then providing the greatest potential for growth of capital. In this fashion, LGT Asset Management and the Portfolio seek to enable interestholders to capitalize on the substantial investment opportunities and the potential for long-term growth of capital presented by the global financial services industry.


         Global Infrastructure Portfolio ("Infrastructure Portfolio"). The Infrastructure Portfolio primarily seeks long-term growth of capital by investing primarily in equity securities of companies throughout the world that design, develop or provide products and services significant to a country's infrastructure. There is no assurance that the Infrastructure Portfolio's investment objective will be achieved.


         At least 65% of the Infrastructure Portfolio's total assets normally will be invested in common stocks and preferred stocks and warrants to acquire such securities, issued by infrastructure companies. An "infrastructure" company is an entity in which (i) at least 50% of either the revenues or earnings was derived from infrastructure activities, or
     (ii) at least 50% of the assets was devoted to such activities, based on the company's most recent fiscal year. The remainder of the Infrastructure Portfolio's assets may be invested in debt securities issued by infrastructure companies and/or equity and debt securities of companies outside of the infrastructure industries, which, in the opinion of LGT Asset Management, stand to benefit from developments in the infrastructure industries.


         Global Infrastructure Industries Investment. For purposes of the Infrastructure Portfolio's policy of investing at least 65% of its total assets in the securities of infrastructure companies, the companies in which the Portfolio will principally invest will include those engaged in designing, developing or providing the following products and services: electricity production; oil, gas, and coal exploration, development, production and distribution; water supply, including water treatment facilities; nuclear power and other alternative energy sources; transportation, including the construction or operation of transportation systems; steel, concrete, or similar types of products; communications equipment and services (including equipment and services for both data and voice transmission); mobile communications and cellular radio/paging; emerging technologies combining telephone, television and/or computer systems; and other products and services which, in LGT Asset Management's judgment, constitute services significant to the development of a country's infrastructure.


         In addition, long-term growth rates of certain foreign countries' economies may be substantially higher than those of the U.S. economy. An integral aspect of the foreign countries' economies may be the development or improvement of their infrastructure.


         LGT Asset Management believes that a country's infrastructure is one key to the long-term success of that country's economy. LGT Asset Management believes that adequate energy, transportation, water, and communications systems are essential elements for long-term economic growth. LGT Asset Management believes that many developing nations, especially in Asia and Latin America, plan to make significant expenditures to the development of their infrastructure in the coming years, which is expected to facilitate increased levels of services and manufactured goods.


         In the developed countries of North America, Europe, Japan and the south Pacific, LGT Asset Management expects that the replacement and upgrade of transportation and communications systems should stimulate growth in the industries of those countries. In LGT Asset Management's view, deregulation of telecommunications and electric and gas utilities in many countries is promoting significant changes in these industries.


         LGT Asset Management believes that strong economic growth in developing countries and infrastructure replacement, upgrade, and deregulation in more developed countries provide an environment for favorable investment opportunities in infrastructure companies worldwide.


         The Infrastructure Portfolio expects that, from time to time, a significant portion of its assets may be invested in the securities of domestic issuers. Infrastructure industries, however, are global industries with significant, growing markets outside of the United States. A sizeable proportion of the companies which comprise the infrastructure industries are headquartered outside of the United States. In addition, long-term growth rates of certain foreign countries' economies may be substantially higher than those of the U.S. economy. An integral aspect of the foreign countries' economies may be the development or improvement of their infrastructure.


         For these reasons, LGT Asset Management believes that a portfolio comprised only of securities of U.S. issuers does not provide the greatest potential for return from an infrastructure investment. LGT Asset Management uses its financial expertise in markets located throughout the world and the substantial global resources of the Liechtenstein Global Trust in attempting to identify those countries and infrastructure companies then providing the greatest potential for long-term capital growth. In this fashion, LGT Asset Management and the Infrastructure Portfolio seek to enable shareholders to capitalize on the substantial investment opportunities and the potential for long-term growth of capital presented by the global infrastructure industries.

         Global Natural Resources Portfolio ("Natural Resources Portfolio"). The Natural Resources Portfolio's investment objective is long-term capital growth which it seeks by investing primarily in equity securities of companies throughout the world which own, explore or develop natural resources and other basic commodities, or supply goods and services to such companies. There is no assurance that the Natural Resources Portfolio's investment objective will be achieved.


         At  least  65%  of  the  Natural  Resources  Portfolio's  total  assets normally will be invested in common stocks and preferred stocks and warrants to acquire such securities, issued by natural resource companies. A "natural resource" company is an entity in which (i) at least 50% of either the revenues or earnings was derived from natural resource activities, or (ii) at least 50% of the assets was devoted to such activities, based upon the company's most recent fiscal year. The remainder of the Natural Resources Portfolio's assets may be invested in debt securities issued by natural resource companies and/or equity and debt securities of companies outside of the natural resource industries, which, in the opinion of LGT Asset Management, stand to benefit from developments in the natural resource industries.


         Global Natural Resource Industries Investment. The natural resource industries are comprised of a variety of companies. For purposes of the Natural Resources Portfolio's policy of investing at least 65% of its total assets in the securities of natural resource companies, the companies in which the Natural Resources Portfolio will principally invest are those which own, explore or develop: energy sources (such as oil, gas and coal); ferrous and non-ferrous metals (such as iron, aluminum, copper, nickel, zinc and lead), strategic metals (such as uranium and titanium) and precious metals (such as gold, silver and platinum); chemicals; forest products (such as timber, coated and uncoated tree sheet, pulp and newsprint); other basic commodities (such as food stuffs); refined products (such as chemicals and steel) and service companies that sell to the producers and refiners; and other products and services, which, in LGT Asset Management's opinion, are significant to the ownership and development of natural resources and other basic commodities.


         LGT Asset Management will allocate the Natural Resources Portfolio's investments among those natural resource companies depending on its assessment of their long-term growth potential. In assessing these companies' long-term growth potential, LGT Asset Management will evaluate, among other factors, their capabilities for expanded exploration and production, superior exploration programs and production techniques and facilities, current inventories, expected production and demand levels and the potential to accumulate new resources. LGT Asset Management believes that investments in natural resource industries and basic commodities offer an opportunity to achieve the long-term capital growth necessary to protect wealth against the capital-eroding effects of inflation.


         LGT Asset Management believes that the liberalization of formerly socialist economies will bring about dramatic changes in both the supply and demand for natural resources. In addition, rapid industrialization in developing countries of Asia and Latin America are generating new demands for industrial materials which are affecting world commodities markets. LGT Asset Management believes these changes are likely to create investment opportunities which benefit from new sources of supply and/or from changes in commodities prices.


         LGT Asset Management believes that investments in natural resource industries offer an opportunity to protect wealth against the capital-eroding effects of inflation. During periods of accelerating inflation or currency uncertainty, worldwide investment demand for natural resources, particularly precious metals, tends to increase, and during periods of disinflation or currency stability, it tends to decrease. LGT Asset Management believes that rising commodity prices and increasing worldwide industrial production may favorably affect share prices of natural resource companies, and investments in such companies can offer excellent opportunities to offset the effects of inflation.


         Global Consumer Products and Services Portfolio ("Consumer Products and Services Portfolio"). The Consumer Products and Services Portfolio's investment objective is long-term capital growth which it seeks by investing primarily in equity securities of companies throughout the world that manufacture, market, retail or distribute consumer products and services. There is no assurance that the Consumer Products and Services Portfolio's investment objective will be achieved.


         At least 65% of the Consumer Products and Services Portfolio's total assets normally will be invested in common stocks and preferred stocks and warrants to acquire such securities issued by companies in the consumer products and services industries. A "consumer products or services" company is an entity in which (i) at least 50% of either the revenues or earnings was derived from activities relating to consumer products or services or (ii) at least 50% of the assets was devoted to such activities, based on the company's most recent fiscal year. The remainder of the Consumer Products and Services Portfolio's assets may be invested in debt securities issued by consumer products or services companies and/or equity and debt securities of companies outside the consumer products or services industries, which, in the opinion of LGT Asset Management, stand to benefit from developments in such industries.

         Consumer Products and Services Industries Investment. The consumer products and services industries are composed of a variety of companies. For the purposes of the Consumer Products and Services Portfolio's policy of investing at least 65% of its total assets in the securities of consumer products and services companies, the companies in which the Consumer Products and Services Portfolio will principally invest will be those that manufacture, market, retail, or distribute: (i) durable goods, such as homes, household goods, automobiles, boats, furniture and appliances, and computers; (ii) non-durable goods, such as food and beverages and apparel; (iii) media, entertainment, broadcasting, publishing and sports-related goods and services, such as television and radio broadcast, motion pictures, wireless communications, gaming casinos, theme parks, restaurants and lodging; and (iv) goods and services to companies in the foregoing industries such as advertisers, textile companies and distribution and shipping companies.

         The Consumer Products and Services Portfolio expects that a significant portion of its assets may be invested in the securities of U.S. issuers from time to time, particularly those that market their products globally. However, consumer products and services companies of a particular nation or region of the world are often operated and owned in their local markets, close to their customers. These companies, LGT Asset Management believes, often offer superior opportunities for capital growth as compared to their larger, multinational counterparts. Certain global markets may be more attractive than others from time to time; companies dependent on U.S. markets, for example, may be outperformed by companies not dependent on U.S. markets.


         LGT Asset Management also believes that the demand for consumer products and services worldwide will increase along with rising disposable income in both developed and developing nations. Emerging economies, such as those in China, Southeast Asia, the former Eastern Europe and Latin America, offer opportunities for the growth and expansion of consumer markets. These regions currently comprise a growing source of inexpensive manufacture of consumer products for export and a growing source of demand for consumer products and services as the disposable incomes of their populations increase. In LGT Asset Management's view, these changes are likely to create investment opportunities in companies, both local and multi-national, that are able to employ innovative manufacturing, marketing, retailing and distribution methods to open new markets and/or expand existing markets.

         The Consumer Products and Services Portfolio expects that, from time to time, a significant portion of its assets may be invested in the securities of domestic issuers. The consumer products and services industries represented in the Consumer Products and Services Portfolio, however, are global industries with significant, growing markets outside of the United States. A sizeable proportion of the companies which comprise such industries are headquartered outside of the United States.

         For these reasons, LGT Asset Management believes that a portfolio comprised only of securities of U.S. issuers does not provide the greatest potential for return from a Consumer Products and Services Portfolio investment. LGT Asset Management uses its financial expertise in markets located throughout the world and the substantial global resources of the Liechtenstein Global Trust in attempting to identify those countries and companies then providing the greatest potential for long-term capital appreciation. In this fashion, LGT Asset Management seeks to enable shareholders to capitalize on the substantial investment opportunities and the potential for long-term growth of capital presented by the global industries represented in the Consumer Products and Services Portfolio.


         In analyzing companies for investment by each Portfolio, LGT Asset Management ordinarily looks for several of the following characteristics: above-average per share earnings growth, high return on invested capital, a healthy balance sheet, sound financial and accounting policies and overall financial strength, strong competitive advantages, effective research and product development and marketing, efficient service, pricing flexibility, strong management, and general operating characteristics which will enable the companies to compete successfully in their respective markets.


         LGT Asset Management allocates each Portfolio's assets among securities of countries and in currency denominations where opportunities for meeting that Portfolio's investment objective are expected to be the most attractive. Each Portfolio may invest substantially in securities denominated in one or more currencies. Under normal conditions, each Portfolio invests in the securities of issuers located in at least three countries, including the United States; investments in securities of issuers in any one country, other than the United States, will represent no more than 40% of the Financial Services Portfolio's total assets; and no more than 50% of the Infrastructure Portfolio's, Natural Resources Portfolio's, and the Consumer Products and Services Portfolio's total assets.


         Privatizations. The governments of some foreign countries have been engaged in programs of selling part or all of their stakes in government owned or controlled enterprises ("privatizations"). LGT Asset Management believes that privatizations may offer opportunities for significant capital appreciation and intends to invest assets of the Portfolios in privatizations in appropriate circumstances. In certain foreign countries, the ability of foreign entities such as the Portfolios to participate in privatizations may be limited by local law, or the terms on which the Portfolios may be permitted to participate may be less advantageous than those for local investors. There can be no assurance that foreign governments will continue to sell companies currently owned or controlled by them or that privatization programs will be successful.

         Other Information Regarding the Portfolios. The approval of the investors in a Portfolio is not required to change the investment objective, policies or limitations of that Portfolio, unless otherwise specified. Written notice shall be provided to investors in a Portfolio at least 30 days prior to any changes in that Portfolio's investment objective.

                                  General Policies

         Temporary  Defensive   Strategies.      Each  Portfolio   retains   the
     flexibility to respond promptly to changes in market and economic conditions. Accordingly, in the interest of preserving interestholder's capital and consistent with each Portfolio's investment objective, LGT Asset Management may employ a temporary defensive investment strategy if it determines such a strategy to be warranted due to market, economic or political conditions. Under a defensive strategy, each Portfolio temporarily may hold cash (U.S. dollars, foreign currencies or multinational currency units) and/or invest any portion or all of its assets in debt securities or high quality money market instruments issued by corporations or the U.S. or a foreign government. For temporary defensive purposes, such as during times of international political or economic uncertainty, most or all of each Portfolio's investments may be made in the United States and denominated in U.S. dollars. To the extent a Portfolio adopts a temporary defensive investment posture, it will not be invested so as to directly achieve its investment objective.


         In addition, pending investment of proceeds from sales of Portfolio interests or to meet ordinary daily cash needs, each Portfolio temporarily may hold cash (U.S. dollars, foreign currencies or multinational currency units) and may invest Money Market Instruments in which each Portfolio may invest including, but not limited to, U.S. or foreign government Securities; high-grade commercial paper; bank certificates of deposit; banker's acceptances; and repurchase agreements related to any of the foregoing. High-grade commercial paper refers to commercial paper rated A-1 by S&P or P-1 by Moody's or, if not rated, determined by LGT Asset Management to be of comparable quality in high quality foreign or domestic money market instruments.


         Illiquid Securities. Each Portfolio may invest up to 15% of its net assets in securities for which no readily available market exists, so-called "Illiquid Securities." LGT Asset Management believes that carefully selected investments in joint ventures, cooperatives, partnerships, state enterprises and other similar vehicles (collectively, "Special Situations") could enable the Portfolios to achieve capital appreciation substantially exceeding the appreciation the Portfolios would realize if they did not make such investments. However, in order to attempt to limit investment risk, each Portfolio will invest no more than 5% of its total assets in Special Situations.


         The Financial Services Portfolio currently will not invest more than 5%, and the Infrastructure Portfolio, the Natural Resources Portfolio and the Consumer Products and Services Portfolio not more than 20%, of its total assets in debt securities rated below investment grade, that is, rated below one of the four highest rating categories by Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") or deemed to be of equivalent quality in the judgment of LGT Asset Management. Securities rated in the lowest category of investment grade, that is, securities rated BBB by S&P or Baa by Moody's, are considered by S&P and Moody's to have speculative characteristics. Debt securities rated below investment grade are the equivalent of high yield, high risk bonds, commonly known as "junk bonds". Such securities may include: (i) corporate debt securities and; (ii) debt instruments issued by governments whose debt is unrated and are subject to a greater risk of loss of principal and interest than those of securities rated above BBB by S&P or Baa by Moody's in the four highest rating categories described above. The Portfolios may also use instruments (including forward currency contracts) often referred to as "derivatives." See "Currency, Options and Futures Transactions." See "Risk Factors -- Risks Associated with Debt Securities," below.


         When-Issued Or Forward Commitment Securities. Each Portfolio may purchase debt securities on a "when-issued" basis and may purchase or sell such securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices. The price, which is generally expressed in yield terms, is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. When-issued securities and forward commitments may be sold prior to the settlement date, but each Portfolio will purchase or sell when-issued securities or enter into forward commitments only with the intention of actually receiving or delivering the securities, as the case may be. No income accrues on securities which have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery of the securities. If a Portfolio disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash or high grade liquid debt securities equal to the value of the when-issued or forward commitment securities will be established and maintained with its custodian and will be marked to market daily. There is a risk that the securities may not be delivered and that a Portfolio may incur a loss.

         Investments in Other Investment Companies. Each Portfolio may invest up to 10% of its total assets in other investment companies. As a shareholder in such an investment company, a Portfolio would bear its ratable share of that investment company's expenses, including its advisory and administration fees. At the same time, that Portfolio would continue to pay its own management fees and other expenses.

         Borrowing, Reverse Repurchase Agreements and Roll Transactions. From time to time, it may be advantageous for a Portfolio to borrow money rather than sell existing portfolio positions to meet redemption requests. Accordingly, a Portfolio may borrow from banks or through reverse repurchase agreements and "roll" transactions in connection with meeting requests for the redemptions of Portfolio interests. A reverse repurchase agreement is a borrowing transaction in which a Portfolio transfers possession of a security to another party, such as a bank or broker/dealer, in return for cash, and agrees to repurchase the security in the future at an agreed upon price which includes an interest component. A "roll" borrowing transaction involves a Portfolio's sale of securities together with its commitment (for which that Portfolio may receive a fee) to purchase similar, but not identical, securities at a future date.

         Each Portfolio's borrowings will not exceed 33-1/3% of that Portfolio's total assets, i.e., a Portfolio's total assets at all times will equal at least 300% of the amount of outstanding borrowings. If market fluctuations in the value of a Portfolio's securities holdings or other factors cause the ratio of that Portfolio's total assets to outstanding borrowings to fall below 300%, within three days (excluding Sundays and holidays) of such event that Portfolio may be required to sell portfolio securities to restore the 300% asset coverage, even though from an investment standpoint such sales might be disadvantageous. Each Portfolio may also borrow up to 5% of its total assets for temporary or emergency purposes other than to meet redemptions. Any borrowing by a Portfolio may cause greater fluctuation in the value of its beneficial interests than would be the case if such Portfolio did not borrow.

         Repurchase Agreements. Repurchase agreements are transactions in which a Portfolio purchases a security from a bank or recognized securities dealer and simultaneously commits to resell that security to the bank or dealer at an agreed-upon price, date, and market rate of interest unrelated to the coupon rate or maturity of the purchased security. Although repurchase agreements carry certain risks not associated with direct investments in securities, each Portfolio intends to enter into repurchase agreements only with banks and dealers believed by LGT Asset Management to present minimum credit risks in accordance with guidelines established by the Master Portfolio's Board of Trustees. LGT Asset Management will review and monitor the creditworthiness of such institutions under the Board's general supervision.

         A Portfolio will invest only in repurchase agreements collateralized at all times in an amount at least equal to the repurchase price plus accrued interest. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase were less than the repurchase price, a Portfolio would suffer a loss. If the financial institution which is party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or other liquidation proceedings, there may be restrictions on a Portfolio's ability to sell the collateral and that Portfolio could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, each Portfolio intends to comply with provisions under the U.S. Bankruptcy Code that would allow it immediately to resell the collateral. A Portfolio will not enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 15% of the value of its total assets would be invested in such repurchase agreements, Special Situations and other illiquid investments.

         Securities Lending. Each Portfolio may make loans of its portfolio securities to broker/dealers or to other institutional investors. The borrower must maintain with the Portfolio's custodian collateral consisting of cash, U.S. government securities or other liquid, high-grade debt securities equal to at least 100% of the value of the borrowed securities, plus any accrued interest. The Portfolio will receive any interest paid on the loaned securities and a fee and/or a portion of the interest earned on the collateral. Each Portfolio will limit its loans of portfolio securities to an aggregate of 30% of the value of its total assets, measured at the time any such loan is made. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

                                    Risk Factors

         General. As a result of the focus of each of the Portfolios on specific industries, an investment in each may be more volatile than that of other investment companies that do not concentrate their investments in such a manner. Moreover, the value of each Portfolio's shares of beneficial interest will be especially sensitive to factors affecting the industry or industries on which it focuses. No Portfolio should be considered as a complete investment program.


         Financial Services Portfolio. The value of its beneficial interests will be susceptible to factors affecting the financial services industry. This industry may be subject to greater governmental regulation than many other industries and changes in governmental policies and the need for regulatory approvals may have a material effect on this industry. Banks, savings and loan associations, and finance companies are subject to extensive governmental regulation which may limit both the financial commitments they can make, including the amounts and types of loans, and the interest rates and fees they can charge. These companies are subject to rapid business changes, significant competition, value fluctuations due to the concentration of loans in particular industries significantly affected by economic conditions (such as real estate or energy) and volatile performance dependent upon the availability and cost of capital and prevailing interest rates. In addition, general economic conditions significantly affect these companies. Credit and other losses resulting from the financial difficulty of borrowers or other third parties may have an adverse effect on companies in this industry. Moreover, neither federal insurance of deposits nor governmental regulation ensures the solvency or profitability of commercial banks or thrifts or their holding companies, or ensures against any risk of investment in the securities issued by such institutions.

         Similar considerations affect the financial services sector in foreign countries. In particular, government regulation in certain foreign countries may include interest rate controls, credit controls and price controls. Moreover, in some cases foreign governments have taken steps to nationalize the operations of certain companies, such as banks, in the financial services sector.

         The laws generally separating commercial and investment banking, as well as laws governing the capitalization and regulation of the industry, currently are being studied by U.S. governmental authorities. The services offered by banks may expand if legislation broadening bank powers is enacted. While providing diversification, expanded powers could expose banks to well-established competitors, particularly as the historical distinctions between banks and other financial institutions erode. Increased competition may result from the broadening of regional and national interstate powers, which has led to a decline in the number of publicly traded regional banks, and from the aggressive expansion of larger, publicly held foreign banks. Foreign banks, particularly those of Japan, have experienced financial difficulties attributed to increased competition, regulatory changes, and general economic difficulties.


         The financial services area in the United States currently is changing as existing distinctions between various financial service segments become less clear. For instance, recent business combinations have included insurance, finance, and securities brokerage under single ownership. Some primarily retail corporations have expanded into securities and insurance fields. Investment banking, securities brokerage and investment advisory companies in particular are subject to government regulation and risk due to securities trading and underwriting activities.


         Many of the investment considerations discussed in connection with banks, savings and loans, and finance companies also apply to insurance companies. The performance of insurance company investments will be subject to risk from several factors. The earnings of insurance companies will be affected by interest rates, pricing (including severe pricing competition, from time to time), claims activity, marketing competition and general economic conditions. Particular insurance lines will also be influenced by specific matters. Property and casualty insurer profits may be affected by certain weather catastrophes and other disasters. Life and health insurer profits may be affected by mortality and morbidity rates. Individual companies may be exposed to material risks, including reserve inadequacy, problems in investment portfolios (due to real estate or "junk" bond holdings, for example), and the inability to collect from reinsurance carriers. Insurance companies are subject to extensive governmental regulation, including the imposition of maximum rate levels, which may not be adequate for some lines of business. Proposed or potential antitrust or tax law changes may also adversely affect insurance companies' policy sales, tax obligations and profitability. In addition, significant insurance companies recently have reported liquidity or solvency difficulties, or have experienced credit rating downgrades.

         Infrastructure Portfolio. The value of its beneficial interests will be susceptible to factors affecting the infrastructure industries. In the U.S. and foreign countries, infrastructure industries may be subject to greater political, environmental and other governmental regulation than many other industries. The nature of such regulation continues to evolve in both the United States and foreign countries, and changes in governmental policies and the need for regulatory approvals may have a material effect on the products and services of this industry. Electric, gas, water and most telecommunications companies in the United States, for example, are subject to both federal and state regulation affecting permitted rates of return and the kinds of services that may be offered. Changes in prevailing interest rates may also affect the values because prices of equity and debt securities of infrastructure companies often tend to increase when interest rates decline and decrease when interest rates rise.


         In addition, many infrastructure companies, including coal, steel, and other types of companies, have historically been subject to the risks attendant to increases in fuel and other operating costs, high interest costs on borrowed funds, costs associated with compliance with environmental and other safety regulations and changes in the regulatory climate. Such governmental regulation may also hamper the development of new technologies, and it is impossible to predict the direction, type or effect of any future regulation. Further, competition is intense for many infrastructure companies. As a result, many of these companies may be adversely affected in the future and such companies may be subject to increased share price volatility. In addition, many companies have diversified into oil and gas exploration and development, and therefore returns may be more sensitive to energy prices. Other infrastructure companies, such as water supply companies, are in a highly fragmented industry due to local ownership. Generally these companies are mature and are experiencing little or no growth.

         While the Infrastructure Portfolio's investments normally will include securities of established providers of traditional products and services, the Infrastructure Portfolio may invest in smaller companies which can benefit from the development of new products and services. These smaller companies may present greater opportunities for capital appreciation, but may also involve greater risks than large, established issuers. Such smaller companies may have limited product lines, markets or financial resources, and their securities may trade less frequently and in more limited volume than the securities of larger, more established companies. As a result, the prices of the securities of such smaller companies may fluctuate to a greater degree than the prices of the securities of other issuers.

         Natural Resources Portfolio. The value of its beneficial interests will be susceptible to factors affecting the natural resource industries. In the U.S. and foreign countries, natural resource industries may be subject to greater political, environmental and other governmental regulation than many other industries. The nature of such regulation continues to evolve in both the U.S. and foreign countries, and changes in governmental policies and the need for regulatory approvals may have a material effect on the products and services of natural resource companies. For example, the exploration, development and distribution of coal, oil and gas in the U.S. are subject to significant federal and state regulation, which may affect rates of return on such investments and the kinds of services that may be offered.

         In addition, many natural resource companies historically have been subject to significant costs associated with compliance with environmental and other safety regulations and changes in the regulatory climate. Such governmental regulations may also hamper the development of new technologies, and it is impossible to predict the direction, type or effect of any future regulation.

         Further, competition is intense for many natural resource companies. As a result, many of these companies may be adversely affected in the future and the value of the securities issued by such companies may be subject to increased share price volatility.

         The value of the Natural Resources Portfolio's securities will fluctuate in response to stock market developments, as well as market conditions for the particular natural resources with which the issuer is involved. The values of natural resources may fluctuate directly with respect to various stages of the inflationary cycle and are subject to numerous factors, including national and international politics. The Natural Resources Portfolio's investments in precious metals are subject to many risks, including substantial price fluctuations over short periods of time. Further, the Natural Resources Portfolio's investments in companies which own or develop real estate may be subject to irregular fluctuations in earnings, because these companies are affected by changes in the availability of money, the level of interest rates, and other factors.

         Consumer Products and Services Portfolio. The value of its beneficial interests will be susceptible to factors affecting the consumer products and services industries. General economic conditions significantly affect consumer products and services companies. The performance of consumer products manufacturers, marketers, retailers and distributors relates closely to the performance of the overall economy, interest rates and consumer confidence. Such performance also depends substantially on disposable household income and consumer spending, both of which are closely tied to the actual or perceived performance of the overall economy. In addition, changes in demographics and consumer tastes may also affect the demand for, and success of, consumer products and services in the global marketplace.


         Further, competition is keen for many consumer products and services companies. As a result, many consumer products and services companies may be adversely affected and the value of the securities issued by such companies may be subject to increased share price volatility. In addition, many consumer products and services companies have unpredictable earnings, due in part to changes in consumer tastes and intense competition. Also, the consumer products and services industries have reacted strongly to technology development and to the threat of government regulation. Consumer products and services industries may also be subject to greater government regulation, including trade regulation, than many other industries. Changes in governmental policy and the need for regulatory approvals may have a material effect on the products and services of the consumer products and services industries. Such governmental regulations may also hamper the development of new business opportunities, and it is impossible to predict the direction, type or effect of any future government regulation.


         Risks Relating to Foreign Investing. LGT Asset Management believes that a global portfolio of investments may be less subject to market risk (the risk attendant to investing in a particular market) and price fluctuation than a portfolio invested solely in domestic securities. Under each Portfolio's policies, LGT Asset Management may shift the country allocations of each Portfolio's investments as market conditions in individual countries change. Moreover, the number of different investment opportunities from which each Portfolio may choose is significantly broader than that of an investment company investing solely in the securities of U.S. companies.


         Nonetheless, foreign investing does entail certain risks. The securities of non-U.S. issuers generally will not be registered with, nor the issuers thereof be subject to, the reporting requirements of the Securities and Exchange Commission ("SEC"). Accordingly, there may be less publicly available information about foreign securities and issuers than is available about domestic securities and issuers. Foreign companies generally are not subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic companies. Securities of some foreign companies are less liquid and their prices may be more volatile than securities of comparable domestic companies. Each Portfolio's net investment income from foreign issuers may be subject to non-U.S. withholding taxes, thereby reducing the Portfolios' net investment income.

         With respect to some foreign countries, there is the increased possibility of expropriation or confiscatory taxation, limitations on the removal of funds or other assets of the Portfolios, political or social instability, or diplomatic developments which could affect the Portfolios' investments in those countries. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, rate of savings and capital reinvestment, resource self-sufficiency and balance of payments positions.

         Each Theme Portfolio may invest in issuers domiciled in "emerging markets," i.e., those countries determined by LGT Asset Management to have developing or emerging economies and markets. Emerging market investing involves risks in addition to those risks involved in foreign investing.


         For example, many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. In addition, economies in emerging markets generally are dependent heavily upon international trade and, accordingly, have been and continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.


         The securities markets of emerging countries are substantially smaller, less developed, less liquid and more volatile than the securities markets of the United States and other more developed countries. In addition, brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States, particularly with respect to emerging markets.

         Since a Portfolio may invest substantially in securities denominated in currencies other than the U.S. dollar, and since a Portfolio may hold foreign currencies, the Portfolios will be affected favorably or unfavorably by exchange control regulations or changes in the exchange rates between such currencies and the U.S. dollar. Changes in currency exchange rates will influence the value of the beneficial interests of each Portfolio, and also may affect the value of dividends and interest earned by each Portfolio and gains and losses realized by each Portfolio. Exchange rates are determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors.

         Risks Associated with Debt Securities. As discussed above, the Infrastructure Portfolio, Natural Resources Portfolio and Consumer Products and Services Portfolio may invest up to 20% of their total assets in debt securities rated below investment grade. Such investments involve a high degree of risk. However, the Infrastructure Portfolio, Natural Resources Portfolio and Consumer Products and Services Portfolio will not invest in debt securities that are in default as to payment of principal and interest.

         The value of the debt securities held by a Portfolio generally will vary conversely with market interest rates. If interest rates in a market fall, the value of the debt securities held by a Portfolio ordinarily will rise. If market interest rates increase, however, the debt securities owned by the Portfolio in that market will be likely to decrease in value.

         Debt rated Baa by Moody's is considered by Moody's to  have speculative
     characteristics.   Debt rated BB, B,  CCC, CC and C  by S&P and  debt rated

     Ba, B, Caa, Ca, and C by Moody's is regarded by them, on balance, as predominantly speculative with respect to the issuer's capacity to pay interest and repay principal in accordance with the terms of the obligation. For S&P, BB indicates the lowest degree of speculation and C the highest degree of speculation. For Moody's, Ba indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions. Similarly, debt rated Ba or BB and below is regarded by the relevant rating agency as speculative. Debt rated C by Moody's or S&P is the lowest rated debt that is not in default as to principal or interest, and such issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing. Lower quality debt securities are also generally considered to be subject to greater risk than securities with higher ratings with regard to a deterioration of general economic conditions. These lower quality debt securities are the equivalent of high yield, high risk bonds, commonly known as "junk bonds."

         Ratings of debt securities represent the rating agency's opinion regarding their quality and are not a guarantee of quality. Rating agencies attempt to evaluate the safety of principal and interest payments and do not evaluate the risks of fluctuations in market value. Also, rating agencies may fail to make timely changes in credit ratings in response to subsequent events, so that an issuer's current financial condition may be better or worse than a rating indicates.

         The market values of lower quality debt securities tend to reflect individual developments of the issuer to a greater extent than do higher quality securities, which react primarily to fluctuations in the general level of interest rates. In addition, lower quality debt securities tend to be more sensitive to economic conditions and generally have more volatile prices than higher quality securities. Issuers of lower quality securities are often highly leveraged and may not have available to them more traditional methods of financing. For example, during an economic downturn or a sustained period of rising interest rates, highly leveraged issuers of lower quality securities may experience financial stress. During such periods, such issuers may not have sufficient revenues to meet their interest payment obligations. The issuer's ability to service its debt obligations may also be adversely affected by specific developments affecting the issuer, such as the issuer's inability to meet specific projected business forecasts or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of lower quality securities because such securities are generally unsecured and are often subordinated to other creditors of the issuer.

         Lower quality debt securities frequently have call or buy-back features which would permit an issuer to call or repurchase the security from either the Infrastructure Portfolio or the Natural Resources Portfolio. In addition, either the Infrastructure Portfolio or the Natural Resources Portfolio may have difficulty disposing of lower quality securities because they may have a thin trading market. There may be no established retail secondary market for many of these securities, and the Infrastructure Portfolio and the Natural Resources Portfolio anticipate that such securities could be sold only to a limited number of dealers or institutional investors. The lack of a liquid secondary market may also have an adverse impact on market prices of such instruments, and may make it more difficult for the Infrastructure Portfolio and the Natural Resources Portfolio to obtain accurate market quotations for purposes of valuing the Infrastructure Portfolio's and the Natural Resources Portfolio's portfolio investments. The Infrastructure Portfolio and the Natural Resources Portfolio may also acquire lower quality debt securities during an initial underwriting or securities which are sold without registration under applicable securities laws. Such securities involve special considerations and risks.

         In addition to the foregoing, factors that could have an adverse effect on the market value of lower quality debt securities in which the Infrastructure Portfolio and the Natural Resources Portfolio may invest include (i) potential adverse publicity; (ii) heightened sensitivity to general economic or political conditions; and (iii) the likely adverse impact of a major economic recession. The Infrastructure Portfolio and the Natural Resources Portfolio may also incur additional expenses to the extent each is required to seek recovery upon a default in the payment of principal or interest on its portfolio holdings, and the Infrastructure Portfolio and the Natural Resources Portfolio may have limited legal recourse in the event of a default.

         LGT Asset Management attempts to minimize the speculative risks associated with investments in lower quality securities through credit analysis and by carefully monitoring current trends in interest rates, political developments and other factors. Nonetheless, investors should carefully review the investment objective and policies of the Infrastructure Portfolio and the Natural Resources Portfolio and consider their ability to assume the investment risks involved before making an investment.

         Political, Social and Economic Risks. Investing in securities of non-U.S. companies may entail additional risks due to the potential political, social and economic instability of certain countries and the risks of expropriation, nationalization, confiscation or the imposition of restrictions on foreign investment and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation by any country, a Portfolio could lose its entire investment in any such country.

         Illiquid Securities. Each Portfolio may invest up to 15% of its net assets in illiquid securities. Securities may be considered illiquid if a Portfolio cannot reasonably expect within seven days to sell the security for approximately the amount at which that Portfolio values such securities. The sale of illiquid securities, if they can be sold at all, generally will require more time and result in higher brokerage charges or dealer discounts and other selling expenses than will be the sale of liquid securities such as securities eligible for trading on U.S.

     securities exchanges or in the over-the-counter markets. Moreover, restricted securities, which may be illiquid for purposes of this limitation, often sell, if at all, at a price lower than similar securities that are not subject to restrictions or resale.


         Illiquid securities include those that are subject to restrictions contained in the securities laws of other countries. However, securities that are freely marketable in the country where they are principally traded, but would not be freely marketable in the United States, will not be considered illiquid. Where registration is required, each Portfolio may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time each Portfolio may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, each Portfolio might obtain a less favorable price than prevailed when it decided to sell.


         Not all restricted securities are illiquid. In recent years a large institutional market has developed for certain securities that are not registered under the Securities Act of 1933, as amended ("1933 Act"), including private placements, repurchase agreements, commercial paper, foreign securities and corporate bonds and notes. These instruments are often restricted securities because the securities are sold in transactions not requiring registration. Institutional investors generally will not seek to sell these instruments to the general public, but instead will often depend either on an efficient institutional market in which such unregistered securities can be readily resold or on an issuer's ability to honor a demand for repayment. Therefore, the fact that there are contractual or legal restrictions on resale to the general public or certain institutions is not dispositive of the liquidity of such investments.


         Rule 144A under the 1933 Act establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Institutional markets for restricted securities have developed as a result of Rule 144A, providing both readily ascertainable values for restricted securities and the ability to liquidate an investment to satisfy share redemption orders.
     Such markets include automated systems for the trading, clearance and settlement of unregistered securities of domestic and foreign issuers, such as the PORTAL System sponsored by the National Association of Securities Dealers, Inc. An insufficient number of qualified institutional buyers interested in purchasing Rule 144A-eligible restricted securities held by each Portfolio, however, could affect adversely the marketability of such portfolio securities and each Portfolio might be unable to dispose of such securities promptly or at favorable prices.

         With  respect   to  liquidity  determinations   generally,  the  Master
     Portfolio's Board of Trustees has the ultimate responsibility for determining whether specific securities, including restricted securities eligible for resale to qualified institutional buyers pursuant to Rule 144A under the 1933 Act are liquid or illiquid. The Board has delegated the function of making day to day determinations of liquidity to LGT Asset Management, pursuant to guidelines reviewed by that Board. LGT Asset Management takes into account a number of factors in reaching liquidity decisions, including but not limited to: (1) the frequency of trading in the security; (ii) the number of dealers who make quotes for the security;
     (iii) the number of dealers who have undertaken to make a market in the security; (iv) the number of other potential purchasers; and (v) the nature of the security and how trading is affected (e.g., the time needed to sell the security, how offers are solicited and the mechanics of transfer). Moreover, certain securities, such as those subject to repatriation restrictions of more than seven days, will generally be treated as illiquid. LGT Asset Management monitors the liquidity of securities held by each Portfolio and reports periodically on such decisions to the Board of Trustees.

         Religious, Political and Ethnic Instability. Certain countries in which each Portfolio may invest may have groups that advocate radical religious or revolutionary philosophies or support ethnic independence. Any disturbance on the part of such individuals could carry the potential for wide-spread destruction or confiscation of property owned by individuals and entities foreign to such country and could cause the loss of a Portfolio's investment in those countries. Instability may also result from, among other things: (i) authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (ii) popular unrest associated with demands for improved political, economic and social conditions; and (iii) hostile relations with neighboring or other countries. Such political, social and economic instability could disrupt the principal financial markets in which a Portfolio invests and adversely affect the value of a Portfolio's assets.

         Foreign Investment Restrictions. Certain countries prohibit or impose substantial restrictions on investments in their capital markets, particularly their equity markets, by foreign entities such as the Portfolios. These restrictions or controls may at times limit or preclude investments in certain securities and may increase the cost and expenses of a Portfolio. As illustrations, certain countries require governmental approval prior to investments by foreign persons or limit the amount of investment by foreign persons in a particular company or limit the investment by foreign persons to only a specific class of securities of a company that may have less advantageous terms than securities of the company available for purchase by nationals. Moreover, the national policies of certain countries may restrict investment opportunities in issuers or industries deemed sensitive to national interests. In addition, some countries require governmental approval for the repatriation of investment income, capital or the proceeds of securities sales by foreign investors. In addition, if there is a determination in a country's balance of payments or for other reasons, a country many impose restrictions or foreign capital remittances abroad. The Portfolios could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation, as well as by the application to it of other restrictions on investments.

         Non-Uniform Corporate Disclosure Standards and Governmental Regulation. Foreign companies are subject to accounting, auditing and financial standards and requirements that differ, in some cases signifi-cantly, from those applicable to U.S. companies. In particular, the assets, liabilities and profits appearing on the financial statements of such a company may not reflect its financial position or results of
     operations  in  the   way  they  would  be  reflected  had  such  financial
     statements been prepared in accordance with U.S. generally accepted accounting principles. Most of the securities held by a Portfolio will not be registered with the SEC or regulators of any foreign country, nor will the issuers thereof be subject to the SEC's reporting requirements. Thus, there will be less available information concerning most foreign issuers of securities held by a Portfolio than is available concerning U.S. issuers. In instances where the financial statements of an issuer are not deemed to reflect accurately the financial situation of the issuer, LGT Asset Management will take appropriate steps to evaluate the proposed investment, which may include on-site inspection of the issuer, interviews with its management and consultations with accountants, bankers and other specialists. There is substantially less publicly available information about foreign companies than there are reports and ratings published about U.S. companies and the U.S. Government. In addition, where public information is available, it may be less reliable than such information regarding U.S. issuers. Issuers of securities in foreign jurisdictions are generally not subject to the same degree of regulation as are U.S. issuers with respect to such matters, as restrictions on market manipulation, insider trading rules, shareholder proxy requirements and timely disclosure of information.

         Currency Fluctuations. Because each Portfolio, under normal circumstances, will invest a substantial portion of its total assets in the securities of foreign issuers which are denominated in foreign currencies, the strength or weakness of the U.S. dollar against such foreign currencies will account for part of a Portfolio's investment performance. A decline in the value of any particular currency against the U.S. dollar will cause a decline in the U.S. dollar value of a Portfolio's holdings of securities and cash denominated in such currency and, therefore, will cause an overall decline in that Portfolio's net asset value and any net investment income and capital gains derived from such securities to be distributed in U.S. dollars to interestholders of that Portfolio. Moreover, if the value of the foreign currencies in which a Portfolio receives its income falls relative to the U.S. dollar between receipt of the income and the making of portfolio distributions, the Portfolio may be required to liquidate securities in order to make distributions if the Portfolio has insufficient cash in U.S. dollars to meet distribution requirements.

         The rate of exchange between the U.S. dollar and other currencies is determined by several factors including the supply and demand for particular currencies, central bank efforts to support particular currencies, the relative movement of interest rates and pace of business activity in the other countries, and the United States, and other economic and financial conditions affecting the world economy.

         Although each Portfolio values its assets daily in terms of U.S. dollars, the Portfolios do not intend to convert their holdings of foreign currencies into U.S. dollars on a daily basis. Each Portfolio will do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference ("spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange should that Portfolio desire to sell that currency to the dealer.

         Adverse Market Characteristics. Securities of many foreign issuers may be less liquid and their prices more volatile than securities of comparable U.S. issuers. In addition, foreign securities markets and brokers generally are subject to less governmental supervision and regulation than in the United States, and foreign securities transactions usually are subject to fixed commissions, which generally are higher than negotiated commissions on U.S. transactions. In addition, foreign securities transactions may be subject to difficulties associated with the settlement of such transactions. Delays in settlement could result in temporary periods when assets of a Portfolio are uninvested and no return is earned thereon. The inability of a Portfolio to make intended security purchases due to settlement problems could cause that Portfolio to miss attractive investment opportunities. Inability to dispose of a portfolio security due to settlement problems either could result in losses to a Portfolio due to subsequent declines in value of the portfolio security or, if that Portfolio has entered into a contract to sell the security, could result in possible liability to the purchaser. LGT Asset Management will consider such difficulties when determining the allocation of that Portfolio's assets, although LGT Asset Management does not believe that such difficulties will have a material adverse effect on the Portfolio's portfolio trading activities.

         Each Portfolio may use foreign custodians, which may involve risks in addition to those related to its use of U.S. custodians. Such risks include uncertainties relating to determining and monitoring the foreign custodian's financial strength, reputation and standing; maintaining appropriate safeguards concerning the Portfolio's investments; and possible difficulties in obtaining and enforcing judgements against such custodians.

         Special Considerations Affecting Europe. The countries that are members of the European Economic Community ("Common Market") (Belgium, Denmark, France, Germany, Greece, Ireland, Italy, Luxembourg, Netherlands, Portugal, Spain and the United Kingdom) eliminated certain import tariffs and quotas, limitations on the employment of non-citizens and other trade barriers with respect to one another over the past several years. LGT
     Asset Management believes that this deregulation should improve the prospect for economic growth in many European countries. Among other things, the deregulation could enable companies domiciled in one country to avail themselves of lower labor costs existing in other countries. In addition, this deregulation could benefit companies domiciled in one country by opening additional markets for their goods and services in other countries. Since, however, it is not clear at this time what the exact form or effect of these Common Market reforms will be on business in Western Europe or the emerging European markets, it is impossible to predict the long-term impact of the implementation of this program on the securities owned by the Portfolios.

         Special Considerations Affecting Japan and Hong Kong. Investment in securities of issuers domiciled in Japan and Hong Kong entails special considerations. Overseas trade is important to Japan's economy. Japan has few natural resources and must export to pay for its imports of these basic requirements. Because of the concentration of Japanese exports in highly visible products, Japan has had difficult relations with its trading partners, particularly the United States, where the trade imbalance is the greatest. It is possible that trade sanctions or other protectionist measures could impact Japan adversely in both the short and the long term. The Japanese securities markets are less regulated than those in the United States. Evidence has emerged from time to time of distortion of market prices to serve political or other purposes. Shareholders' rights are not always equally enforced.

         Hong Kong is a British colony which will transfer sovereignty to the Peoples Republic of China in 1997. China has espoused policies antagonistic to free enterprise capitalism and democracy. There can be no guarantee that property rights will continue to be safeguarded in Hong Kong after 1997, although recently, China has moved toward free enterprise, and has established stock exchanges of its own.

         Options, Futures and Forward Currency Transactions. Each Portfolio may use forward currency contracts, futures contracts, options on securities, options on indices, options on currencies and options on futures contracts to implement strategies to attempt to hedge its portfolio, i.e., reduce the overall level of investment risk normally associated with the Portfolio. These instruments are often referred to as "derivatives," which may be defined as financial instruments whose performance is derived, at least in part, from the performance of another asset (such as a security, currency or an index of securities). Each Portfolio may enter into such instruments up to the full value of its portfolio assets. There can be no assurance that these hedging efforts will succeed.

         To attempt to hedge against adverse movements in exchange rates between currencies, each Portfolio may enter into forward currency contracts for the purchase or sale of a specified currency at a specified future date. Such contracts may involve the purchase or sale of a foreign currency against the U.S. dollar or may involve two foreign currencies.
     The Portfolios may enter into forward currency contracts either with respect to specific transactions or with respect to that Portfolio's portfolio positions. For example, when a Portfolio anticipates making a purchase or sale of a security, that Portfolio may enter into a forward currency contract in order to set the rate (either relative to the U.S. dollar or another currency) at which a currency exchange transaction related to the purchase or sale will be made. Further, when LGT Asset Management believes that a particular currency may decline compared to the U.S. dollar or another currency, a Portfolio may enter into a forward contract to sell the currency LGT Asset Management expects to decline in an amount approximating the value of some or all of that Portfolio's portfolio securities denominated in a foreign currency. Each Portfolio also may purchase and sell put and call options on currencies, futures contracts on currencies and options on futures contracts on currencies to hedge against movements in exchange rates.


         In addition, a Portfolio may purchase and sell put and call options on equity and debt securities to hedge against the risk of fluctuations in the prices of securities held by that Portfolio or that LGT Asset Management intends to include in the Portfolio's portfolio. The Portfolio also may purchase and sell put and call options on stock indexes. Such stock index options serve to hedge against overall fluctuations in the securities markets generally or in the natural resources market sector specifically, rather than anticipated increases or decreases in the value of a particular security.

         Further, a Portfolio may sell stock index futures contracts and may purchase put options or write call options on such futures contracts to protect against a general stock market decline or a decline in the financial services market sector that could affect adversely a Portfolio's holdings. A Portfolio also may buy stock index futures contracts and purchase call options or write put options on such contracts to hedge against a general stock market or market sector advance and thereby attempt to lessen the cost of future securities acquisitions. A Portfolio may use interest rate futures contracts and options thereon to hedge the debt portion of its portfolio against changes in the general level of interest rates.

         In addition, each Portfolio may purchase and sell put and call options on securities, currencies and indices that are traded on recognized securities exchanges and over-the-counter markets.

         These practices may result in the loss of principal under certain conditions. In addition, certain provisions of the Code limit the extent to which a Portfolio may enter into forward contracts or futures contracts, or engage in options transactions. See "Tax Status" in Part B.

         Although a Portfolio might not employ any of the foregoing strategies, its use of forward currency contracts, options and futures would involve certain investment risks and transaction costs to which it might not otherwise be subject. These risks include: (1) dependence on LGT Asset Management's ability to predict movement in the prices of individual securities, fluctuations in the general securities markets or in the financial services market sector and movements in interest rates and currency markets; (2) imperfect correlation, or even no correlation, between movements in the price of options, forward contracts, futures contracts or options thereon and movements in the price of the currency or security hedged or used for cover; (3) the fact that skills and techniques needed to trade options, futures contracts and options thereon or to use forward currency contracts are different from those needed to select the securities in which a Portfolio invests; (4) lack of assurance that a liquid secondary market will exist for any particular option, futures contract or option thereon at any particular time; (5) the possible inability of a Portfolio to purchase or sell a portfolio security at a time when it would otherwise be favorable for it to do so, or the possible need for a Portfolio to sell a security at a disadvantageous time, due to the need for the Portfolio to maintain "cover" or to segregate securities in connection with hedging transactions; and (6) the possible need to defer closing out of certain options, futures contracts and options thereon, and forward currency contracts in order to qualify or continue to qualify for the beneficial tax treatment afforded regulated investment companies under the Internal Revenue Code of 1986, as amended ("Code"). See "Dividends, Other Distributions and Taxes" in Part B. If LGT Asset Management incorrectly forecasts securities market movements, currency exchange rates or interest rates in utilizing a strategy for a Portfolio, the Portfolio would be in a better position if it had not hedged at all. A Portfolio may also conduct its foreign currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market.

         Portfolio Turnover. Each Portfolio anticipates that its portfolio turnover rate should not exceed 100%. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs that a Portfolio will bear directly. In addition, such turnover rates may have certain tax consequences, including increasing taxable gains.

                                Investment Limitations

         Each Portfolio is subject to certain investment limitations which constitute fundamental policies. Fundamental policies of a Portfolio cannot be changed without the approval of the holders of a majority of that Portfolio's outstanding voting securities, as defined in the 1940 Act. See "Investment Limitations" in Item 13 of Part B.

     Item 5.  Management of the Portfolios.
     --------------------------------------
         The Master Portfolio's Board of Trustees has overall responsibility for the operation of each Portfolio. See "Trustees and Executive Officers" in Item 14 of Part B for a complete description of the Trustees of the Master Portfolio.

         Investment Management and Administration. Services provided by LGT Asset Management as each Portfolio's investment manager and administrator include, but are not limited to, determining the composition of its investment portfolio and placing orders to buy, sell or hold particular securities. In addition, LGT Asset Management provides the following administration services to each Portfolio: furnishing officers and clerical staff; providing office space, services and equipment; and supervising all matters relating to its operation. For these services, each Portfolio pays investment management fees directly to LGT Asset Management based on the average daily net assets of that Portfolio at the annualized rate of 0.725% on the first $500 million, 0.70% on the next $500 million, 0.675% on the next $500 million, and 0.65% on all amounts thereafter.


         LGT Asset Management also serves as each Portfolio's pricing and accounting agent. The monthly fee for these services to LGT Asset Management is a percentage, not to exceed 0.03% annually, of the average daily net assets of the GT Global Financial Services Fund, GT Global
     Infrastructure Fund, the GT Global Natural Resources Fund, and the GT Global Consumer Products and Services Fund. The annual fee rate is derived by applying 0.03% to the first $5 billion of assets of GT Global Mutual Funds and 0.02% to the assets in excess of $5 billion and dividing the result by the aggregate assets of such Funds.


         LGT Asset Management provides investment management and/or administration services to the GT Global Mutual Funds. LGT Asset Management and its worldwide asset management affiliates have provided investment management and/or administration services to institutional, corporate and individual clients around the world since 1969. The U.S. offices of LGT Asset Management are located at 50 California Street, 27th Floor, San Francisco, California 94111.


         LGT Asset Management and its worldwide affiliates, including LGT Bank in Liechtenstein, formerly Bank in Liechtenstein, comprise Liechtenstein
     Global Trust, formerly BIL GT Group Limited. On January 1, 1996, Bank in Liechtenstein was renamed LGT Bank in Liechtenstein, and BIL GT Group Limited was renamed Liechtenstein Global Trust. Liechtenstein Global Trust is a provider of global asset management and private banking products and services to individual and institutional investors. Liechtenstein Global Trust is controlled by the Prince of Liechtenstein Foundation, which serves as the parent organization for the various business enterprises of the Princely Family of Liechtenstein. The principal business address of the Prince of Liechtenstein Foundation is Herengasse 12, FL-9490, Vaduz, Liechtenstein.


         As of November 30, 1995, LGT Asset Management and its worldwide asset management affiliates managed or administered approximately $22 billion, of which approximately $20 billion consisted of GT Global retail funds worldwide. In the U.S., as of November 30, 1995, LGT Asset Management managed or administered approximately $9.6 billion in GT Global Mutual Funds. As of November 30, 1995, assets under advice by the LGT Bank in Liechtenstein exceeded approximately $23 billion. As of November 30, 1995, assets entrusted to Liechtenstein Global Trust totaled approximately $45 billion.


         In addition to the resources of its San Francisco office, LGT Asset Management uses the expertise, personnel, data and systems of other offices of Liechtenstein Global Trust, including investment offices in London, Hong Kong, Tokyo, Singapore, Sydney and Frankfurt.


         In managing each Portfolio, LGT Asset Management employs a team approach, taking advantage of the resources of its various investment offices around the world in seeking to achieve each Portfolio's investment objective. In addition, in managing each Portfolio these individuals utilize the research and related work of other members of LGT Asset Management's investment staff. The investment professionals primarily responsible for the portfolio management of each of the Portfolios are as follows:


                                                         Financial Services Portfolio
                                                         ----------------------------



                                         Responsibilities                    Business Experience
       Name/Office                      for the Portfolio                    Last Five Years
       -----------                      -----------------                    -------------------





       A. James Ellman                Portfolio Manager since 1995           Portfolio Manager since 1995.  Analyst for LGT
        San Francisco                                                        Asset Management from 1994 to 1995.  From 1992
                                                                             to 1994, Mr. Ellman was a student at the
                                                                             Harvard Graduate School of Business
                                                                             Administration, where he received a Master of
                                                                             Business Administration.  From 1990 to 1992,
                                                                             Mr. Ellman was employed by the Federal Reserve
                                                                             Bank of New York as an international bank
                                                                             examiner.






                                        - 28 -






                                                           Infrastructure Portfolio
                                                           ------------------------
                                         Responsibilities                                     Business Experience
       Name/Office                       for the Portfolio                                    Last Five Years
       -----------                       -----------------                                   -------------------


       David L. Sherry                Portfolio manager since Portfolio            Portfolio Manager for LGT Asset Management
        San Francisco                 inception in 1994                            since 1993.  From 1992 to 1993, Mr. Sherry was
                                                                                   Senior Securities Analyst for Franklin
                                                                                   Resources, Inc. (San Mateo, CA).  From 1990 to
                                                                                   1992, he was a student at University of
                                                                                   California at Los Angeles Graduate School of
                                                                                   Business (where he received a Master of
                                                                                   Business Administration).  Prior thereto, he
                                                                                   was an Assistant Treasurer with Brown Brothers
                                                                                   Harriman (NY).





       Michael Mahoney                Portfolio manager since Portfolio            Portfolio Manager for LGT Asset Management
        San Francisco                 inception in 1994                            since 1993.  From 1991 to 1993, Mr. Mahoney was
                                                                                   an Investment Analyst of LGT Asset Management.
                                                                                   From 1989 to 1991, he was a student at Stanford
                                                                                   Graduate School of Business (where he received
                                                                                   a Master of Business Administration).  Prior
                                                                                   thereto, he was a Management Consultant of Bain
                                                                                   & Co., management consulting (Boston).


                                                         Natural Resources Portfolio
                                                         ---------------------------

                                         Responsibilities                                     Business Experience
       Name/Office                       for the Portfolio                                    Last Five Years
       -----------                       -----------------                                   -------------------


       Derek H. Webb                  Portfolio manager since 1995                 Portfolio Manager since 1994.  Analyst for LGT
        San Francisco                                                              Asset Management from 1992 to 1994.  From 1990
                                                                                   to 1992, Mr. Webb was a student of the
                                                                                   University of Pennsylvania, Wharton School of
                                                                                   Business.  During 1989, he was Vice President,
                                                                                   Citicorp Investment Bank of Los Angeles.  Prior
                                                                                   thereto, he was a Bond Trader, Trust Co. of the
                                                                                   West (Los Angeles).





                                        - 29 -






                                                   Consumer Products and Services Portfolio
                                                  -----------------------------------------

                                         Responsibilities                                     Business Experience
       Name/Office                       for the Portfolio                                    Last Five Years
       -----------                       ------------------                                  -------------------

       Derek H. Webb                  Portfolio manager since Portfolio            Analyst for LGT Asset Management from 1992 to
        San Francisco                 inception in 1994                            1994.  From 1990 to 1992, Mr. Webb was a
                                                                                   student of the University of Pennsylvania,
                                                                                   Wharton School of Business.  During 1989, he
                                                                                   was Vice President, Citicorp Investment Bank
                                                                                   for Los Angeles.  Prior thereto, he was a Bond
                                                                                   Trader, Trust Co. of the West Angeles).


         The Master Portfolio has not retained the services of a principal underwriter or distributor, as beneficial interests in each Portfolio are offered solely in private placement transactions.

         State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is each Portfolio's custodian.


         Expenses. Each Portfolio pays all of its expenses not assumed by LGT Asset Management and other agents. These expenses include in addition to the investment management and administration and brokerage fees discussed herein, legal and audit expenses, custodian fees, trustees' fees, registration fees, organizational expenses, fidelity bond and other insurance premiums, taxes, extraordinary expenses and the expenses of reports sent to existing investors.

     Item 6.  Capital Stock and Other Securities.
     --------------------------------------------
         The Master Portfolio is organized as a New York state common law trust. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of the Master Trust. The Master Trust currently has four series (i.e., the Portfolios). The Master Trust reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Each investor in a Portfolio (e.g., investment companies and common and commingled trust funds) will be liable for all obligations of that Portfolio, but not of the other Portfolios. However, because a Portfolio will indemnify each investor therein with respect to any liability to which the investor may become subject by reason of being such an investor, the risk of an investor in a Portfolio incurring financial loss on account of such liability would be limited to circumstances in which that Portfolio had inadequate insurance and was unable to meet its obligations (including indemnification obligations) out of its assets.

         Investments in a Portfolio have no preemptive or conversion rights. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of the Master Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in that Portfolio's net assets available for distribution to investors.

         Under the anticipated method of operation of the Master Portfolio, no Portfolio will be subject to any income tax. However, each investor in a Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Master Portfolio and the Code and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability.

         It is intended that each Portfolio's assets, income, and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to LGT Asset Management.

     Item 7.  Purchase of Securities.
     --------------------------------
         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in a Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in a Portfolio may be made without a sales load at the net asset value next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank).

         Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

     Item 8.  Redemption or Repurchase.
     ----------------------------------
         An investor in a Portfolio may reduce any portion or all of its investment at any time at the net asset value next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a reduction will be paid by a Portfolio in federal funds normally on the next business day after the reduction is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the New York Stock Exchange ("NYSE") is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.

     Item 9.  Pending Legal Proceedings.
     ----------------------------------
         Not applicable.

                                       PART B


     Item 10.  Cover Page.
     ---------------------
         Not applicable.

     Item 11.  Table of Contents.
     ----------------------------


     Page

         General Information and History . . . . . . . . . . . . . . . . .  B-1
         Investment Objectives and Policies  . . . . . . . . . . . . . . .  B-1
         Management of the Portfolios  . . . . . . . . . . . . . . . . . .  B-19
         Control Persons and Principal Holders of Interests  . . . . . . .  B-22
         Investment Advisory and Other Services  . . . . . . . . . . . . .  B-23
         Brokerage Allocation and Other Practices  . . . . . . . . . . . .  B-24
         Capital Stock and Other Securities  . . . . . . . . . . . . . . .  B-26
         Purchase, Redemption and Pricing of Securities  . . . . . . . . .  B-27
         Tax Status  . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-29
         Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . .  B-31
         Calculation of Performance Data . . . . . . . . . . . . . . . . .  B-31
         Financial Statements  . . . . . . . . . . . . . . . . . . . . . .  B-31

     Item 12.  General Information and History.
     ------------------------------------------
         Not applicable.

     Item 13.  Investment Objectives and Policies.
     ---------------------------------------------

         Part  A  contains  information  about  the  investment  objectives  and policies of Global Financial Services Portfolio ("Financial Services Portfolio"), Global Infrastructure Portfolio ("Infrastructure Portfolio"), Global Natural Resources Portfolio ("Natural Resources Portfolio") and
     Global Consumer Products and Services Portfolio ("Consumer Products and Services Portfolio") (individually, a "Portfolio," collectively, the "Portfolios"), each a subtrust or "series" of Global Investment Portfolio ("Master Portfolio"). This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the investment policies and portfolio strategies that the Portfolios may utilize, the types of securities and other instruments in which the Portfolios may invest, and certain risks attendant to those investment policies and strategies.


         There may be times when, in the opinion of LGT Asset Management, Inc. ("LGT Asset Management"), the investment manager for each Portfolio, prevailing market, economic or political conditions warrant reducing the proportion of a Portfolio's assets invested in equity securities and increasing the proportion held in cash (U.S. dollars, foreign currencies or multinational currency units) or invested in foreign or domestic high quality money market instruments pending investment of proceeds from new sales of shares. A portion of a Portfolio's assets normally will be held in cash (U.S. dollars, foreign currencies or multinational currency units) or invested in debt securities or high quality money market instruments issued by corporations, or the U.S. or a foreign government to provide for ongoing or expenses and redemptions.

         Although each Portfolio values its assets daily in terms of U.S. dollars, none of the Portfolios intend to convert their holdings of foreign currencies into U.S. dollars on a daily basis. The Portfolios will do so from time to time, and investors should be aware of the costs of currency conversion. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference ("spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange should that Portfolio desire to sell that currency to the dealer.

     Selection of Equity Investments

         For each Portfolio's investment purposes, an issuer is typically considered as located in a particular country if it is incorporated under the laws of that country, at least 50% of the value of its assets are located in that country and it normally derives at least 50% of its income from operations or sales in that country. However, these are not absolute requirements, and certain companies incorporated in a particular country and considered by LGT Asset Management to be located in that country may have substantial off-shore operations or subsidiaries and/or export sales exceeding in size the assets or sales in that country.


         In certain countries, governmental restrictions and other limitations on investment may affect a Portfolio's ability to invest. For example, in some instances only special classes of securities may be purchased by foreigners and the market prices, liquidity and rights with respect to those securities may vary from shares owned by nationals. LGT Asset Management is not aware at this time of the existence of any investment or exchange control regulations which might substantially impair the operations of a Portfolio as described in Part A and this Part B. Restrictions may in the future, however, make it undesirable to invest in certain countries. It should be noted, however, that this situation could change at any time. None of the Portfolios has a present intention of making any significant investment in any country or stock market where the political or economic situation might be considered by LGT Asset Management to threaten a Portfolio with substantial or total loss in such country or market.

     Investment in Other Investment Companies

         Each Portfolio may invest in the securities of investment companies within the limits of the Investment Company Act of 1940, as amended ("1940 Act"). These limitations currently provide that, in general, a Portfolio may purchase shares of an investment company unless (a) such a purchase would cause that Portfolio to own in the aggregate more than 3% of the total  outstanding voting  stock of the  investment company  or (b)  such a purchase would cause that Portfolio to have more than 5% of its assets invested in the investment company or more than 10% of its assets invested in an aggregate of all such investment companies. Investment in closed-end investment companies may also involve the payment of substantial premiums above the value of such companies' portfolio securities. Each Portfolio does not intend to invest in such investment companies unless, in the judgment of LGT Asset Management, the potential benefits of such investment justify the payment of any applicable premiums. The yield of such securities will be reduced by operating expenses of such companies including payments to the investment managers of those investment companies.

     Depository Receipts

         Each Portfolio may hold securities of foreign issuers in the form of American Depository Receipts ("ADRs"), American Depository Shares ("ADSs") and European Depository Receipts ("EDRs") or other securities convertible into securities of eligible foreign issuers. These securities may not necessarily be denominated in the same currency as the securities for which they may be exchanged. ADRs and ADSs are typically issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depository Receipts ("CDRs"), are issued in Europe typically by foreign banks and trust companies that evidence ownership of either foreign or domestic securities. Generally, ADRs and ADSs in registered form are designed for use in United States securities markets and EDRs in bearer form are designed for use in European securities markets. For purposes of each Portfolio's investment policies, that Portfolio's investments in ADRs, ADSs and EDRs will be deemed to be investments in the equity securities representing securities of foreign issuers into which they may be converted.

         ADR facilities may be established as either "unsponsored" or "sponsored." While ADRs issued under these two types of facilities are in some respects similar, there are distinctions between them relating to the rights and obligations of ADR holders and the practices of market participants. A depository may establish an unsponsored facility without participation by (or even necessarily the acquiescence of) the issuer of the deposited securities, although typically the depository requests a letter of non-objection from such issuer prior to the establishment of the facility. Holders of unsponsored ADRs generally bear all of the costs of such facilities. The depository usually charges fees upon the deposit and withdrawal of the deposited securities, the conversion of dividends into U.S. dollars, the disposition of non-cash distributions, and the performance of other services. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass- through voting rights to ADR holders in respect of the deposited securities. Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that the issuer of the deposited securities enters into a deposit agreement with the depository. The deposit agreement sets out the rights and responsibilities of the issuer, the depository and the ADR holders. With sponsored facilities, the issuer of the deposited securities generally will bear some of the costs relating to the facility (such as dividend payment fees of the depository), although ADR holders continue to bear certain other costs (such as deposit and withdrawal fees). Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. Each Portfolio may invest in both sponsored and unsponsored ADRs.

     Warrants or Rights

         Warrants or rights may be acquired by each Portfolio in connection with other securities or separately and provide that Portfolio with the right to purchase at a later date other securities of the issuer. For state law reasons, each Portfolio's investments in warrants or rights, valued at the lower of cost or market, will not exceed 5% of the value of its net assets and not more than 2% of such assets will be invested in warrants and rights which are not listed on the American or New York Stock Exchange. Warrants or rights acquired by each Portfolio in units or attached to securities will be deemed to be without value for purpose of this restriction.

     Lending of Portfolio Securities

         For the purpose of realizing additional income, each Portfolio may make secured loans of its securities holdings amounting to not more than 30% of its total assets. Securities loans are made to broker dealers or institutional investors pursuant to agreements requiring that the loans continuously be secured by collateral at least equal at all times to 100% of the value of the securities lent plus any accrued interest, "marked to market" on a daily basis. The collateral received will consist of cash, U.S. short-term government securities, bank letters of credit or such other collateral as may be permitted under a Portfolio's investment program and by regulatory agencies and approved by the Master Portfolio's Board of Trustees. While the securities loan is outstanding, a Portfolio will continue to receive the equivalent of the interest or dividends paid by the issuer on the securities, as well as interest on the investment of the collateral or a fee from the borrower. Each Portfolio has a right to call each loan and obtain the securities on five business days' notice. Each Portfolio will not have the right to vote equity securities while they are being lent, but will call in a loan in anticipation of any important vote. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans only will be made to firms deemed by LGT Asset Management to be of good standing and will not be made unless, in the judgment of LGT Asset Management, the consideration to be earned from such loans would justify the risk.

     Commercial Bank Obligations

         For the purposes of each Portfolio's investment policies with respect to bank obligations, obligations of foreign branches of U.S. banks and of foreign banks are obligations of the issuing bank and may be general obligations of the parent bank. Such obligations, however, may be limited by the terms of a specific obligation and by government regulation. As with investment in non-U.S. securities in general, investments in the obligations of foreign branches of U.S. banks and of foreign banks may subject a Portfolio to investment risks that are different in some respects from those of investments in obligations of U.S. issuers. Although a Portfolio typically will acquire obligations issued and supported by the credit of U.S. or foreign banks having total assets at the time of purchase in excess of $1 billion, this $1 billion figure is not an investment policy or restriction of any Portfolio. For the purposes of calculation with respect to the $1 billion figure, the assets of a bank will be deemed to include the assets of its U.S. and non-U.S. branches.

     Repurchase Agreements

         Each   Portfolio   will   invest   only   in    repurchase   agreements
     collateralized at all times in an amount at least equal to the repurchase price plus accrued interest. To the extent that the proceeds from any sale of such collateral upon a default in the obligation to repurchase were less than the repurchase price, the Portfolio would suffer a loss. If the financial institution which is party to the repurchase agreement petitions for bankruptcy or otherwise becomes subject to bankruptcy or liquidation proceedings, there may be restrictions on a Portfolio's ability to sell the collateral and that Portfolio could suffer a loss. However, with respect to financial institutions whose bankruptcy or liquidation proceedings are subject to the U.S. Bankruptcy Code, the Portfolio intends to comply with provisions under the U.S. Bankruptcy Code that would allow it immediately to resell the collateral. Each Portfolio will not enter into a repurchase agreement with a maturity of more than seven days if, as a result, more than 15% of the value of its net assets would be invested in such repurchase agreements and other illiquid investments.

         Although repurchase agreements carry certain risks not associated with direct investments in securities, the Portfolios intend to enter into repurchase agreements only with banks and dealers believed by LGT Asset Management to present minimum credit risks in accordance with guidelines approved by the Master Portfolio's Board of Trustees. LGT Asset

     Management will review and monitor the creditworthiness of such institutions, and will consider the capitalization of the institution, LGT Asset Management's prior dealings with the institution, any rating of the institution's senior long-term debt by independent rating agencies and other relevant factors.

     Borrowing, Reverse Repurchase Agreements and "Roll" Transactions

         Each Portfolio's borrowings will not exceed 33-1/3% of the Portfolio's total assets, i.e., a Portfolio's total assets at all times will equal at least 300% of the amount of outstanding borrowings. If market fluctuations in the value of a Portfolio's securities holdings or other factors cause the ratio of a Portfolio's total assets to outstanding borrowings to fall below 300%, within three days (excluding Sundays and holidays) of such event that Portfolio may be required to sell portfolio securities to restore the 300% asset coverage, even though from an investment standpoint such sales might be disadvantageous. The Infrastructure Portfolio and Natural Resources Portfolio also may borrow up to an additional 5% of their total assets for temporary or emergency purposes other than to meet redemptions. Any borrowing by a Portfolio may cause greater fluctuation in the value of its shares than would be the case if that Portfolio did not borrow.

         Each Portfolio's fundamental investment limitations permit that Portfolio to borrow money for leveraging purposes. The Infrastructure Portfolio and Natural Resources Portfolio, however, are prohibited, pursuant to a non-fundamental investment policy, from borrowing money in order to purchase securities. Nevertheless, this policy may be changed in the future by a Portfolio's Board of Trustees. In the event that a Portfolio employs leverage in the future, it would be subject to certain additional risks. Use of leverage creates an opportunity for greater growth of capital but would exaggerate any increases or decreases in a Portfolio's net asset value. When a Portfolio's income and gains on securities purchased with the proceeds of borrowing exceed the cost of such borrowing, that Portfolio's earnings will increase faster than otherwise would be the case; conversely, if such income and gains fail to exceed such costs, that Portfolio's earnings would decline faster than would otherwise be the case.

         Each Portfolio may enter into reverse repurchase agreements, which involve the sale of a security by a Portfolio and its agreement to repurchase the security at a specified time and price. Each Portfolio also may engage in "roll" transactions, which involve the sale of Government National Mortgage Association ("GNMA") certificates or other securities together with a commitment (for which that Portfolio may receive a fee) to purchase similar, but not identical, securities at a future date. Each Portfolio will maintain in a segregated account with a custodian cash, U.S. government securities or other liquid, high-grade debt securities in an amount sufficient to cover its obligations under "roll" transactions and reverse repurchase agreements with broker-dealers (but no segregation is required for reverse repurchase agreements with banks).

     Short Sales

         Each Portfolio is authorized to make short sales of securities, although it has no current intention of doing so. A short sale is a transaction in which a Portfolio sells a security in anticipation that the market price of that security will decline. Each Portfolio may make short sales (i) as a form of hedging to offset potential declines in long positions in securities it owns, or anticipates acquiring, or in similar securities, and (ii) in order to maintain portfolio flexibility in its securities holdings.

         When a Portfolio makes a short sale of a security it does not own, that Portfolio must borrow the security sold short and deliver it to the broker-dealer or other intermediary through which it made the short sale. That Portfolio may have to pay a fee to borrow particular securities and will often be obligated to pay over any payments received on such borrowed securities.

         A Portfolio's obligation to replace the borrowed security when the borrowing is called or expires will be secured by collateral (usually cash, government securities or other highly liquid securities similar to those borrowed) deposited with the intermediary. That Portfolio also will be required to deposit similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the intermediary from which a Portfolio borrowed the security regarding payment of any amounts received by that Portfolio on such security, that Portfolio may not receive any payments (including interest) on its collateral deposited with such intermediary.

         If the price of the security sold short increases between the time of the short sale and the time a Portfolio replaces the borrowed security, that Portfolio will incur a loss; conversely, if the price declines, that Portfolio will realize a gain. Any gain will be decreased, and any loss increased, by the transaction costs associated with the transaction. Although a Portfolio's gain is limited by the price at which it sold the security short, its potential loss theoretically is unlimited.

         None of the Portfolios will make a short sale if, after giving effect to such sale, the market value of the securities sold short exceeds 25% of the value of its total assets or that Portfolio's aggregate short sales of the securities of any one issuer exceed the lesser of 2.0% of that Portfolio's net assets or 2.0% of the securities of any class of the issuer. Moreover, each Portfolio may engage in short sales only with respect to securities listed on a national securities exchange. Each Portfolio may make short sales "against the box" without respect to such limitations. In this type of short sale, at the time of the sale a Portfolio owns the security it has sold short or has the immediate and unconditional right to acquire at no additional cost the identical security.

                       Options, Futures and Currency Strategies

     Special Risks of Options, Futures and Currency Strategies

         The use of options, futures contracts and forward currency contracts ("Forward Contracts") involves special considerations and risks, as described below. Risks pertaining to particular instruments are described in the sections that follow.

         (1) Successful use of most of these instruments depends upon LGT Asset Management's ability to predict movements of the overall securities and currency markets, which requires different skills than predicting changes in the prices of individual securities. While LGT Asset Management is experienced in the use of these instruments, there can be no assurance that any particular strategy adopted will succeed.

         (2) There might be imperfect correlation, or even no correlation, between price movements of an instrument and price movements of the investments being hedged. For example, if the value of an instrument used in a short hedge increased by less than the decline in value of the hedged investment, the hedge would not be fully successful. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as speculative or other pressures on the markets in which the hedging instrument is traded. The effectiveness of hedges using hedging instruments on indices will depend on the degree of correlation between price movements in the index and price movements in the investments being hedged.

         (3) Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged. However, hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investments. For example, if a Portfolio entered into a short hedge because LGT Asset Management projected a decline in the price of a security in the Portfolio's portfolio, and the price of that security increased instead, the gain from that increase might be wholly or partially offset by a decline in the price of the hedging instrument. Moreover, if the price of the hedging instrument declined by more than the increase in the price of the security, the Portfolio could suffer a loss. In either such case, the Portfolio would have been in a better position had it not hedged at all.

         (4) As described below, the Portfolio might be required to maintain assets as "cover," maintain segregated accounts or make margin payments when it takes positions in instruments involving obligations to third parties (i.e., instruments other than purchased options). If the Portfolio were unable to close out its positions in such instruments, it might be required to continue to maintain such assets or accounts or make such payments until the position expired or matured. The requirements might impair the Portfolio's ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require that the Portfolio sell a portfolio security at a disadvantageous time. The Portfolio's ability to close out a position in an instrument prior  to  expiration or  maturity  depends on  the  existence of  a liquid secondary market or, in the absence of such a market, the ability and willingness of the other party to the transaction ("contra party") to enter into a transaction closing out the position. Therefore, there is no assurance that any position can be closed out at a time and price that is favorable to the Portfolio.

     Writing Call Options

         Each Portfolio may write (sell) call options on securities, indices and currencies. Call options generally will be written on securities and currencies that, in the opinion of LGT Asset Management, are not expected to make any major price moves in the near future but that, over the long term, are deemed to be attractive investments for a Portfolio.

         A call option gives the holder (buyer) the right to purchase a security or currency at a specified price (the exercise price) at any time until (American style) or on (European style) a certain date (the expiration date). So long as the obligation of the writer of a call option continues, he or she may be assigned an exercise notice, requiring him or her to deliver the underlying security or currency against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by purchasing an option identical to that previously sold.

         Portfolio securities or currencies on which call options may be written will be purchased solely on the basis of investment considerations consistent with each Portfolio's investment objective. When writing a call option, a Portfolio, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security or currency above the exercise price, and retains the risk of loss should the price of the security or currency decline. Unlike one who owns securities or currencies not subject to an option, a Portfolio has no control over when it may be required to sell the underlying securities or currencies, since most options may be exercised at any time prior to the option's expiration. If a call option that a Portfolio has written expires, the Portfolio will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security or currency during the option period. If the call option is exercised, the Portfolio will realize a gain or loss from the sale of the underlying security or currency, which will be increased or offset by the premium received. Each Portfolio does not consider a security or currency covered by a call option to be "pledged" as that term is used in each Portfolio's policy that limits the pledging or mortgaging of its assets.

         Writing call options can serve as a limited short hedge because declines in the value of the hedged instrument would be offset to the extent of the premium received for writing the option. However, if the security or currency appreciates to a price higher than the exercise price of the call option, it can be expected that the option will be exercised and a Portfolio will be obligated to sell the security or currency at less than its market value.


         The premium that a Portfolio receives for writing a call option is deemed to constitute the market value of an option. The premium each Portfolio will receive when it writes a call option will reflect, among other things, the current market price of the underlying investment, the relationship of the exercise price to such market price, the historical price volatility of the underlying investment, and the length of the option period. In determining whether a particular call option should be written, LGT Asset Management will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options.

         Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security or currency from being called, or to permit the sale of the underlying security or currency. Furthermore, effecting a closing transaction will permit a Portfolio to write another call option on the underlying security or currency with either a different exercise price, expiration date or both.

         Each Portfolio will pay transaction costs in connection with the writing of options and in entering into closing purchase contracts. Transaction costs relating to options activity normally are higher than those applicable to purchases and sales of portfolio securities.

         The exercise price of the options may be below, equal to or above the current market values of the underlying securities or currencies at the time the options are written. From time to time, a Portfolio may purchase an underlying security or currency for delivery in accordance with the exercise of an option, rather than delivering such security or currency from its portfolio. In such cases, additional costs will be incurred.

         A Portfolio will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more, respectively, than the premium received from writing the option. Because increases in the market price of a call option generally will reflect increases in the market price of the underlying security or currency, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security or currency owned by a Portfolio.

     Writing Put Options

         Each Portfolio may write put options on securities, indices and currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) the obligation to buy, the underlying security or currency at the exercise price at any time until (American style) or on (European style) the expiration date. The operation of put options in other respects, including their related risks and rewards, is substantially identical to that of call options.

         A Portfolio generally would write put options in circumstances where LGT Asset Management wishes to purchase the underlying security or currency for that Portfolio's holdings at a price lower than the current market price of the security or currency. In such event, that Portfolio would write a put option at an exercise price that, reduced by the premium received on the option, reflects the lower price it is willing to pay. Since that Portfolio would also receive interest on debt securities or currencies maintained to cover the exercise price of the option, this technique could be used to enhance current return during periods of market uncertainty. The risk in such a transaction would be that the market price of the underlying security or currency would decline below the exercise price less the premium received.


         Writing put options can serve as a limited long hedge because increases in the value of the hedged investment would be offset to the extent of the premium received for writing the option. However, if the security or currency depreciates to a price lower than the exercise price of the put option, it can be expected that the put option will be exercised and a Portfolio will be obligated to sell the security or currency at greater than its market value.


     Purchasing Put Options

         Each Portfolio may purchase put options on securities, indices and currencies. As the holder of a put option, a Portfolio would have the right to sell the underlying security or currency at the exercise price at any time until (American style) or on (European style) the expiration date. That Portfolio may enter into closing sale transactions with respect to such options, exercise them or permit them to expire.

         Each Portfolio may purchase a put option on an underlying security or currency ("protective put") owned by that Portfolio in order to protect against an anticipated decline in the value of the security or currency. Such hedge protection is provided only during the life of the put option when the Portfolio, as the holder of the put option, is able to sell the underlying security or currency at the put exercise price regardless of any decline in the underlying security's market price or currency's exchange value. For example, a put option may be purchased in order to protect unrealized appreciation of a security or currency when LGT Asset Management deems it desirable to continue to hold the security or currency because of tax considerations. The premium paid for the put option and any transaction costs would reduce any profit otherwise available for distribution when the security or currency is eventually sold.

         A Portfolio also may purchase put options at a time when that Portfolio does not own the underlying security or currency. By purchasing put options on a security or currency it does not own, that Portfolio seeks to benefit from a decline in the market price of the underlying security or currency. If the put option is not sold when it has remaining value, and if the market price of the underlying security or currency remains equal to or greater than the exercise price during the life of the put option, that Portfolio will lose its entire investment in the put option. In order for the purchase of a put option to be profitable, the market price of the underlying security or currency must decline sufficiently below the exercise price to cover the premium and transaction costs, unless the put option is sold in a closing sale transaction.

     Purchasing Call Options

         A Portfolio may purchase call options on securities indices and currencies. As the holder of a call option, such Portfolio would have the right to purchase the underlying security or currency at the exercise price at any time until (American style) or on (European style) the expiration date. Such Portfolio may enter into closing sale transactions with respect to such options, exercise them or permit them to expire.

         Call options may be purchased by a Portfolio for the purpose of acquiring the underlying security or currency for its portfolio. Utilized in this fashion, the purchase of call options would enable a Portfolio to acquire the security or currency at the exercise price of the call option plus the premium paid. At times, the net cost of acquiring the security or currency in this manner may be less than the cost of acquiring the security or currency directly. This technique may also be useful to a Portfolio in a purchasing a large block of securities that would be more difficult to acquire by direct market purchases. So long as it holds such a call option, rather than the underlying security or currency itself, the Portfolio is partially protected from any unexpected decline in the market price of the underlying security or currency and, in such event, could allow the call option to expire, incurring a loss only to the extent of the premium paid for the option.

         A Portfolio also may purchase call options on underlying securities or currencies it owns in order to protect unrealized gains on call options previously written by it. A call option could be purchased for this purpose where tax considerations make it inadvisable to realize such gains through a closing purchase transaction. Call options also may be purchased at times to avoid realizing losses that would result in a reduction of a Portfolio's current return. For example, where a Portfolio has written a call option on an underlying security or currency having a current market value below the price at which such security or currency was purchased by that Portfolio, an increase in the market price could result in the exercise of the call option written by that Portfolio and the realization of a loss on the underlying security or currency.
     Accordingly, a Portfolio could purchase a call option on the same underlying security or currency, which could be exercised to fulfill the Portfolio's delivery obligations under its written call (if it is exercised). This strategy could allow the Portfolio to avoid selling the portfolio security or currency at a time when it has an unrealized loss; however, the Portfolio would have to pay a premium to purchase the call option plus transaction costs.

         Aggregate premiums paid for put and call options will not exceed 5% of each Portfolio's total assets, at the time of each purchase.

         A Portfolio may attempt to accomplish objectives similar to those involved in using Forward Contracts, by purchasing put or call options on currencies. A put option gives a Portfolio as purchaser the right (but not the obligation) to sell a specified amount of currency at the exercise price at any time until (American style) or on (European style) the expiration date of the option. A call option gives a Portfolio as purchaser the right (but not the obligation) to purchase a specified amount of currency at the exercise price at any time until (American style) or on (European style) the expiration date of the option. A Portfolio might purchase a currency put option, for example, to protect itself against a decline in the dollar value of a currency in which it holds or anticipates holding securities. If the currency's value should decline against the dollar, the loss in currency value should be offset, in whole or in part, by an increase in the value of the put. If the value of the currency instead should rise against the dollar, any gain to a Portfolio would be reduced by the premium it had paid for the put option. A currency call option might be purchased, for example, in anticipation of, or to protect against, a rise in the value against the dollar of a currency in which a Portfolio anticipates purchasing securities.

         Options may be either listed on an exchange or traded over-the-counter ("OTC options"). Listed options are third-party contracts (i.e., performance of the obligations of the purchaser and seller is guaranteed by the exchange or clearing corporation) and have standardized strike prices and expiration dates. A Portfolio will not purchase an OTC option unless it believes that daily valuations for such options are readily obtainable. OTC options differ from exchange-traded options in that OTC options are transacted with dealers directly and not through a clearing corporation (which guarantees performance). Consequently, there is a risk of non-performance by the dealer. Since no exchange is involved, OTC options are valued on the basis of an average of the last bid prices obtained from dealers, unless a quotation from only one dealer is available, in which case only that dealer's price will be used.

         The  staff  of  the  Securities and  Exchange  Commission  (the  "SEC")
     considers purchased OTC options to be illiquid securities. A Portfolio may also sell OTC options and, in connection therewith, segregate assets or cover its obligations with respect to OTC options written by the Portfolio. The assets used as cover for OTC options written by a Portfolio will be considered illiquid unless the OTC options are sold to qualified dealers who agree that the Portfolio may repurchase any OTC option it writes at a maximum price to be calculated by a formula set forth in the option agreement. The cover for an OTC option written subject to this procedure would be considered illiquid only to the extent that the maximum repurchase price under the formula exceeds the intrinsic value of the option.

         A  Portfolio's  ability  to  establish  and  close  out  positions   in
     exchange-listed options  depends on the  existence of a  liquid market.   A

     Portfolio intends to purchase or write only those exchange-traded options for which there appears to be a liquid secondary market. However, there can be no assurance that such a market will exist at any particular time. Closing transactions can be made for OTC options only by negotiating directly with the contra party, or by a transaction in the secondary market if any such market exists. Although a Portfolio will enter into OTC options only with contra parties that are expected to be capable of entering into closing transactions with the Portfolio, there is no assurance that the Portfolio will in fact be able to close out an OTC option position at a favorable price prior to expiration. In the event of insolvency of the contra party, the Portfolio might be unable to close out an OTC option position at any time prior to its expiration.

     Index Options

         Puts and calls on indices are similar to puts and calls on securities or futures contracts except that all settlements are in cash and gain or loss depends on changes in the index in question (and thus on price movements in the securities market or a particular market sector generally) rather than on price movements in individual securities or futures contracts. When a Portfolio writes a call on an index, it receives a premium and agrees that, prior to the expiration date, the purchaser of the call, upon exercise of the call, will receive from the Portfolio an amount of cash if the closing level of the index upon which the call is based is greater than the exercise price of the call. The amount of cash is equal to the difference between the closing price of the index and the exercise price of the call times a specified multiple (the "multiplier"), which determines the total dollar value for each point of such difference. When a Portfolio buys a call on an index, it pays a premium and has the same rights as to such call as are indicated above. When a Portfolio buys a put on an index, it pays a premium and has the right, prior to the expiration date, to require the seller of the put, upon the Portfolio's exercise of the put, to deliver to the Portfolio an amount of cash if the closing level of the index upon which the put is based is less than the exercise price of the put, which amount of cash is determined by the multiplier, as described above for calls. When the Portfolio writes a put on an index, it receives a premium and the purchaser has the right, prior to the expiration date, to require the Portfolio to deliver to it an amount of cash equal to the difference between the closing level of the index and the exercise price times the multiplier, if the closing level is less than the exercise price.

         The risks of investment in index options may be greater than options on securities. Because index options are settled in cash, when a Portfolio writes a call on an index it cannot provide in advance for its potential settlement obligations by acquiring and holding the underlying securities. A Portfolio can offset some of the risk of writing a call index option position by holding a diversified portfolio of securities similar to those on which the underlying index is based. However, a
     Portfolio cannot, as a practical matter, acquire and hold a portfolio containing exactly the same securities as underlie the index and, as a result, bears a risk that the value of the securities held will vary from the value of the index.

         Even if a Portfolio could assemble a securities portfolio that exactly reproduced the composition of the underlying index, it still would not be fully covered from a risk standpoint because of the "timing risk" inherent in writing index options. When an index option is exercised, the amount of cash that the holder is entitled to receive is determined by the difference between the exercise price and the closing index level on the date when the option is exercised. As with other kinds of options, the Portfolio, as the call writer, will not know that it has been assigned until the next business day at the earliest. The time lag between exercise and notice of assignment poses no risk for the writer of a covered call on a specific underlying security, such as common stock, because there the writer's obligation is to deliver the underlying security, not to pay its value as of a fixed time in the past. So long as the writer already owns the underlying security, it can satisfy its settlement obligations by simply delivering it, and the risk that its value may have declined since the exercise date is borne by the exercising holder. In contrast, even if the writer of an index call holds securities that exactly match the composition of the underlying index, it will not be able to satisfy its assignment obligations by delivering those securities against payment of the exercise price. Instead, it will be required to pay cash in an among based on the closing index value on the exercise date; and by the time it learns that it has been assigned, the index may have declined, with a corresponding decline in the value of its securities portfolio. This "timing risk" is an inherent limitation on the ability of index call writers to cover their risks exposure by holding securities positions.

         If a Portfolio has purchased an index option and exercises it before the closing index value for that day is available, it runs the risk that the level of the underlying index may subsequently change. If such a change causes the exercised option to fall out-of-the money, the Portfolio will be required to pay the difference between the closing index value and the exercise price of the option (times the applicable multiplier) to the assigned writer.

     Interest Rate, Currency and Stock Index Futures Contracts

         Each Portfolio may enter into interest rate or currency futures contracts, and may enter into stock index futures contracts (collectively, "Futures" or "Futures Contracts"), as a hedge against changes in prevailing levels of interest rates, currency exchange rates or stock price levels in order to establish more definitely the effective return on securities or currencies held or intended to be acquired by that
     Portfolio. A Portfolio's hedging may include sales of Futures as an offset against the effect of expected increases in interest rates, and decreases in currency exchange rates and stock prices, and purchases of Futures as an offset against the effect of expected declines in interest rates, and increases in currency exchange rates or stock prices.

         Each Portfolio only will enter into Futures Contracts that are traded on futures exchanges and are standardized as to maturity date and underlying financial instrument. Futures exchanges and trading thereon in the United States are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC"). Futures are exchanged in London at the London International Financial Futures Exchange.

         Although techniques other than sales and purchases of Futures Contracts could be used to reduce a Portfolio's exposure to interest rate, currency exchange rate and stock market fluctuations, that Portfolio may be able to hedge exposure more effectively and at a lower cost through using Futures Contracts.

         A Futures Contract provides for the future sale by one party and purchase by another party of a specified amount of a specific financial instrument (security or currency) for a specified price at a designated date, time and place. A stock index Futures Contract provides for the delivery, at a designated date, time and place, of an amount of cash equal to a specified dollar amount times the difference between the stock index value at the close of trading on the contract and the price at which the Futures Contract is originally struck; no physical delivery of stocks comprising the index is made. Brokerage fees are incurred when a Futures Contract is bought or sold, and margin deposits must be maintained at all times the Futures Contract is outstanding.

         Although Futures Contracts typically require future delivery of and payment for financial instruments or currencies, Futures Contracts usually are closed out before the delivery date. Closing out an open Futures Contract sale or purchase is effected by entering into an offsetting Futures Contract purchase or sale, respectively, for the same aggregate amount of the identical financial instrument or currency and the same delivery date. If the offsetting purchase price is less than the original sale price, a Portfolio would realize a gain; if it is more, a Portfolio realizes a loss. Conversely, if the offsetting sale price is more than the original purchase price, a Portfolio realizes a gain; if it is less, a Portfolio realizes a loss. The transaction costs also must be included in these calculations. There can be no assurance, however, that a Portfolio will be able to enter into an offsetting transaction with respect to a particular Futures Contract at a particular time. If a Portfolio is not able to enter into an offsetting transaction, that Portfolio will continue to be required to maintain the margin deposits on the Futures Contract.

         As an example of an offsetting transaction, the contractual obligations arising from the sale of one Futures Contract of September Deutschemarks on an exchange may be fulfilled at any time before delivery under  the  Futures Contract  is  required (i.e.,  on  a specified  date in
     September, the "delivery month") by the purchase of another Futures Contract of September Deutschemarks on the same exchange. In such instance, the difference between the price at which the Futures Contract was sold and the price paid for the offsetting purchase, after allowance for transaction costs, represents the profit or loss to a Portfolio.

         Each Portfolio's Futures transactions will be entered into for hedging purposes; that is, Futures Contracts will be sold to protect against a decline in the price of securities or currencies that a Portfolio owns, or Futures Contracts will be purchased to protect a Portfolio against an increase in the price of securities or currencies it has committed to purchase or expects to purchase.

         "Margin" with respect to Futures Contracts is the amount of funds that must be deposited by a Portfolio in order to initiate Futures trading and to maintain that Portfolio's open positions in Futures Contracts. A margin deposit made when the Futures Contract is entered into ("initial margin") is intended to assure a Portfolio's performance under the Futures Contract. The margin required for a particular Futures Contract is set by the exchange on which the Futures Contract is traded and may be modified significantly from time to time by the exchange during the term of the Futures Contract.

         Subsequent payments, called "variation margin," to and from the futures commission merchant through which the Portfolio entered into the Futures Contract will be made on a daily basis as the price of the underlying security, currency or index fluctuates making the Futures Contract more or less valuable, a process known as marking-to-market.

         Risks of Using Futures Contracts. The prices of Futures Contracts are volatile and are influenced, among other things, by actual and anticipated changes in interest rates, and currency exchange rates, and in stock market movements, which in turn are affected by fiscal and monetary policies and national and international political and economic events.

         There is a risk of imperfect correlation between changes in prices of Futures Contracts and prices of the securities or currencies in a Portfolio's portfolio being hedged. The degree of imperfection of correlation depends upon circumstances such as: variations in speculative market demand for Futures and for securities or currencies, including technical influences in Futures trading; and differences between the financial instruments being hedged and the instruments underlying the standard Futures Contracts available for trading. A decision of whether, when, and how to hedge involves skill and judgment, and even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or interest or currency rate trends.

         Because of the low margin deposits required, Futures trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a Futures Contract may result in immediate and substantial loss, as well as gain, to the investor. For example, if at the time of purchase, 10% of the value of the Futures Contract is deposited as margin, a subsequent 10% decrease in the value of the Futures Contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, if the Futures Contract were closed out. Thus, a purchase or sale of a Futures Contract may result in losses in excess of the amount invested in the Futures Contract.

         Most U.S. Futures exchanges limit the amount of fluctuation permitted in Futures Contract and options on Futures Contracts prices during a single trading day. The daily limit establishes the maximum amount that the price of a Futures Contract or option may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of Futures Contract or option, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures Contract and option prices occasionally have moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some traders to substantial losses.

         If a Portfolio were unable to liquidate a Futures or option on Futures position due to the absence of a liquid secondary market or the imposition of price limits, it could incur substantial losses. The Portfolio would continue to be subject to market risk with respect to the position. In addition, except in the case of purchased options, the Portfolio would continue to be required to make daily variation margin payments and might be required to maintain the position being hedged by the Future or option or to maintain cash or securities in a segregated account.

         Certain characteristics of the Futures market might increase the risk the movements in the prices of Futures Contracts or options on Futures might  not  correlate  perfectly  with  movements  in  the  prices  of  the investments being hedged. For example, all participants in the Futures and options on Futures markets are subject to daily variation margin calls and might be compelled to liquidate Futures or options on Futures positions whose prices are moving unfavorably to avoid being subject to further calls. These liquidations could increase price volatility of the instruments and distort the normal price relationship between the Futures or options and the investments being hedged. Also, because initial margin deposit requirements in the Futures market are less onerous than margin requirements in the securities markets, there might be increased participation by speculators in the Futures markets. This participation also might cause temporary price distortions. In addition, activities of large traders in both the Futures and securities markets involving arbitrage, "program trading" and other investment strategies might result in temporary price distortions.

     Options on Futures Contracts

         Options on Futures Contracts are similar to options on securities or currencies except that options on Futures Contracts give the purchaser the right, in return for the premium paid, to assume a position in a Futures Contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the Futures position by the writer of the option to the holder of the option will be accompanied by delivery of the accumulated balance in the writer's Futures margin account, which represents the amount by which the market price of the Futures Contract, at exercise, exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the Futures Contract. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash equal to the difference between the exercise price of the option and the closing level of the securities, currencies or index upon which the Futures Contract is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

         The purchase of call options on Futures can serve as a long hedge, and the purchase of put options on Futures can serve as a short hedge. Writing call option on Futures can serve as a limited short hedge, and writing put options on Futures can serve as a limited long hedge, using a strategy similar to that used for writing options on securities, foreign currencies or indices.

         If a Portfolio writes an option on a Futures Contract, it will be required to deposit initial and variation margin pursuant to requirements similar to those applicable to Futures Contracts. Premiums received from the writing of an option on a Futures Contract are included in the initial margin deposit.

         A Portfolio may seek to close out an option position by selling an option covering the same Futures Contract and having the same exercise price and expiration date. The ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market.

     Limitations on Use of Futures, Options on Futures and Certain Options on Currencies


         To the extent that a Portfolio enters into Futures Contracts, options on Futures Contracts, and options on foreign currencies traded on a CFTC-regulated exchange, in each case other than for bona fide hedging purposes (as defined by the CFTC), the aggregate initial margin and premiums required to establish those positions (excluding the amount by which options are "in-the-money") will not exceed 5% of the liquidation value of the Portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into. In general, a call option on a Futures Contract is "in-the-money" if the value of the underlying Futures Contract exceeds the strike, i.e., exercise price of the call; a put option on a Futures Contract is in-the-money if the value of the underlying Futures Contract is exceeded by the strike price of the put. This guideline may be modified by the Master Portfolio's Board of Trustees without a shareholder vote. This limitation does not limit the percentage of a Portfolio's assets at risk to 5%.

     Forward Currency Contracts

         A Forward Contract is an obligation, usually arranged with a commercial bank or other currency dealer, to purchase or sell a currency against another currency at a future date and price as agreed upon by the parties. A Portfolio either may accept or make delivery of the currency at the maturity of the Forward Contract. A Portfolio also may, if its contra party agrees, prior to maturity, enter into a closing transaction involving the purchase or sale of an offsetting contract.

         A Portfolio engages in forward currency transactions in anticipation of, or to protect itself against, fluctuations in exchange rates. A Portfolio might sell a particular foreign currency forward, for example, when it holds bonds denominated in a foreign currency but anticipates, and seeks to be protected against, a decline in the currency against the U.S. dollar. Similarly, a Portfolio might sell the U.S. dollar forward when it holds bonds denominated in U.S. dollars but anticipates, and seeks to be protected against, a decline in the U.S. dollar relative to other currencies. Further, a Portfolio might purchase a currency forward to "lock in" the price of securities denominated in that currency that it anticipates purchasing.

         Forward Contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A Forward Contract generally has no deposit requirement, and no commissions are charged at any stage for trades. Each Portfolio will enter into such Forward Contracts with major U.S. or foreign banks and securities or currency dealers in accordance with guidelines approved by the Master Portfolio's Board of Trustees.

         A Portfolio may enter into Forward Contracts either with respect to specific transactions or with respect to overall investments of that Portfolio. The precise matching of the Forward Contract amounts and the value of specific securities generally will not be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the Forward Contract is entered into and the date it matures. Accordingly, it may be necessary for a Portfolio to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency that Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency that a Portfolio is obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward Contracts involve the risk that anticipated currency movements will not be predicted accurately, causing a Portfolio to sustain losses on these contracts and transaction costs.

         At or before the maturity of a Forward Contract requiring a Portfolio to sell a currency, that Portfolio either may sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which that Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, that Portfolio may close out a Forward Contract requiring it to purchase a specified currency by, if its contra party agrees, entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. That Portfolio would realize a gain or loss as a result of entering into such an offsetting Forward Contract under either circumstance to the extent the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

         The cost to a Portfolio of engaging in Forward Contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because Forward Contracts usually are entered into on a principal basis, no fees or commissions are involved. The use of Forward Contracts does not eliminate fluctuations in the prices of the underlying securities a Portfolio owns or intends to acquire, but it does establish a rate of exchange in advance. In addition, while Forward Contract sales limit the risk of loss due to a decline in the value of the hedged currencies, they also limit any potential gain that might result should the value of the currencies increase.

         Foreign Currency Strategies - Special Considerations. A Portfolio may use options on foreign currencies, Futures on foreign currencies, options on Futures on foreign currencies and Forward Contracts to hedge against movements in the values of the foreign currencies in which the Portfolio's securities are denominated. Such currency hedges can protect against price movements in a security that the Portfolio owns or intends to acquire that are attributable to changes in the value of the currency in which it is denominated. Such hedges do not, however, protect against price movements in the securities that are attainable to other causes.

         A Portfolio might seek to hedge against changes in the value of a particular currency when no Futures Contract, Forward Contract or option involving that currency is available or one of such contracts is more expensive than certain other contracts. In such cases, the Portfolio may hedge against price movements in that currency by entering into a contract on another currency or basket of currencies, the values of which LGT Asset Management believes will have a positive correlation to the value of the currency being hedged. The risk that movements in the price of the contract will not correlate perfectly with movements in the price of the currency being hedged is magnified when this strategy is used.

         The value of Futures Contracts, options on Futures Contracts, Forward Contracts and options on foreign currencies, depends on the value of the underlying currency relative to the U.S. dollar. Because foreign currency transactions occurring in the interbank market might involve substantially larger amounts than those involved in the use of Futures Contracts,

     Forward Contracts or options, the Portfolio could be disadvantaged by dealing in the odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

         There is no systematic reporting of last sale information for foreign currencies or any regulatory requirements that quotations available through dealers or other market sources be firm or revised on a timely basis. Quotation information generally is representative of very large transactions in the interbank market and thus might not reflect odd-lot transactions where rates might be less favorable. The interbank market in foreign currencies is a global, round-the-clock market. To the extent the U.S. options or Futures markets are closed while the markets for the underlying currencies remain open, significant price and rate movements might take place in the underlying markets that cannot be reflected in the markets for the Futures contracts or options until they reopen.

         Settlement of Futures Contracts, Forward Contracts and options involving foreign currencies might be required to take place within the country issuing the underlying currency. Thus, the Portfolio might be required to accept or make delivery of the underlying foreign currency in accordance with any U.S. or foreign regulations regarding the maintenance of foreign banking arrangements by U.S. residents and might be required to pay any fees, taxes and charges associated with such delivery assessed in the issuing country.

         Cover. Transactions using Forward Contracts, Futures Contracts and options (other than options that a Portfolio has purchased) expose the Portfolio to an obligation to another party. A Portfolio will not enter into any such transactions unless it owns either (1) an offsetting ("covered") position in securities, currencies, or other options, Forward Contracts or Futures Contracts, or (2) cash, receivables and short-term debt securities with a value sufficient at all times to cover its potential obligations not covered as provided in (1) above. Each Portfolio will comply with SEC guidelines regarding cover for these instruments and, if the guidelines so require, set aside cash, U.S. government securities or other liquid, high-grade debt securities in a segregated account with its custodian in the prescribed amount.

         Assets used as cover or held in a segregated account cannot be sold while the position in the corresponding Forward Contract, Futures Contract or option is open, unless they are replaced with other appropriate assets. If a large portion of a Portfolio's assets are used for cover or segregated accounts, it could affect portfolio management or the Portfolio's ability to meet redemption requests or other current obligations.

     Portfolio Trading and Turnover

         Although each Portfolio generally does not intend to trade for short-term profits, the securities held by a Portfolio will be sold whenever LGT Asset Management believes it is appropriate to do so, without regard to the length of time a particular security may have been held. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs that a Portfolio will bear directly.


         For  the fiscal  period May  31, 1994  (commencement of  operations) to
     October 31, 1994, and for the fiscal year ended October 31, 1995, the portfolio turnover rates for the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio were 53% and 17%, 18% and 45%, and 137% and 87%, respectively. For the fiscal period December 30, 1994 (commencement of operations) to October 31, 1995, the portfolio turnover rate for the Consumer Products and Services Portfolio was 200%.

                                Investment Limitations

         Each Portfolio has adopted the following fundamental investment limitations which (unless otherwise noted) may not be changed without approval by the holders of the lesser of (i) 67% of the total beneficial interests of that Portfolio represented at a meeting at which more than 50% of the total beneficial interests of that Portfolio are represented, or (ii) more than 50% of the total beneficial interests of that Portfolio.

         Each Portfolio may not:

         (1)  Buy   or  sell   real  estate   (including  real   estate  limited
     partnerships); however, each Portfolio may invest in debt securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein, including real estate investment trusts;

         (2) Buy or sell commodities or commodity contracts, except that each Portfolio may purchase and sell financial and currency futures contracts and options thereon, and may purchase and sell currency forward contracts, options on foreign currencies and may otherwise engage in other transactions in foreign currencies;

         (3) Underwrite securities of other issuers, except to the extent that the disposal of an investment position may technically cause it to be considered an underwriter as that term is defined under the Securities Act of 1933;

         (4)  Make  loans;  except   that  each  Portfolio  may  purchase   debt
     securities and enter into repurchase agreements and may make loans of portfolio securities;

         (5) Purchase securities on margin, provided that each Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities; except that it may make margin deposits in connection with futures contracts;

         (6) Borrow money except from banks in excess of 33-1/3% of the value of that Portfolio's total assets, including the amount borrowed, less all liabilities and indebtedness (other than borrowing). This restriction shall not prevent any Portfolio from entering into reverse repurchase agreements, provided that reverse repurchase agreements, and any other transactions constituting borrowing by that Portfolio may not exceed one-third of that Portfolio's total assets. Transactions involving options, futures contracts, options on futures contracts and forward currency contracts and collateral arrangements relating thereto will not be deemed to be borrowings;

         (7) Mortgage, pledge, or hypothecate any of its assets, provided that this restriction shall not apply to the transfer of securities in connection with any permissible borrowing or to collateral arrangements in connection with permissible activities; or

         (8) Invest in direct interests or leases in oil, gas, or other mineral exploration or development programs; however, each Portfolio may invest in the securities of companies that engage in these activities.

         Each Portfolio is classified as a "diversified" portfolio under the 1940 Act. This means that, with respect to 75% of those Portfolio's total assets, no more than 5% will be invested in the securities of any one issuer, and each Portfolio will purchase no more than 10% of the outstanding voting securities of any one issuer.

         Further investment or operating policies of each Portfolio, which may be changed by action of the Master Portfolio's Board of Trustees without investor approval, are that each Portfolio will not:

                 (1) Invest in securities of an issuer if the investment would cause that Portfolio to own more than 10% of any class of securities of any one issuer;

                 (2) Invest in companies for the purpose of exercising control or management;

                 (3)     Invest  more  than  15%  of  its  total  assets   in
         illiquid securities, including securities that are illiquid by virtue of the absence of a readily available market;

                 (4)     Invest  more  than   5%  of  its  total  assets   in
         securities of companies having, together with their predecessors, a record of less than three years of continuous operation;

                 (5) Purchase or retain the securities of any issuer, if the individual officers and Trustees of the Master Portfolio, or of the Portfolio's investment adviser, or distributor, each owning beneficially more than 1/2 of 1% of the securities of such issuer, together own more than 5% of the securities of such issuer.

                 (6) Enter into a futures contract, an options on a futures contract, or an option on foreign currency traded on a CFTC-regulated exchange, in each cash other than for bona fide hedging purposes (as defined by the CFTC), if the aggregate initial margin and premiums required to establish all of those positions (excluding the amount by which options are "in-the-money") exceeds 5% of the liquidation value of the Portfolio's portfolio, after taking into account unrealized profits and unrealized losses on any contracts the Portfolio has entered into;

                 (7) Borrow money except for temporary or emergency purposes (not for leveraging) in excess of 33 1/3% of the value of that Portfolio's total assets (while borrowings exceed 5% of the Infrastructure Portfolio's and Natural Resources Portfolio's total assets, such Portfolios will not make any additional investments); or

                 (8) Invest more than 10% of its total assets in shares of other investment companies and may not invest more than 5% of its total assets in any one investment company or acquire more than 3% of the outstanding voting securities of any one investment company.

     Item 14.  Management of the Portfolios.
     --------------------------------------
         Trustees and Executive Officers. The Portfolio's By-Laws authorize a Board of Trustees of a minimum two persons, as fixed by the Board of Trustees. Trustees normally are elected by the interestholders; however, a majority of remaining Trustees may fill Trustee vacancies caused by resignation, death or expansion of the Board.

         The Master Portfolio's Trustees and executive officers are listed below.

     <CAPTION
       Names, Position(s) with                  Principal Occupations and Business
       the Portfolios and Address               Experience for the Past 5 Years
       --------------------------               ----------------------------------



       David A. Minella*, 43                    Director of Liechtenstein Global Trust (holding company of
       Trustee, Chairman of the Board and       the various international LGT companies) since 1990;
       President                                President of the Asset Management Division, Liechtenstein
       50 California Street                     Global Trust since 1995; Director and President of LGT Asset
       San Francisco, CA  94111                 Management Holdings, Inc. ("LGT Asset Management Holdings")
                                                since 1988; Director and President of LGT Asset Management since 1989; Director of GT Global since 1987 and President of GT Global from 1987 to 1995; Director of GT Services
                                                since 1990; President of GT Services from 1990 to 1995;
                                                Director of G.T. Global Insurance Agency, Inc. ("G.T.
                                                Insurance") since 1992, and President of G.T. Insurance from
                                                1992 to 1995. Mr. Minella also is a director or trustee of each of the other investment companies registered under the
                                                1940 Act that is managed or administered by LGT Asset
                                                Management.



       C. Derek Anderson, 54                    Chief Executive Officer of Anderson Capital Management,
       Trustee                                  Inc.; Chairman and Chief Executive Officer of Plantagenet
       220 Sansome Street                       Holdings, Ltd. from 1991 to present; Director, Munsingwear,
       Suite 400                                Inc.; Director, American Heritage Group Inc. and various
       San Francisco, CA 94104                  other companies. Mr. Anderson also is a director or trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by LGT Asset
                                                Management.



       Frank S. Bayley, 55                      A Partner with Baker & McKenzie (a law firm); Director and
       Trustee                                  Chairman of C.D. Stimson Company (a private investment
       Two Embarcadero Center                   company); and Trustee, Seattle Art Museum. Mr. Bayley also
       San Francisco, CA 94111                  is a director or trustee of each of the other investment
                                                companies registered under the 1940 Act that is managed or administered by LGT Asset Management.









                                         B-26






       Names, Position(s) with                  Principal Occupations and Business
       the Portfolios and Address               Experience for the Past 5 Years
       --------------------------               ----------------------------------

       Arthur C. Patterson, 51                  Managing Partner of Accel Partners (a venture capital firm).
       Trustee                                  He also serves as a director of various computing and
       One Embarcadero Center                   software companies. Mr. Patterson also is a director or
       Suite 3820                               trustee of each of the other investment companies registered
       San Francisco, CA 94111                  under the 1940 Act that is managed or administered by LGT
                                                Asset Management.



       Ruth H. Quigley, 60                      Private investor.  From 1984 to 1986, Miss Quigley was
       Trustee                                  President of Quigley Friedlander & Co., Inc. (a financial
       1055 California Street                   advisory services firm).  Ms. Quigley also is a director or
       San Francisco, CA  94108                 trustee of each of the other investment companies registered under the 1940 Act that is managed or administered by LGT
                                                Asset Management.



       F. Christian Wignall, 39                 Director of LGT Asset Management Holdings since 1989, Senior
       Vice President and Chief Investment      Vice President, Chief Investment Officer - Global Equities
       Officer - Global Equities                and a Director of LGT Asset Management since 1987, and
       50 California Street                     Chairman of the Investment Policy Committee of the
       San Francisco, CA  94111                 affiliated international LGT companies since 1990.



       James R. Tufts, 37                       President of GT Services since 1995; from 1994 to 1995
       Vice President and                       Senior Vice President - Finance and Administration of GT
       Chief Financial Officer                  Global, GT Services and G.T. Insurance.  Senior Vice
       50 California Street                     President - Finance and Administration of LGT Asset
       San Francisco, CA  94111                 Management Holdings and LGT Asset Management since 1994.
                                                From 1990 to 1994, Mr. Tufts was Vice President - Finance of
                                                LGT Asset Management Holdings, LGT Asset Management, GT
                                                Global and GT Services.  He was Vice President - Finance of
                                                G.T. Insurance from 1992 to 1994; and a Director of LGT
                                                Asset Management, GT Global and GT Services since 1991.




       Kenneth W. Chancey, 50                   Vice President - Mutual Fund Accounting of LGT Asset
       Vice President and Principal             Management since 1992.  Mr. Chancey was Vice President of
       Accounting Officer                       Putnam Fiduciary Trust Company from 1989 to 1992.
       50 California Street
       San Francisco, CA  94111




                                         B-27






       Names, Position(s) with                  Principal Occupations and Business
       the Portfolios and Address               Experience for the Past 5 Years
       --------------------------               ----------------------------------

       Helge K. Lee, 49                         Senior Vice President and General Counsel of LGT Asset
       Vice President and Secretary             Management Holdings, Inc., LGT Asset Management, GT Global,
       50 California Street                     GT Services, and G.T. Insurance since February 1996.  Senior
       San Francisco, CA  94111                 Vice President, Secretary and General Counsel of LGT Asset
                                                Management Holdings, LGT Asset Management, GT Global, GT
                                                Services and G.T. Insurance from May 1994 to February 1996.
                                                Mr. Lee was the Senior Vice President, General Counsel and
                                                Secretary of Strong/Corneliuson Management, Inc. and
                                                Secretary of each of the Strong Funds from October 1991
                                                through May 1994.  For more than five years prior to October
                                                1991, he was a shareholder in the law firm of Godfrey &
                                                Kahn, S.C., Milwaukee, Wisconsin.



       Peter R. Guarino, 36                     Secretary of LGT Asset Management Holdings, LGT Asset
       Assistant Secretary                      Management, GT Global, GT Services and G.T. Insurance since
       50 California Street                     February 1996.  Assistant General Counsel of G.T. Insurance
       San Francisco, CA  94111                 since 1992 and Assistant General Counsel of LGT Asset
                                                Management Holdings, Inc., LGT Asset Management, GT Global
                                                and GT Services since 1991.  From 1989 to 1991, Mr. Guarino was an attorney at The Dreyfus Corporation.



       David J. Thelander, 40                   Vice President of LGT Asset Management Holdings, LGT Asset
       Assistant Secretary                      Management, GT Global, GT Services and G.T. Insurance since
       50 California Street                     February 1996.  Mr. Thelander has been an Assistant General
       San Francisco, CA  94111                 Counsel of LGT Asset Management since January 1995.  Mr.
                                                Thelander was an associate at the law firm of Kirkpatrick &
                                                Lockhart LLP from 1993 to 1994.  Prior thereto, he was an
                                                attorney with the U.S. Securities and Exchange Commission.







     * Mr. Minella is an "interested person" of the Company as defined by the 1940 Act due to his affiliation with the LGT companies.


     The Board of  Trustees has a  Nominating and Audit  Committee, composed  of
     Miss Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of the Company and its funds and recommending firms to serve as independent auditors of the Company. Each of the Trustees and officers of the Company is also a Director and officer of G.T. Global Developing Markets Fund, Inc., and a Trustee and officer of G.T. Global Growth Series, G.T. Greater Europe Fund, G.T. Global Variable Investment Trust, G.T. Global Variable Investment Series, Global Investment Portfolio (of which the Portfolios are subtrusts), Growth Portfolio and Global High Income Portfolio, which also are registered investment companies managed by LGT Asset Management. Each Trustee and Officer serves in total as a
     Director and/or Trustee and officer, respectively, of 10 registered investment companies with 40 series managed or administered by LGT Asset Management.


         Each Trustee who is not a director, officer or employee of LGT Asset Management or any affiliated company is paid an annual fee of $5,000 a year, plus $300 for each meeting of the Board attended, and is reimbursed travel and other expenses incurred in connection with attending Board meetings. Other Trustees and officers receive no compensation or expense reimbursement from the Master Portfolio. For the fiscal year ended October 31, 1995, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley were each paid Trustees' fees and expense reimbursements of $1,366.71 by the Financial Services Portfolio, $1,366.64 by the Infrastructure Portfolio and $1,366.65 by the Natural Resources Portfolio. For the fiscal year ended October 31, 1995, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of LGT Asset Management or any affiliated company, each received total compensation of $92,176.78, $87,868.64, $92,260.90 and $86,957.55,
     respectively, from the 40 investment companies managed and/or administered by LGT Asset Management for which he or she serves as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits. As of the date of this filing, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.

         The Declaration of Trust provides that each Portfolio will indemnify its Trustees and officers as described below under Item 18.

     Item 15.  Control Persons and Principal Holders of Beneficial Interests.
     -----------------------------------------------------------------------

         As of the date of this filing, GT Global Financial Services Fund, GT Global Natural Resources Fund, GT Global Infrastructure Fund and GT Global Consumer Products and Services Fund (each a "Fund," collectively, "Funds") owned 99.9%, 99.9%, 99.9% and 99.9% of the value of the outstanding beneficial interests in Global Financial Services Portfolio, Global Natural Resources Portfolio, Global Infrastructure Portfolio and Global Consumer Products and Services Portfolio, respectively. Because currently each Fund controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

         Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.

     Item 16.  Investment Advisory and Other Services.
     -------------------------------------------------

         Investment Management and Administration. LGT Asset Management serves as the Portfolios' investment manager under an Investment Management and Administration Contract ("Management Contract"). As investment manager, LGT Asset Management makes all investment decisions for the Portfolios and administers each Portfolio's affairs. LGT Asset Management provides a continuous investment program for each Portfolio, including investment research and management with respect to all securities and cash equivalents of each Portfolio. LGT Asset Management will determine from time to time what securities and other investments will be purchased, retained or sold by each Portfolio, and the brokers and dealers through whom trades will be executed. Among other things, LGT Asset Management furnishes the services and pays the compensation and travel expenses of persons who perform the executive, administrative, clerical and bookkeeping functions of each Portfolio and provides suitable office space, necessary small office equipment and utilities. For these services, each Portfolio pays LGT Asset Management investment management and administration fees, based on the average daily net assets, at the annualized rate of 0.725% on the first $500 million, 0.70% on the next $500 million, 0.675% on the next $500 million, and 0.65% on all amounts thereafter.


         The Management Contract may be renewed for one-year terms, provided that any such renewal has been specifically approved at least annually by:
     (i) the Master Portfolio's Board of Trustees, or by the vote of a majority of the Portfolios' outstanding voting interests (as defined in the 1940 Act), and (ii) a majority of Trustees who are not parties to the Management Contract or "interested persons" of any such party (as defined in the 1940 Act), cast in person at a meeting called for the specific purpose of voting on such approval. The Management Contract provides that with respect to a Portfolio either that Portfolio or LGT Asset Management may terminate the Management Contract without penalty upon sixty days' written notice to the other party. The Management Contract terminates automatically in the event of its assignment (as defined in the 1940 Act). For the period May 31, 1994 (commencement of operations) to October 31, 1994, Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio paid net investment management and administration fees of $0, $3,021 and $0, respectively to LGT Asset Management, reflecting reimbursement by LGT Asset Management of investment management and administration fees payable by the Financial Services Portfolio, Infrastructure Portfolios and Natural Resources Portfolio in the amounts of $8,249, $48,901, and $28,500, respectively. For the fiscal year ended

     October 31, 1995, the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio paid LGT Asset Management investment management and administration fees of $51,353, $601,421 and $213,856, respectively. For the period December 30, 1994 (commencement of operations) through October 31, 1995, the Consumer Products and Services Portfolio paid LGT Asset Management investment management and administration fees of $16,284.


         Custodian.   State Street Bank and  Trust Company, 225 Franklin Street,
     Boston, Massachusetts 02110, is custodian of each Portfolio's assets.

         Independent   Accountants.     The   Master   Portfolio's   independent
     accountants  are  Coopers &  Lybrand,  One  Post   Office  Square,  Boston,
     Massachusetts 02109.

     Item 17.  Brokerage Allocation and Other Practices.
     ---------------------------------------------------

         Subject to policies established by the Master Portfolio's Board of Trustees, LGT Asset Management is responsible for the execution of each Portfolio's securities transactions and the selection of broker/dealers who execute such transactions on behalf of each Portfolio. In executing portfolio transactions, LGT Asset Management seeks the best net results for each Portfolio, taking into account such factors as the price (including the applicable brokerage commission or dealer spread), size of the order, difficulty of execution and operational facilities of the firm involved. While LGT Asset Management generally seeks reasonably competitive commission rates and spreads, payment of the lowest commission or spread is not necessarily consistent with the best net results. While the Portfolios may engage in soft dollar arrangements for research services, as described below, the Portfolios have no obligation to deal with any broker/dealers in the execution of portfolio transactions.


         Consistent with the interests of the Portfolios, LGT Asset Management may select brokers to execute the Portfolios' portfolio transactions on the basis of the research and brokerage services they provide to LGT Asset Management for its use in managing the Portfolios and its other advisory accounts. Such services may include furnishing analyses, reports and information concerning issuers, industries, securities, geographic regions, economic factors and trends, portfolio strategy, and performance of accounts; and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement). Research and brokerage services received from such brokers are in addition to, and not in lieu of, the services required to be performed by LGT Asset Management under the Management Contract (defined below). A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that LGT Asset Management determines in good faith that such commission is reasonable in terms either of that particular transaction or the overall responsibility of LGT Asset Management to the Portfolios and its other clients and that the total commissions paid by the Portfolios will be reasonable in relation to the benefits received by the Portfolios over the long term. Research services may also be received from dealers who execute portfolio transactions.


         LGT Asset Management may allocate brokerage transactions to broker/dealers who have entered into arrangements under which the broker/dealer allocates a portion of the commissions paid by the Portfolios toward payment of the Portfolios' expenses, such as transfer agent and custodian fees.


         Investment decisions for each Portfolio and for other investment accounts managed by LGT Asset Management are made independently of each other in light of differing conditions. However, the same investment decision occasionally may be made for two or more of such accounts, including a Portfolio. In such cases simultaneous transactions may occur. Purchases or sales are then allocated as to price or amount in a manner deemed fair and equitable to all accounts involved. While in some cases this practice could have a detrimental effect upon the price or value of the security as far as a Portfolio is concerned, in other cases LGT Asset Management believes that coordination and the ability to participate in volume transactions will be beneficial to that Portfolio.


         Under a policy adopted by the Master Portfolio's Board of Trustees, and subject to the policy of obtaining the best net results, LGT Asset Management may consider a broker/dealer's sale of the shares of the mutual funds for which LGT Asset Management serves as investment manager in selecting  brokers  and  dealers  for  the  execution  of  the  Portfolios'
     portfolio transactions. This policy does not imply a commitment to execute portfolio transactions through all broker/dealers that sell shares of such other funds.

         Each Portfolio contemplates purchasing most foreign equity securities in over-the-counter markets or stock exchanges located in the countries in which the respective principal offices of the issuers of the various securities are located, if that is the best available market. The fixed commissions paid in connection with most such foreign stock transactions generally are higher than negotiated commissions on United States transactions. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States. Foreign security settlements may in some instances be subject to delays and related administrative uncertainties.

         Foreign equity securities may be held by each Portfolio in the form of ADRs, ADSs, CDRs or EDRs or securities convertible into foreign equity securities. ADRs, ADSs, CDRs and EDRs may be listed on stock exchanges, or traded in the over-the-counter markets in the United States or Europe, as the case may be. ADRs, like other securities traded in the United States, will be subject to negotiated commission rates. The foreign and domestic debt securities and money market instruments in which a Portfolio may invest generally are traded in the over-the-counter markets.

           Each Portfolio contemplates that, consistent with the policy of obtaining the best net results, brokerage transactions may be conducted through certain companies that are members of the BIL GT Group. The Master Portfolio's Board of Trustees has adopted procedures in conformity with Rule 17e-1 under the 1940 Act to ensure that all brokerage commissions paid to such affiliates are reasonable and fair in the context of the market in which they are operating. Any such transactions will be effected and related compensation paid only in accordance with applicable SEC regulations. For the fiscal period May 31, 1994 (commencement of operations) to October 31, 1994, the Financial Services Portfolio,
     Infrastructure Portfolio and Natural Resources Portfolio paid aggregate brokerage commissions of $18,145, $111,512 and $132,572, respectively. For the fiscal year ended October 31, 1995, the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio paid aggregate brokerage commissions of $38,814, $122,399, and $90,630, respectively. For the period December 30, 1994 (commencement of operations) to October 31, 1995, the Consumer Products and Services Portfolio paid aggregate brokerage commissions of $17,605.

         Although each Portfolio does not intend generally to trade for short-term profits, the securities held by that Portfolio will be sold whenever management believes it is appropriate to do so, without regard to the length of time a particular security may have been held (except to the extent necessary to avoid non-compliance with the "Short-Short Limitation" described in "Tax Status").

         A Portfolio engages in such trading when LGT Asset Management has concluded that the sale of a security owned by that Portfolio and/or the purchase of another security of better value can enhance principal and/or increase income. A security may be sold to avoid any prospective decline in market value, or a security may be purchased in anticipation of a market rise. Consistent with each Portfolio's investment objective, a security may also be sold and a comparable security purchased coincidentally in order to take advantage of what is believed to be a disparity in the normal yield and price relationship between the two securities.


         Each Portfolio anticipates that its annual portfolio turnover rated should not exceed 100%. However, the portfolio turnover rate will not be a limiting factor when management deems portfolio changes appropriate. A 100% portfolio turnover rate would occur if the lesser of the value of purchases or sales of portfolio securities for a Portfolio (excluding purchases of U.S. Treasury and other securities with a maturity at the date of purchase of one year or less) were equal to 100% of the average monthly value of the securities, excluding short-term investments, held by that Portfolio during such year. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs that the Portfolio will bear directly. For the fiscal period May 31, 1994

     (commencement of operations) to October 31, 1994 and for the fiscal year ended October 31, 1995, the portfolio turnover rates for the Financial Services Portfolio, Infrastructure Portfolio and Natural Resources Portfolio were 53% and 17%, 18% and 45% and 137% and 87%, respectively. For the period December 30, 1994 (commencement of operations) to October 31, 1995, the portfolio turnover rate for the Consumer Products and Services Portfolio was 200%.

     Item 18.  Capital Stock and Other Securities.
     ---------------------------------------------

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

         Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. The Master Portfolio is not required to hold annual meetings of investors but the Master Portfolio will hold special meetings of investors when (1) a majority of the Trustees determines to do so; or (2) investors holding at least 10% of the interests in the Master Portfolio (or a Portfolio) request in writing a meeting of investors in the Master Portfolio (or Portfolio). No material amendment may be made to the Master Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Master Portfolio may enter into a merger or consolidation, or sell all or substantially all of its (or a Portfolio's) assets, if approved by the vote of two-thirds of the beneficial interests in the Master Portfolio (or in the Portfolio affected by such action, as the case may be) with the vote of each interestholder being in proportion to the amount of its investment, except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the beneficial interests in the Master Portfolio (or in the Portfolio affected by such action, as the case may
     be) with the vote of each interestholder being in proportion to the amount of their investment, will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of the beneficial interests in such Portfolio (with the vote of each being in proportion to the amount of their investment), or (ii) by the Trustees by written notice to its investors.

         The  Master Portfolio  is organized  as a  New  York common  law trust.
     Investors in each Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by that Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of that Portfolio than its proportionate beneficial interest in such Portfolio. The Declaration of Trust also provides that each Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

         The Declaration of Trust further provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust provides that the trustees and officers will be indemnified by the Master Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Master Portfolio, unless, as to liability to the Master Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Master Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     Item 19.  Purchase, Redemption and Pricing of Securities.
     ---------------------------------------------------------
         Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended ("1933 Act"). See Items 4 and 7 in Part A.

         Each Portfolio determines its net asset value as of the close of regular trading on the NYSE (currently 4:00 p.m. Eastern Time, unless weather, equipment failure or other factors contribute to an earlier closing time). Currently the NYSE is closed on weekends and on certain days relating to the following holidays: New Year's Day, President's Day, Good Friday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas Day. Additions or reductions will be effected at the time of determination of net asset value next following the receipt of an order. Each Portfolio's portfolio securities and other assets are valued as follows:


         Equity securities, including ADRs, ADSs and EDRs, which are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by LGT Asset Management to be the primary market. Securities traded in the over-the-counter market are valued at the last available bid price prior to the time of valuation. Securities and assets for which market quotations are not readily available (including restricted securities which are subject to limitations as to their sale) are valued at fair value as determined in good faith by or under the direction of the Board of Trustees.


         Long-term debt obligations are valued at the mean of representative quoted bid or asked prices for such securities or, if such prices are not available, at prices for securities of comparable maturity, quality and type; however, when LGT Asset Management deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term debt investments are amortized to maturity based on their cost, adjusted for foreign exchange translation, provided such relations represent fair value.


         Options on currencies purchased by a Portfolio are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers, unless a quotation from only one dealer is available, in which case only that dealer's price will be used, in the case of OTC options. The value of each security denominated in a currency other than U.S. dollars will be translated into U.S. dollars at the prevailing market rate as determined by LGT Asset Management on that day.

         Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Trustees. The valuation procedures applied in any specific instance are likely to vary from case to case. However, consideration is generally given to the financial position of the issuer and other fundamental analytical data relating to the investment and to the nature of the restrictions on disposition of the securities (including any registration expenses that might be borne by a Portfolio in connection with such disposition). In addition, specific factors also are generally considered, such as the cost of the investment, the market value of any unrestricted securities of the same class (both at the time of purchase and at the time of valuation), the size of the holding, the prices of any recent transactions or offers with respect to such securities and any available analysts' reports regarding the issuer.

         Any assets or liabilities initially denominated in terms of foreign currencies are translated into U.S. dollars at the official exchange rate or, alternatively, at the mean of the current bid and asked prices of such currencies against the U.S. dollar last quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks. If none of these alternatives is available or none are deemed to provide a suitable methodology for converting a foreign currency into U.S. dollars, the Board of Trustees, in good faith, will establish a conversion rate for such currency.



         European, Far Eastern, or Latin American securities trading may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open and therefore the Portfolios' net asset value is not calculated. The calculation of the Portfolios' net asset value therefore may not take place contemporaneously with the determination of the prices of securities held by the Portfolios. Events affecting the values of securities held by the Portfolios that occur between the time their prices are determined and the close of normal trading on the NYSE will not be reflected in the Portfolios' net asset value unless LGT Asset Management, under the supervision of the Board of Trustees, determines that the particular event would materially affect net asset value. As a result, the Portfolios' net asset value may be significantly affected by such trading on days when an interestholder has no access to a Portfolio.

         Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's net asset value (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in converting these securities into cash. Each Portfolio has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which each Portfolio is obligated to redeem beneficial interests with respect to any one investor during any 90 day period, solely in cash up to the lesser of $250,000 or 1% of the net asset value of that Portfolio at the beginning of the period.

         Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the net asset value of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction
     (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.


     Item 20.  Tax Status.
     ---------------------

         Taxation of the Portfolios


         The Portfolios and their Relationship of the Feeder Funds. Each Portfolio is treated as a separate partnership for federal income tax purposes and is not a "publicly traded partnership." As a result, each Portfolio is not subject to federal income tax; instead, each Feeder Fund, as an investor in its corresponding Portfolio, is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and credits, without regard to whether it has received any cash distributions from the Portfolio. Each Portfolio also is not subject to New York income or franchise tax.


         Because, as noted above, each Feeder Fund is deemed to own a proportionate share of its corresponding Portfolio's assets, and to earn a proportionate share of its corresponding Portfolio's income, for purposes of determining whether the Fund satisfies the requirements to qualify as a RIC, each Portfolio intends to conduct its operations so that its corresponding Fund will be able to satisfy all those requirements.


         Distributions to each Feeder Fund from its corresponding Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the Fund's recognition of any gain or loss for federal income tax purposes, except that (1) gain will be recognized to the extent any cash that is distributed exceeds the Fund's basis for its interest in the Portfolio before the distribution, (2) income or gain will be recognized if the distribution is in liquidation of the Fund's entire interest in its Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio, and (3) loss will be recognized if a liquidation distribution consists solely of cash and/or unrealized receivables. Each Feeder Fund's basis for its interest in its corresponding Portfolio generally will equal the amount of cash and the basis of any property the Fund invests in the Portfolio, increased by the Fund's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the Fund and (b) the Fund's share of the Portfolio's losses.


         Foreign Taxes. Dividends and interest received by a Portfolio may be subject to income, withholding or other taxes imposed by foreign countries and U.S. possessions that would reduce the yield on its securities. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If more than 50% of the value of a Fund's total assets (taking into account, in the case of a Feeder Fund, its proportionate share of its corresponding Portfolio's assets) at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible to, and may, file an election with the Internal Revenue Service that will enable its shareholders, in effect, to receive the benefit of the foreign tax credit with respect to any foreign income taxes paid by it (taking into account, in the case of a Feeder Fund, its proportionate share of those taxes paid by its corresponding Portfolio). Pursuant to the election, a Fund will treat those taxes as dividends paid to its shareholders and each shareholder will be required to (1) include in gross income, and treat as paid by him, his proportionate share of those taxes,
     (2) treat his share of those taxes and of any dividend paid by the Fund that represents income from foreign sources as his own income from those sources, and (3) either deduct the taxes deemed paid by him in computing his taxable income or, alternatively, use the foregoing information in calculating the foreign tax credit against his federal income tax. Each Fund will report to its shareholders shortly after each taxable year their respective shares of the Fund's income (taking into account, in the case of a Feeder Fund, its proportionate share of its corresponding Portfolio's income) from sources within, and taxes paid to, foreign countries and U.S. possessions if it makes this election.


         Passive Foreign Investment Companies. Each Portfolio may invest in the stock of PFICs. A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, a Fund will be subject to federal income tax on a part (or, in the case of a Feeder Fund, its proportionate share of a part) of any "excess distribution" received by it (or, in the case of a Feeder Fund, by its corresponding Portfolio) on the stock of a PFIC or of any gain on the Fund's (or, in the case of a Feeder Fund, its corresponding Portfolio's) disposition of that stock (collectively, "PFIC income"), plus interest thereon, even if the Fund distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the Fund's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.


         If a Portfolio invests in a PFIC and elects to treat the PFIC as a "qualified electing fund" ("QEF"), then in lieu of the foregoing tax and interest obligation, the Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) will be required to include in income each year its pro rata share of the QEF's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss)--which most likely would have to be distributed by that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) to satisfy the Distribution Requirement and to avoid imposition of the Excise Tax-- even if those earnings and gain were not received thereby. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.


         Pursuant to proposed regulations, open-end RICs, such as the Funds, would be entitled to elect to "mark-to-market" their stock in certain PFICs. "Marking-to-market," in this context, means recognizing as gain for each taxable year the excess, as of the end of that year, of the fair market value of each such PFIC's stock over the adjusted basis in that stock (including mark-to-market gain for each prior year for which an election was in effect).


         Options, Futures and Foreign Currency Transactions. The Portfolios' use of hedging transactions such as selling (writing) and purchasing options and Futures and entering into Forward Contracts, involves complex rules that will determine, for federal income tax purposes, the character and timing of recognition of the gains and losses a Portfolio realizes in connection therewith. Income from foreign currencies (except certain gains therefrom that may be excluded by future regulations), and income from transactions in options, Futures and Forward Contracts derived by a Portfolio with respect to its business of investing in securities or foreign currencies, will qualify as permissible income under the Income Requirement for that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund). However, income from the disposition by a Portfolio of options and Futures (other than those on foreign currencies) will be subject to the Short-Short Limitation for that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) if they are held for less than three months. Income from the disposition by a Portfolio of foreign currencies, and options, Futures and Forward Contracts on foreign currencies, that are not directly related to its principal business of investing in securities (or options and Futures with respect thereto) also will be subject to the Short-Short Limitation for that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) if they are held for less than three months.

         If a Portfolio satisfies certain requirements, any increase in value of a position that is part of a "designated hedge" will be offset by any decrease in value (whether realized or not) of the offsetting hedge for purposes of determining whether that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) satisfies the Short-Short Limitation. Thus, only the net gain (if any) from the designated hedge will be included in gross income for purposes of that limitation. Each Portfolio intends that, when it engages in hedging transactions, it will qualify for this treatment, but at the present time it is not clear whether this treatment will be available for all of those transactions. To the extent this treatment is not available, a Portfolio may be forced to defer the closing out of certain options, Futures, Forward Contracts on foreign currency positions beyond the time when it otherwise would be advantageous to do so, in order for that Portfolio (or, in the case of a Portfolio, its corresponding Feeder Fund) to continue to qualify as a RIC.


         Futures and Forward Contracts that are subject to Section 1256 of the Code (other than those that are part of a "mixed straddle") ("Section 1256 Contracts") and that are held by a Portfolio at the end of its taxable year generally will be deemed to have been sold at market value for federal income tax purposes. Sixty percent of any net gain or loss recognized on these deemed sales, and 60% of any net gain or loss realized from any actual sales of Section 1256 Contracts, will be treated as long-term capital gain or loss, and the balance will be treated as short-term capital gain or loss. Section 988 of the Code may apply to gains or losses from transactions in foreign currencies, foreign-currency-denominated debt securities and options, Futures and Forward Contracts on foreign currencies ("Section 988" gains or losses). Each Section 988 gain or loss generally is computed separately and treated as ordinary income or loss. In the case of overlap between Sections 1256 and 988, special provisions determine the character and timing of any income, gain or loss. Each Portfolio attempts to monitor Section 988 transactions to minimize any adverse tax impact.


         The foregoing is a general and abbreviated summary of certain federal income tax considerations affecting the Funds, their shareholders and the Portfolios. Investors are urged to consult their own tax advisers for more detailed information and for information regarding any foreign, state and local taxes applicable to distributions received from a Fund.

     Item 21.  Underwriters.
     -----------------------
         Not applicable.

     Item 22.  Calculation of Performance Data.
     ------------------------------------------
         Not applicable.

     Item 23.  Financial Statements.
     -------------------------------

         The audited financial statements of the Financial Services Portfolio, the Infrastructure Portfolio and the Natural Resources Portfolio for the fiscal year ended October 31, 1995, and the audited financial statements of the Consumer Products and Services Portfolio for the period December 30, 1994 (commencement of operations) to October 31, 1995 included herein, have been so included in reliance on the report of Coopers & Lybrand, independent auditors, given on the authority of said firm as experts in auditing and accounting.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT
To the Shareholders and Board of Trustees of Global Financial Services Portfolio:

We have audited the accompanying statement of assets and liabilities of Global Financial Services Portfolio, including the portfolio of investments, as of October 31, 1995, the related statement of operations for the year then ended, the statements of changes in net assets and supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994. These financial statements and the supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Financial Services Portfolio as of October 31, 1995, the results of its operations for the year then ended, the changes in its net assets and supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1995

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Banks-Regional (24.5%)
  Banco Commercial S.A. - 144A ADR{.} -/- {\/} ..............   URGY           11,300   $    189,274         1.9
  Unidanmark AS "A" .........................................   DEN             4,000        183,788         1.9
  Thai Farmers Bank, Ltd. - Foreign-/- ......................   THAI           21,100        174,435         1.8
  Sparbanken Sverige AB "A" .................................   SWDN           15,000        158,287         1.6
  Den Danske Bank ...........................................   DEN             2,280        151,087         1.5
  Bancorp Hawaii, Inc. ......................................   US              4,000        134,000         1.4
  First Tennessee National Corp. ............................   US              2,400        128,400         1.3
  Cullen/Frost Bankers, Inc. ................................   US              2,500        127,500         1.3
  BayBanks, Inc. ............................................   US              1,500        121,500         1.2
  Fokus Banken AS-/- ........................................   NOR            23,600        119,975         1.2
  Anglo-Irish Bank Corp. PLC ................................   IRE           109,000        110,258         1.1
  Bank of Melbourne Ltd.  ...................................   AUSL           19,800        100,417         1.0
  Mellon Bank Corp. .........................................   US              2,000        100,250         1.0
  Union Bank Corp.  .........................................   US              2,000        100,250         1.0
  Espirito Santo Financial Holding S.A. - ADR{\/}  ..........   LUX             9,000         99,000         1.0
  Advance Bank of Australia Ltd. ............................   AUSL           13,000         96,025         1.0
  Allied Irish Bank PLC .....................................   IRE            17,500         88,475         0.9
  Westpac Banking Corp., Ltd. ...............................   AUSL           20,000         82,090         0.8
  PT Bank Internasional Indonesia - Foreign .................   INDO           23,000         80,551         0.8
  Commerce Bancorp, Inc. ....................................   US              3,000         69,375         0.7
  Glacier Bancorp, Inc. .....................................   US                550         11,275         0.1
                                                                                        ------------
                                                                                           2,426,212
                                                                                        ------------
Banks-Money Center (17.2%)
  Bank of Ireland ...........................................   IRE            36,000        239,378         2.4
  Bank Hapoalim Ltd.-/- .....................................   ISRL          133,000        211,494         2.2
  HSBC Holdings PLC .........................................   HK             12,000        174,617         1.8
  Bangkok Bank Co., Ltd. - Foreign ..........................   THAI           14,300        147,774         1.5
  National Westminster Bank PLC .............................   UK             14,800        147,602         1.5
  Commercial Bank of Korea-/- ...............................   KOR             9,900        110,348         1.1
  Krung Thai Bank Ltd. - Foreign ............................   THAI           24,750         98,370         1.0
  Bank Leumi Le - Israel-/- .................................   ISRL           67,500         92,833         1.0
  Sumitomo Bank .............................................   JPN             5,000         88,543         0.9
  Mitsubishi Bank ...........................................   JPN             4,000         78,270         0.8
  Banco O'Higgins - ADR{\/}  ................................   CHLE            3,600         76,950         0.8
  Fuji Bank Ltd. ............................................   JPN             4,000         74,357         0.8
  Dai-Ichi Kangyo Bank Ltd. .................................   JPN             4,000         67,704         0.7
  Citicorp ..................................................   US              1,000         64,875         0.7
                                                                                        ------------
                                                                                           1,673,115
                                                                                        ------------

Securities Brokers (12.4%)
  Daiwa Securities Co., Ltd. ................................   JPN            14,000        164,368         1.7
  Edwards (A.G.), Inc. ......................................   US              5,600        142,800         1.5
  Nikko Securities Co., Ltd. ................................   JPN            14,000        130,672         1.3
  Nomura Securities Co., Ltd. ...............................   JPN             7,000        128,070         1.3
  Peregrine Investment Holdings Ltd. ........................   HK            100,000        127,406         1.3

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Securities Brokers (Continued)
  Dean Witter, Discover & Co. ...............................   US              2,500   $    124,375         1.3
  Yamaichi Securities .......................................   JPN            22,000        115,370         1.2
  Charles Schwab Corp. ......................................   US              4,600        105,225         1.1
  Kankaku Securities Co.-/- .................................   JPN            27,000         87,173         0.9
  Hanshin Securities Co. ....................................   KOR             3,500         78,225         0.8
                                                                                        ------------
                                                                                           1,203,684
                                                                                        ------------
Other Financial (10.7%)
  U.S. Order, Inc. ..........................................   US             13,100        196,500         2.0
  Aboitiz Equity Ventures, Inc.-/- ..........................   PHIL          730,000        139,088         1.4
  Transaction Network Service-/- ............................   US              6,000        138,000         1.4
  Acom Co., Ltd. ............................................   JPN             4,000        130,320         1.3
  DST Systems, Inc. .........................................   US              5,000        105,000         1.1
  Shohkoh Fund ..............................................   JPN               600        104,491         1.1
  Compagnie Financiere de Paribas S.A. ......................   FR              1,800         99,049         1.0
  JACCS Co., Ltd. ...........................................   JPN            10,000         91,185         0.9
  State Street Boston Corp. .................................   US              1,250         48,594         0.5
                                                                                        ------------
                                                                                           1,052,227
                                                                                        ------------
Investment Management (8.1%)
  Alliance Capital Management L.P. ..........................   US             12,200        256,199         2.6
  Invesco PLC - ADR{\/} .....................................   UK              6,000        229,499         2.3
  Franklin Resources, Inc. ..................................   US              2,000        101,500         1.0
  Invesco PLC-/- ............................................   UK             23,300         89,488         0.9
  M & G Group PLC ...........................................   UK              3,500         72,191         0.7
  Eaton Vance Corp.  ........................................   US              1,600         58,400         0.6
                                                                                        ------------
                                                                                             807,277
                                                                                        ------------
Consumer Finance (5.2%)
  First Financial Caribbean Corp. ...........................   US             10,000        178,124         1.8
  Nichiei Co., Ltd.  ........................................   JPN             2,000        124,254         1.3
  Promise Co., Ltd. .........................................   JPN             3,000        118,286         1.2
  Green Tree Financial Corp. ................................   US              3,400         90,525         0.9
                                                                                        ------------
                                                                                             511,189
                                                                                        ------------
Insurance - Multi-Line (4.6%)
  Corporacion Mapfre ........................................   SPN             4,000        205,068         2.1
  Allmerica Financial Corp. .................................   US              5,000        125,625         1.3
  Axa Group .................................................   FR              2,036        113,118         1.2
                                                                                        ------------
                                                                                             443,811
                                                                                        ------------
Insurance - Property-Casualty (3.6%)
  RenaissanceRe Holdings Ltd. ...............................   US              4,000        108,500         1.1
  Mid Ocean Ltd. ............................................   US              2,700         95,513         1.0
  MBIA, Inc. ................................................   US              1,200         83,550         0.9
  AMBAC, Inc.  ..............................................   US              1,300         54,763         0.6
                                                                                        ------------
                                                                                             342,326
                                                                                        ------------

Real Estate Investment Trust (2.8%)
  Alexander Haagen Properties, Inc. .........................   US              8,900         97,900         1.0
  Beacon Properties Corp. ...................................   US              4,300         93,525         1.0

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Real Estate Investment Trust (Continued)
  Evans Withycombe Residential, Inc. ........................   US              4,000   $     75,500         0.8
                                                                                        ------------
                                                                                             266,925
                                                                                        ------------
Savings & Loans (2.0%)
  Leader Financial Corp. ....................................   US              3,000        106,875         1.1
  Long Island Bancorp, Inc. .................................   US              3,800         86,925         0.9
                                                                                        ------------
                                                                                             193,800
                                                                                        ------------
Banks-Super Regional (1.6%)
  NationsBank Corp. .........................................   US              1,500         98,625         1.0
  BankAmerica Corp. .........................................   US              1,000         57,500         0.6
                                                                                        ------------
                                                                                             156,125
                                                                                        ------------
Insurance-Life (0.9%)
  Mapfre Vida Seguros .......................................   SPN             1,700         89,943         0.9
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $8,390,205)  .................                              9,166,634        93.6
                                                                                        ------------       -----

                                                                                           Market        % of Net
Repurchase Agreement                                                                       Value        Assets {d}
-------------------------------------------------------------                           ------------   -------------
  Dated October 31, 1995 with State Street Bank & Trust
   Company, due November 1, 1995, for an effective yield of
   5.80% collateralized by $860,000 U.S. Treasury Strips due
   2/15/02 (market value of collateral is $595,179, including
   accrued interest). (cost $575,093)  ......................                                575,093         5.9
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $8,965,298) .........................                              9,741,727        99.5
Other Assets and Liabilities ................................                                 51,617         0.5
                                                                                        ------------       -----

NET ASSETS ..................................................                           $  9,793,344       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

----------------
        {d}  Percentages indicated are based on net assets of $9,793,344.
       {\/}  U.S. currency denominated.
        -/-  Non-income producing security.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
          * For Federal income tax purposes, cost is $8,976,777 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $     969,371
                 Unrealized depreciation:              (204,421)
                                                  -------------
                 Net unrealized appreciation:     $     764,950
                                                  -------------
                                                  -------------

     Abbreviation:
     ADR -- American Depository Receipt

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

The Fund's Portfolio of Investments at October 31, 1995, was concentrated in the following countries:

                                         Percentage of Net Assets
                                                    {d}
                                        ---------------------------
                                                 Short-Term
Country(Country Code/Currency Code)     Equity    & Other     Total
--------------------------------------  ------   ----------   -----
Australia (AUSL/AUD) .................    2.8                   2.8
Chile (CHLE/CLP) .....................    0.8                   0.8
Denmark (DEN/DKK) ....................    3.4                   3.4
France (FR/FRF) ......................    2.2                   2.2
Hong Kong (HK/HKD) ...................    3.1                   3.1
Indonesia (INDO/IDR) .................    0.8                   0.8
Ireland (IRE/IEP) ....................    4.4                   4.4
Israel (ISRL/ILS) ....................    3.2                   3.2
Japan (JPN/JPY) ......................   15.4                  15.4
Korea (KOR/KRW) ......................    1.9                   1.9
Luxembourg (LUX/ECU) .................    1.0                   1.0
Norway (NOR/NOK) .....................    1.2                   1.2
Philippines (PHIL/PHP) ...............    1.4                   1.4
Spain (SPN/ESP) ......................    3.0                   3.0
Sweden (SWDN/SEK) ....................    1.6                   1.6
Thailand (THAI/THB) ..................    4.3                   4.3
United Kingdom (UK/GBP) ..............    5.4                   5.4
United States (US/USD) ...............   35.8        6.4       42.2
Uruguay (URGY/UYP) ...................    1.9                   1.9
                                        ------       ---      -----
Total  ...............................   93.6        6.4      100.0
                                        ------       ---      -----
                                        ------       ---      -----

----------------
{d}  Percentages indicated are based on net assets of $9,793,344.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1995

                                                                                 Market Value
                                                                                     (U.S.       Contract   Delivery    Unrealized
Contracts to Sell                                                                  Dollars)       Price       Date     Appreciation
-------------------------------------------------------------------------------  -------------  ----------  ---------  ------------
Japanese Yen...................................................................        466,686    99.83000   11/14/95   $    11,126
                                                                                 -------------                         ------------
Total Contracts to Sell (Receivable amount $477,812)...........................        466,686                          $    11,126
                                                                                 -------------                         ------------

THE VALUE OF CONTRACTS TO SELL AS A PERCENTAGE OF NET ASSETS IS 4.77%
----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                              STATEMENT OF ASSETS
                                AND LIABILITIES

                                October 31, 1995

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost
   $8,965,298) (Note 1).............................     $ 9,741,727
  Foreign currencies (cost $524)....................             524
  Receivable for securities sold....................         767,833
  Dividends and dividend withholding tax reclaims
   receivable.......................................          13,818
  Receivable for open forward foreign currency
   contracts, net (Note 1)..........................          11,126
  Interest receivable...............................              20
  Cash held as collateral for securities loaned
   (Note 1).........................................         223,830
                                                         -----------
    Total assets....................................      10,758,878
                                                         -----------
Liabilities:
  Payable for securities purchased..................         667,221
  Payable for investment management and
   administration fees (Note 2).....................          51,353
  Payable for professional fees.....................           7,214
  Payable for printing and postage expenses.........           4,007
  Payable for custodian fees (Note 1)...............           2,943
  Payable for Trustees' fees and expenses (Note
   2)...............................................           2,849
  Other accrued expenses............................           6,117
  Collateral for securities loaned (Note 1).........         223,830
                                                         -----------
    Total liabilities...............................         965,534
                                                         -----------
Net assets..........................................     $ 9,793,344
                                                         -----------
                                                         -----------
Net assets consist of:
  Paid in capital...................................     $ 9,303,972
  Accumulated net investment income.................         170,139
  Accumulated net realized loss on investments and
   foreign currency transactions....................        (471,178)
  Net unrealized appreciation on translation of
   assets and liabilities in foreign currencies.....          13,982
  Net unrealized appreciation of investments........         776,429
                                                         -----------
Total -- representing net assets applicable to
 shares of beneficial interest outstanding..........     $ 9,793,344
                                                         -----------
                                                         -----------

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1995

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of
   $10,038).................................................     $  224,978
  Interest income...........................................         60,482
                                                                 ----------
    Total investment income.................................        285,460
                                                                 ----------
Expenses:
  Investment management and administration fees (Note 2)....         51,353
  Custodian fees (Note 1)...................................         25,175
  Legal fees................................................         12,300
  Trustees' fees and expenses (Note 2)......................          7,119
  Audit fees................................................          5,550
  Other expenses............................................          1,900
                                                                 ----------
    Total expenses before reductions........................        103,397
                                                                 ----------
      Expense reductions (Note 1 & 4).......................         (1,771)
                                                                 ----------
    Total net expenses......................................        101,626
                                                                 ----------
Net investment income.......................................        183,834
                                                                 ----------
Net realized and unrealized gain (loss) on
investments and foreign currencies: (Note 1)
  Net realized loss on investments...........     $ (405,844)
  Net realized loss on foreign currency
   transactions..............................        (32,894)
                                                  ----------
    Net realized loss during the year.......................       (438,738)
  Net change in unrealized appreciation on
   translation of assets and liabilities in
   foreign currencies........................         13,973
  Net change in unrealized appreciation of
   investments...............................        743,739
                                                  ----------
    Net unrealized appreciation during the year.............        757,712
                                                                 ----------
Net realized and unrealized gain on investments and foreign
 currencies.................................................        318,974
                                                                 ----------
Net increase in net assets resulting from operations........     $  502,808
                                                                 ----------
                                                                 ----------

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                           MAY 31, 1994
                                                                         (COMMENCEMENT OF
                                                     YEAR ENDED           OPERATIONS) TO
                                                  OCTOBER 31, 1995       OCTOBER 31, 1994
                                                  -----------------      -----------------
Increase in net assets
Operations:
  Net investment income (loss)...............        $   183,834            $  (13,695)
  Net realized loss on investments and
   foreign currency transactions.............           (438,738)              (32,440)
  Net change in unrealized appreciation on
   translation of assets and liabilities in
   foreign currencies........................             13,973                     9
  Net change in unrealized appreciation of
   investments...............................            743,739                32,690
                                                  -----------------      -----------------
    Net increase (decrease) in net assets
     resulting from operations...............            502,808               (13,436)

Beneficial interest transactions:
  Contributions..............................          9,881,645             5,089,171
  Withdrawals................................         (5,766,944)             --
                                                  -----------------      -----------------
    Net increase from beneficial interest
     transactions............................          4,114,701             5,089,171
                                                  -----------------      -----------------
Total increase in net assets.................          4,617,509             5,075,735
Net assets:
  Beginning of period........................          5,175,835               100,100
                                                  -----------------      -----------------
  End of period..............................        $ 9,793,344            $5,175,835
                                                  -----------------      -----------------
                                                  -----------------      -----------------

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                              YEAR
                                             ENDED               MAY 31, 1994
                                          OCTOBER 31,    (COMMENCEMENT OF OPERATIONS)
                                              1995           TO OCTOBER 31, 1994
                                          ------------  ------------------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $   9,793              $   5,176
Ratio of net investment income to
 average net assets.....................        2.60 %                 1.19 %(a)
Ratio of operating expenses to average
 net assets:
  With expense reductions...............        1.43 %                 4.43 %(a)
  Without expense reductions............        1.46 %                   -- %*
Portfolio turnover rate.................         170 %                   53 %

----------------

(a)  Annualized
  * Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reductions, if any.

    The accompanying notes are an integral part of the financial statements.

                      GLOBAL FINANCIAL SERVICES PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Global Financial Services Portfolio ("Portfolio") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles.

(A)  PORTFOLIO VALUATION
The Portfolio calculates the net asset value of and completes orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by G.T. Capital Management, Inc. ("G.T. Capital") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when G.T. Capital deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolio's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolio's Board of Trustees.

(B)  FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C)  REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D)  FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy

                      GLOBAL FINANCIAL SERVICES PORTFOLIO
and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amounts shown in the Portfolio's "Statement of Assets and Liabilities." The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E)  OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio holds the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities, or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F)  FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-

                      GLOBAL FINANCIAL SERVICES PORTFOLIO
out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H)  PORTFOLIO SECURITIES LOANED
At October 31, 1995, stocks with an aggregate value of approximately $204,255 were on loan to brokers. The loans were secured by cash collateral of $223,830. For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. For the year ended October 31, 1995, the Portfolio received $201 of income from securities lending which was used to offset the Portfolio's custody expenses.

(I)  TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J)  FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investments in emerging market countries may involve greater risks than investments in more developed markets and the prices of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio may focus its investments in certain related financial services industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K)  INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L)  RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2. RELATED PARTIES
G.T. Capital is the Portfolio's investment manager and administrator. The Portfolio pays investment management and administration fees to G.T. Capital at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of G.T. Capital, G.T. Global Financial Services, Inc. or G.T. Global Investor Services Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1995, all of the shares of beneficial interest of the Portfolio were owned either by G.T. Global Financial Services Fund or G.T. Capital.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1995, purchases and sales of investment securities by the Portfolio, other than short-term investments, aggregated $14,536,797 and $10,774,813, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the year ended October 31, 1995.

4. EXPENSE REDUCTIONS
G.T. Capital has directed certain portfolio trades to brokers who paid a portion of the Portfolio's expenses. For the year ended October 31, 1995, the Portfolio's expenses were reduced by $1,570 under these arrangements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT

To the Shareholders and Board of Trustees of Global Infrastructure Portfolio:

We have audited the accompanying statement of assets and liabilities of Global Infrastructure Portfolio, including the portfolio of investments, as of October 31, 1995, the related statement of operations for the year then ended, the statements of changes in net assets and the supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994. These financial statements and the supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Infrastructure Portfolio as of October 31, 1995, the results of its operations for the year then ended, the changes in its net assets and the supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1995

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Energy (27.3%)
  Consolidated Electric Power Asia ..........................   HK          1,400,000   $  2,833,971         3.3
    ELECTRICAL & GAS UTILITIES
  Korea Electric Power Corp.: ...............................   KOR                --             --         2.8
    ELECTRICAL & GAS UTILITIES
    ADR-/- {\/} .............................................   --             58,000      1,435,500          --
    Common-/- ...............................................   --             21,000        938,083          --
  ASEA AB "B" Free  .........................................   SWDN           22,000      2,172,307         2.5
    ELECTRICAL PLANT/EQUIPMENT
  Enron Global Power & Pipelines L.L.C. .....................   US             90,000      2,171,250         2.5
    ENERGY EQUIPMENT & SERVICES
  Empresa Nacional de Electridad S.A. - ADR{\/} .............   SPN            40,000      2,010,000         2.3
    ELECTRICAL & GAS UTILITIES
  Compania Boliviana de Energia Electrica{\/} ...............   BOL            62,300      1,814,488         2.1
    ELECTRICAL & GAS UTILITIES
  Edison S.p.A. .............................................   ITLY          450,000      1,811,527         2.1
    ELECTRICAL & GAS UTILITIES
  Chilgener S.A. - ADR{\/} ..................................   CHLE           75,000      1,800,000         2.1
    ELECTRICAL & GAS UTILITIES
  Companhia Energetica de Minas Gerais (Cemig) - ADR-/-
   {\/}  ....................................................   BRZL           81,175      1,735,116         2.0
    ELECTRICAL & GAS UTILITIES
  EVN Energie-Versorgung Niederoesterreich AG ...............   ASTRI          14,000      1,711,284         2.0
    ELECTRICAL & GAS UTILITIES
  Capex S.A. ................................................   ARG           260,000      1,677,000         2.0
    ELECTRICAL & GAS UTILITIES
  MetroGas S.A. - ADR{\/} ...................................   ARG           100,000        850,000         1.0
    ENERGY EQUIPMENT & SERVICES
  AES China Generating Co., Ltd. "A"-/- .....................   US             54,100        541,000         0.6
    ELECTRICAL & GAS UTILITIES
                                                                                        ------------
                                                                                          23,501,526
                                                                                        ------------

Services (20.7%)
  ABC Rail Products Corp.-/- ................................   US            115,100      2,560,975         3.0
    TRANSPORTATION - ROAD & RAIL
  DDI Corp. .................................................   JPN               295      2,392,672         2.8
    WIRELESS COMMUNICATIONS
  Telefonica de Espana - ADR{\/} ............................   SPN            55,000      2,069,375         2.4
    TELEPHONE NETWORKS
  SPT Telecom-/-  ...........................................   CZCH           19,000      1,871,295         2.2
    TELEPHONE NETWORKS
  WorldCom, Inc.-/- .........................................   US             55,832      1,821,519         2.1
    TELEPHONE - LONG DISTANCE
  Stet Di Risp ..............................................   ITLY          810,000      1,768,188         2.1
    TELEPHONE NETWORKS
  PT Indonesia Satellite (Indosat) - ADR{\/} ................   INDO           50,000      1,656,250         1.9
    TELEPHONE - LONG DISTANCE
  Philippine Long Distance Telephone Co. - ADR{\/} ..........   PHIL           20,000      1,122,500         1.3
    TELEPHONE NETWORKS
  Centennial Cellular Corp. "A"-/- ..........................   US             60,000      1,095,000         1.3
    WIRELESS COMMUNICATIONS

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (Continued)
  Pakistan Telecommunications Co., Ltd.: ....................   PAK                --             --         0.8
    TELEPHONE NETWORKS
    144A GDR{.} -/- {\/}  ...................................   --              4,892   $    457,402          --
    New Voucher-/- {\/} .....................................   --              2,800        273,324          --
  RailTex, Inc.-/- ..........................................   US             22,200        460,650         0.5
    TRANSPORTATION - ROAD & RAIL
  PST Vans, Inc.-/- .........................................   US             47,500        267,188         0.3
    TRANSPORTATION - ROAD & RAIL
  Telecomunicacoes Brasileiras S.A. (Telebras) - 144A ADR{.}
   {\/} .....................................................   BRZL              113          4,506          --
    TELEPHONE NETWORKS
                                                                                        ------------
                                                                                          17,820,844
                                                                                        ------------
Capital Goods (20.7%)
  Nokia AB Preferred - ADR{\/} ..............................   FIN            51,000      2,843,250         3.3
    TELECOM EQUIPMENT
  Mannesmann AG .............................................   GER             7,500      2,469,090         2.9
    MACHINERY & ENGINEERING
  Caterpillar, Inc. .........................................   US             40,000      2,245,000         2.6
    MACHINERY & ENGINEERING
  Fluor Corp. ...............................................   US             35,000      1,977,500         2.3
    CONSTRUCTION
  United Engineers Ltd.  ....................................   MAL           270,000      1,679,197         2.0
    CONSTRUCTION
  Allgon AB "B" Free ........................................   SWDN          100,000      1,515,037         1.8
    TELECOM EQUIPMENT
  Acme-Cleveland Corp.  .....................................   US             63,300      1,384,688         1.6
    MACHINE TOOLS
  E.R.G. Ltd.  ..............................................   AUSL        1,100,000      1,331,861         1.5
    MULTI-INDUSTRY
  BroadBand Technologies, Inc.-/- ...........................   US             70,100      1,226,750         1.4
    TELECOM EQUIPMENT
  C & P Homes, Inc.-/- ......................................   PHIL          998,200        643,566         0.7
    CONSTRUCTION
  Champion Technology Holdings ..............................   HK          3,878,622        496,668         0.6
    TELECOM EQUIPMENT
                                                                                        ------------
                                                                                          17,812,607
                                                                                        ------------

Materials/Basic Industry (15.0%)
  La Cementos Nacional, C.A. - 144A GDR{.} -/- {\/} .........   ECDR           12,060      2,412,000         2.8
    CEMENT
  PT Bakrie and Brothers ....................................   INDO        1,170,000      2,061,674         2.4
    BUILDING MATERIALS & COMPONENTS
  Lone Star Industries, Inc. ................................   US             75,000      1,715,625         2.0
    CEMENT
  Giant Cement Holding, Inc.-/- .............................   US            179,800      1,685,625         2.0
    CEMENT
  Siam Cement Co., Ltd. - Foreign ...........................   THAI           28,000      1,526,868         1.8
    CEMENT
  Hylsamex, S.A. de C.V. - 144A ADR{.} -/- {\/} .............   MEX            75,000      1,265,625         1.5
    METALS - STEEL
  Cementos Paz del Rio S.A. - 144A ADR{.} -/- {\/} ..........   COL            65,000        926,250         1.1
    CEMENT
  PT Semen Cibinong - Foreign ...............................   INDO          316,000        828,282         1.0
    CEMENT

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Materials/Basic Industry (Continued)
  Grupo Simec, S.A. de C.V. - ADR-/- {\/} ...................   MEX            54,200   $    352,300         0.4
    METALS - STEEL
                                                                                        ------------
                                                                                          12,774,249
                                                                                        ------------
Technology (9.3%)
  DSP Communications, Inc. ..................................   US            110,000      3,987,500         4.6
    TELECOM TECHNOLOGY
  LG Information & Communication-/- .........................   KOR            30,400      2,423,735         2.8
    TELECOM TECHNOLOGY
  Three-Five Systems, Inc.-/-  ..............................   US             90,000      1,631,249         1.9
    TELECOM TECHNOLOGY
                                                                                        ------------
                                                                                           8,042,484
                                                                                        ------------
Miscellaneous (2.2%)
  General Electric Co. ......................................   US             30,000      1,897,500         2.2
    CONGLOMERATE
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $81,114,777) .................                             81,849,210        95.2
                                                                                        ------------       -----

                                                                           Principal       Market        % of Net
Fixed Income Investments                                       Currency     Amount         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Corporate Bonds (0.9%)
  Philippines (0.9%)
    International Container Terminal Services, Convertible
     Bond,5% due 9/15/01 - 144A (cost $1,000,000){.}  .......   USD         1,000,000        810,000         0.9
                                                                                        ------------       -----

                                                                                           Market        % of Net
Repurchase Agreement                                                                       Value        Assets {d}
-------------------------------------------------------------                           ------------   -------------
  Dated October 31, 1995, with State Street Bank & Trust
   Company, due November 1, 1995, for an effective yield of
   5.80% collateralized by $3,235,000 U.S. Treasury Bill, due
   2/8/96 (market value of collateral is $3,187,283,
   including accrued interest) (cost $3,116,502).  ..........                              3,116,502         3.6
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $85,231,279) ........................                             85,775,712        99.7
Other Assets and Liabilities ................................                                234,216         0.3
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 86,009,928       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

----------------
        {d}  Percentages indicated are based on net assets of $86,009,928.
        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
          * For Federal income tax purposes, cost is $85,381,279 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $   8,629,590
                 Unrealized depreciation:            (8,235,157)
                                                  -------------
                 Net unrealized appreciation:     $     394,433
                                                  -------------
                                                  -------------

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

The Fund's Portfolio of Investments at October 31, 1995, was concentrated in the following countries:

                                               Percentage of Net Assets {d}
                                        -------------------------------------------
                                                                 Short-Term
Country(Country Code/Currency Code)     Equity   Fixed Income     & Other     Total
--------------------------------------  ------   -------------   ----------   -----
Argentina (ARG/ARS)  .................    3.0                                   3.0
Australia (AUSL/AUD) .................    1.5                                   1.5
Austria (ASTRI/ATS) ..................    2.0                                   2.0
Bolivia (BOL/BOL) ....................    2.1                                   2.1
Brazil (BRZL/BRL) ....................    2.0                                   2.0
Chile (CHLE/CLP) .....................    2.1                                   2.1
Colombia (COL/COP) ...................    1.1                                   1.1
Czech Republic (CZCH/CSK)  ...........    2.2                                   2.2
Ecuador (ECDR/ECS)  ..................    2.8                                   2.8
Finland (FIN/FIM) ....................    3.3                                   3.3
Germany (GER/DEM) ....................    2.9                                   2.9
Hong Kong (HK/HKD) ...................    3.9                                   3.9
Indonesia (INDO/IDR) .................    5.3                                   5.3
Italy (ITLY/ITL) .....................    4.2                                   4.2
Japan (JPN/JPY) ......................    2.8                                   2.8
Korea (KOR/KRW) ......................    5.6                                   5.6
Malaysia (MAL/MYR) ...................    2.0                                   2.0
Mexico (MEX/MXN) .....................    1.9                                   1.9
Pakistan (PAK/PKR)  ..................    0.8                                   0.8
Philippines (PHIL/PHP) ...............    2.0         0.9                       2.9
Spain (SPN/ESP) ......................    4.7                                   4.7
Sweden (SWDN/SEK) ....................    4.3                                   4.3
Thailand (THAI/THB) ..................    1.8                                   1.8
United States (US/USD) ...............   30.9                        3.9       34.8
                                        ------        ---            ---      -----
Total  ...............................   95.2         0.9            3.9      100.0
                                        ------        ---            ---      -----
                                        ------        ---            ---      -----

----------------
{d}  Percentages indicated are based on net assets of $86,009,928.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1995

                                                                           Market Value                               Unrealized
                                                                               (U.S.                      Delivery   Appreciation
Contracts to Buy                                                             Dollars)     Contract Price    Date     (Depreciation)
-------------------------------------------------------------------------  -------------  --------------  ---------  -------------
Deutsche Marks...........................................................        852,697         1.42567   11/03/95   $    10,987
Japanese Yen.............................................................        215,243       100.01800   11/14/95        (4,717)
Japanese Yen.............................................................         25,438        97.97301   11/14/95        (1,100)
                                                                           -------------                             -------------
Total Contracts to Buy (Payable amount $1,088,208).......................      1,093,378                                    5,170
                                                                           -------------                             -------------
THE VALUE OF CONTRACTS TO BUY AS A PERCENTAGE OF NET ASSETS IS 1.27%

Contracts to Sell
-------------------------------------------------------------------------
Deutsche Marks...........................................................      1,811,980         1.37700   11/03/95        39,872
Deutsche Marks...........................................................        177,898         1.45648   11/30/95        (6,251)
Italian Lira.............................................................      1,341,741     1,605.60000   11/16/95       (10,500)
Japanese Yen.............................................................        978,378        91.70000   11/14/95       112,135
Japanese Yen.............................................................        303,297        96.50400   11/14/95        17,933
                                                                           -------------                             -------------
Total Contracts to Sell (Receivable amount $4,766,483)...................      4,613,294                                  153,189
                                                                           -------------                             -------------
THE VALUE OF CONTRACTS TO SELL AS A PERCENTAGE OF NET ASSETS IS 5.36%

Total Open Forward Foreign currency Contracts, Net.......................                                             $   158,359
                                                                                                                     -------------
                                                                                                                     -------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                              STATEMENT OF ASSETS
                                AND LIABILITIES

                                October 31, 1995

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $85,231,279)
   (Note 1)...............................................     $85,775,712
  U.S. currency..............................     $    499
  Foreign currencies (cost $472,653).........      472,692         473,191
                                                  --------
  Receivable for open forward foreign currency contracts,
   net (Note 1)...........................................         158,359
  Dividends and dividend withholding tax reclaims
   receivable.............................................         119,634
  Receivable for forward foreign currency contracts --
   closed (Note 1)........................................          15,177
  Interest receivable.....................................           6,389
  Prepaid expenses........................................             234
  Cash held as collateral for securities loaned (Note
   1).....................................................       7,441,675
                                                               -----------
    Total assets..........................................      93,990,371
                                                               -----------
Liabilities:
  Payable for investment management and administration
   fees (Note 2)..........................................         505,838
  Payable for professional fees...........................          14,114
  Payable for custodian fees (Note 1).....................           6,534
  Payable for printing and postage expenses...............           4,250
  Payable for Trustees' fees and expenses (Note 2)........           3,992
  Other accrued expenses..................................           4,040
  Collateral for securities loaned (Note 1)...............       7,441,675
                                                               -----------
    Total liabilities.....................................       7,980,443
                                                               -----------
Net assets................................................     $86,009,928
                                                               -----------
                                                               -----------
Net assets consist of:
  Paid in capital.........................................     $84,277,905
  Accumulated net investment income.......................       1,136,794
  Accumulated net realized loss on investments and foreign
   currency transactions..................................        (107,584)
  Net unrealized appreciation on translation of assets and
   liabilities in foreign currencies......................         158,380
  Net unrealized appreciation of investments..............         544,433
                                                               -----------
Total -- representing net assets applicable to shares of
 beneficial interest outstanding..........................     $86,009,928
                                                               -----------
                                                               -----------

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1995

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Dividend income (net of foreign withholding tax of
   $90,378)..................................................     $1,008,999
  Interest income............................................        692,904
                                                                  ----------
    Total investment income..................................      1,701,903
                                                                  ----------
Expenses:
  Investment management and administration fees (Note 2).....        601,421
  Custodian fees (Note 1)....................................         80,701
  Legal fees.................................................         18,300
  Audit fees.................................................         11,550
  Trustees' fees and expenses (Note 2).......................          7,300
  Printing and postage expenses..............................          4,250
  Other expenses.............................................          3,650
                                                                  ----------
    Total expenses before reductions.........................        727,172
                                                                  ----------
      Expense reductions (Notes 1 & 4).......................        (37,549)
                                                                  ----------
    Total net expenses.......................................        689,623
                                                                  ----------
Net investment income........................................      1,012,280
                                                                  ----------
Net realized and unrealized loss on
investments and foreign currencies: (Note 1)
  Net realized gain on investments...........       1,032,988
  Net realized loss on foreign currency
   transactions..............................      (1,091,351)
                                                  -----------
    Net realized loss during the year........................        (58,363)
  Net change in unrealized appreciation on
   translation of assets and liabilities
   in foreign currencies.....................         157,236
  Net change in unrealized appreciation of
   investments...............................        (565,235)
                                                  -----------
    Net unrealized depreciation during the year..............       (407,999)
                                                                  ----------
Net realized and unrealized loss on investments and foreign
 currencies..................................................       (466,362)
                                                                  ----------
Net increase in net assets resulting from operations.........     $  545,918
                                                                  ----------
                                                                  ----------

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                           MAY 31, 1994
                                                                         (COMMENCEMENT OF
                                                     YEAR ENDED           OPERATIONS) TO
                                                  OCTOBER 31, 1995       OCTOBER 31, 1994
                                                  -----------------      -----------------
Increase in net assets
Operations:
  Net investment income......................       $  1,012,280            $   124,514
  Net realized loss on investments and
   foreign currency transactions.............            (58,363)               (49,221)
  Net change in unrealized appreciation on
   translation of assets and
   liabilities in foreign currencies.........            157,236                  1,144
  Net change in unrealized appreciation of
   investments...............................           (565,235)             1,109,668
                                                  -----------------      -----------------
    Net increase in net assets resulting from
     operations..............................            545,918              1,186,105
Beneficial interest transactions:
  Contributions..............................         62,352,320             52,494,964
  Withdrawals................................        (27,995,100)            (2,674,379)
                                                  -----------------      -----------------
    Net increase from beneficial interest
     transactions............................         34,357,220             49,820,585
                                                  -----------------      -----------------
Total increase in net assets.................         34,903,138             51,006,690
Net assets:
  Beginning of period........................         51,106,790                100,100
                                                  -----------------      -----------------
  End of period..............................       $ 86,009,928            $51,106,790
                                                  -----------------      -----------------
                                                  -----------------      -----------------

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                          MAY 31, 1994
                                          YEAR ENDED    (COMMENCEMENT OF
                                          OCTOBER 31,    OPERATIONS) TO
                                             1995       OCTOBER 31, 1994
                                          -----------  ------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $  86,010       $  51,107
Ratio of net investment income to
 average net assets.....................        1.22%           1.44 %(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 &
   4)...................................        0.83%           1.17 %(a)
  Without expense reductions............        0.88%             -- % *
Portfolio turnover rate.................          45%             18 %

----------------

(a)  Annualized.
  * Calculation of "Ratio of expenses to average net assets" was made without considering the effect of expense reductions, if any.

    The accompanying notes are an integral part of the financial statements.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Global Infrastructure Portfolio ("Portfolio") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles.

(A)  PORTFOLIO VALUATION
The Portfolio calculates the net asset value of and completes orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by G.T. Capital Management, Inc. ("G.T. Capital") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when G.T. Capital deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolio's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolio's Board of Trustees.

(B)  FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C)  REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

                        GLOBAL INFRASTRUCTURE PORTFOLIO

(D)  FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amounts shown in the Portfolio's "Statement of Assets and Liabilities". The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E)  OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F)  FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The

                        GLOBAL INFRASTRUCTURE PORTFOLIO
cost of securities sold is determined on a first-in, first-out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H)  PORTFOLIO SECURITIES LOANED
At October 31, 1995, stocks with an aggregate value of approximately $7,127,333 were on loan to brokers. The loans were secured by cash collateral of $7,441,675. For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. For the year ended October 31, 1995, the Portfolio received $29,528 of income from securities lending which were used to reduce the Portfolio's custodian fees.

(I)  TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J)  FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investments in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio may focus its investments in certain related infrastructure industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K)  INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L)  RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2. RELATED PARTIES
G.T. Capital is the Portfolio's investment manager and administrator. The Portfolio pays investment management and administration fees to G.T. Capital at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of G.T. Capital, G.T. Global Financial Services, Inc. or G.T. Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1995, all of the shares of beneficial interest of the Portfolio were owned either by G.T. Global Infrastructure Fund or G.T. Capital.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1995, purchases and sales of investment securities by the Portfolio, other than short-term investments, aggregated $66,417,748 and $32,256,613, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the year ended October 31, 1995.

4. EXPENSE REDUCTIONS
G.T. Capital has directed certain portfolio trades to brokers who paid a portion of the Portfolio's expenses. For the year ended October 31, 1995, the Portfolio's expenses were reduced by $8,021 under these arrangements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT

To the Shareholders and Board of Trustees of Global Natural Resources Portfolio:

We have audited the accompanying statement of assets and liabilities of Global Natural Resources Portfolio, including the schedule of Portfolio Investments, as of October 31, 1995, the related statement of operations for the year then ended, the statements of changes in net assets and the supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994. These financial statements and the supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Natural Resources Portfolio as of October 31, 1995, the results of its operations for the year then ended, the changes in its net assets and the supplementary data for the year then ended and for the period from May 31, 1994 (commencement of operations) to October 31, 1994, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1995

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Oil (31.3%)
  Mobil Corp. ...............................................   US             11,000   $  1,108,250         4.1
  British Petroleum Co., PLC ................................   UK            150,100      1,103,153         4.1
  Saga Petroleum AS "A" .....................................   NOR            85,000      1,064,923         4.0
  Reading & Bates Corp.-/- ..................................   US             90,000      1,035,000         3.9
  Repsol S.A. - ADR{\/} .....................................   SPN            34,900      1,033,913         3.9
  Shell Transport & Trading Co., PLC ........................   UK             80,500        940,248         3.5
  Anadarko Petroleum Corp. ..................................   US             20,000        867,500         3.2
  Total Compagnie Francaise des Petroles S.A. - ADR{\/} .....   FR             20,100        620,588         2.3
  Norsk Hydro AS ............................................   NOR            15,175        604,485         2.3
                                                                                        ------------
                                                                                           8,378,060
                                                                                        ------------
Chemicals (12.8%)
  Cytec Industries-/- .......................................   US             19,300      1,056,675         3.9
  Cabot Corp. ...............................................   US             21,000        997,500         3.7
  Occidental Petroleum Corp. ................................   US             33,000        709,500         2.6
  Potash Corporation of Saskatchewan, Inc.{\/} ..............   CAN            10,000        696,250         2.6
                                                                                        ------------
                                                                                           3,459,925
                                                                                        ------------
Machinery & Engineering (9.5%)
  Rauma Oy - ADR-/- {\/}  ...................................   FIN            45,700        993,975         3.7
  Valmet Corp. "A" ..........................................   FIN            32,500        903,799         3.4
  Harnischfeger Industries, Inc.  ...........................   US             20,000        630,000         2.4
                                                                                        ------------
                                                                                           2,527,774
                                                                                        ------------
Metals - Non-Ferrous (8.2%)
  Lonrho PLC ................................................   UK            400,000        986,249         3.7
  Diamond Fields Resources, Inc.-/- .........................   CAN            42,800        770,962         2.9
  PT Tambang Timah - 144A GDR{.} -/- {\/} ...................   INDO           37,500        426,375         1.6
                                                                                        ------------
                                                                                           2,183,586
                                                                                        ------------
Forest Products (7.7%)
  James River Corporation of Virginia .......................   US             30,000        963,750         3.6
  Asia Pulp & Paper Co., Ltd. - ADR{\/}-/-  .................   INDO           59,000        604,750         2.3
  St Laurent Paperboard, Inc.-/-  ...........................   CAN            33,900        490,415         1.8
                                                                                        ------------
                                                                                           2,058,915
                                                                                        ------------
Metals - Steel (7.1%)
  UCAR International, Inc.-/- ...............................   US             41,400      1,179,900         4.4
  SGL Carbon AG-/- ..........................................   GER            10,900        714,894         2.7
                                                                                        ------------
                                                                                           1,894,794
                                                                                        ------------

Misc. Materials & Components (6.5%)
  Broken Hill Proprietary Co., Ltd. .........................   AUSL           56,167        760,470         2.8
  Anglovaal Ltd. "N" ........................................   SAFR           17,350        658,981         2.5

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Misc. Materials & Components (Continued)
  De Beers Centenary AG - Linked Unit .......................   SAFR           11,400   $    314,973         1.2
                                                                                        ------------
                                                                                           1,734,424
                                                                                        ------------
Gold (4.8%)
  Ashanti Goldfields Co., Ltd. - GDR{\/}  ...................   SAFR           41,000        722,625         2.7
  Acacia Resources Ltd.-/- ..................................   AUSL          352,000        576,302         2.1
                                                                                        ------------
                                                                                           1,298,927
                                                                                        ------------
Food (3.2%)
  IBP, Inc. .................................................   US             14,100        844,238         3.2
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $23,524,522) .................                             24,380,643        91.1
                                                                                        ------------       -----

                                                                                           Market
Repurchase Agreement                                                                       Value
-------------------------------------------------------------                           ------------
  Dated October 31, 1995 with State Street Bank & Trust
   Company, due November 1, 1995, for an effective yield of
   5.80% collateralized by $2,820,000 U.S. Treasury Bill, due
   10/17/96 (market value of collateral is $2,675,240,
   including collateralized accrued interest) (cost
   $2,620,422)   ............................................                              2,620,422         9.8
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $26,144,944) ........................                             27,001,065       100.9
Other Assets and Liabilities ................................                               (241,081)       (0.9)
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 26,759,984       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

----------------
        {d}  Percentages indicated are based on net assets of $26,759,984.
        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
        {.} Security exempt from registration under Rule 144A of the Securities Act of 1933. These securities may be resold in transactions exempt from registration, normally to qualified institutional buyers.
          * For Federal income tax purposes, cost is $26,144,944 and appreciation (depreciation) is as follows:
                 Unrealized appreciation:         $   1,790,765
                 Unrealized depreciation:              (934,644)
                                                  -------------
                 Net unrealized appreciation:     $     856,121
                                                  -------------
                                                  -------------

    The accompanying notes are an integral part of the financial statements.


                       GLOBAL NATURAL RESOURCES PORTFOLIO

The Fund's Portfolio of Investments at October 31, 1995, was concentrated in the following countries:

                                         Percentage of Net Assets
                                                    {d}
                                        ---------------------------
                                                 Short-Term
Country (Country Code/Currency Code)    Equity    & Other     Total
--------------------------------------  ------   ----------   -----
Australia (AUSL/AUD) .................    4.9                   4.9
Canada (CAN/CAD) .....................    7.3                   7.3
Finland (FIN/FIM) ....................    7.1                   7.1
France (FR/FRF) ......................    2.3                   2.3
Germany (GER/DEM) ....................    2.7                   2.7
Indonesia (INDO/IDR) .................    3.9                   3.9
Norway (NOR/NOK) .....................    6.3                   6.3
South Africa (SAFR/ZAR/ZAL) ..........    6.4                   6.4
Spain (SPN/ESP) ......................    3.9                   3.9
United Kingdom (UK/GBP) ..............   11.3                  11.3
United States (US/USD) ...............   35.0        8.9       43.9
                                        ------       ---      -----
Total  ...............................   91.1        8.9      100.0
                                        ------       ---      -----
                                        ------       ---      -----

----------------
{d}  Percentages indicated are based on net assets of $26,759,984.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1995

                                                                                Market Value                          Unrealized
                                                                                   (U.S.       Contract   Delivery   Appreciation
Contracts to Buy:                                                                 Dollars)      Price       Date     (Depreciation)
                                                                                ------------  ----------  ---------  -------------
Deutsche Marks................................................................      213,478      1.42407   11/30/95   $     2,813
Swedish Krona.................................................................      662,756      7.16200   11/22/95        48,403
                                                                                ------------                         -------------
    Total Contracts to Buy (Payable amount $825,018)..........................      876,234                                51,216
                                                                                ------------                         -------------

THE VALUE OF CONTRACTS TO BUY AS A PERCENTAGE OF NET ASSETS IS 3.27%


Contracts to Sell:
Deutsche Marks................................................................      106,739      1.45648   11/30/95        (3,750)
Deutsche Marks................................................................      284,637      1.46545   11/30/95       (11,683)
French Francs.................................................................      409,069      5.07400   11/20/95       (14,903)
Swedish Krona.................................................................      662,756      7.41800   11/22/95       (69,605)
                                                                                ------------                         -------------
    Total Contracts to Sell (Receivable amount $1,363,260)....................    1,463,201                               (99,941)
                                                                                ------------                         -------------

THE VALUE OF CONTRACTS TO SELL AS A PERCENTAGE OF NET ASSETS IS 5.47%

    Total Open Forward Foreign Currency Contracts, Net........................                                        $   (48,725)
                                                                                                                     -------------
                                                                                                                     -------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                              STATEMENT OF ASSETS
                                AND LIABILITIES

                                October 31, 1995

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost
   $26,144,944) (Note 1 )...........................     $27,001,065
  Foreign currencies (cost $1,757)..................           1,771
  Dividends and dividend withholding tax reclaims
   receivable.......................................          43,460
                                                         -----------
    Total assets....................................      27,046,296
                                                         -----------
Liabilities:
  Payable for investment management and
   administration fees (Note 2).....................         213,856
  Payable for open forward foreign currency
   contracts, net (Note 1)..........................          48,725
  Payable for professional fees.....................           7,553
  Payable for printing and postage expenses.........           4,713
  Payable for Trustees' fees and expenses (Note
   2)...............................................           2,801
  Payable for custodian fees (Note 1)...............           2,521
  Other accrued expenses............................           6,143
                                                         -----------
    Total liabilities...............................         286,312
                                                         -----------
Net assets..........................................     $26,759,984
                                                         -----------
                                                         -----------
Net assets consist of:
  Paid in capital...................................     $27,781,110
  Accumulated net investment income.................         692,942
  Accumulated net realized loss on investments and
   foreign currency transactions....................      (2,521,686)
  Net unrealized depreciation on translation of
   assets and liabilities in foreign currencies.....         (48,503)
  Net unrealized appreciation of investments........         856,121
                                                         -----------
Total -- representing net assets applicable to
 shares of beneficial interest outstanding..........     $26,759,984
                                                         -----------
                                                         -----------

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                            STATEMENT OF OPERATIONS

                          Year ended October 31, 1995

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Interest income............................................     $   437,615
  Dividend income (net of foreign withholding tax of
   $36,734)..................................................         392,475
                                                                  -----------
    Total investment income..................................         830,090
                                                                  -----------
Expenses:
  Investment management and administration fees (Note 2).....         213,856
  Custodian fees (Note 1)....................................          40,204
  Legal fees.................................................          12,300
  Audit fees.................................................           8,750
  Trustees' fees and expenses (Note 2).......................           7,119
  Other expenses.............................................           1,900
                                                                  -----------
    Total expenses before reductions.........................         284,129
                                                                  -----------
      Expense reductions (Notes 1 & 4).......................          (9,670)
                                                                  -----------
    Total net expenses.......................................         274,459
                                                                  -----------
Net investment income........................................         555,631
                                                                  -----------
Net realized and unrealized gain (loss) on
investments and foreign currencies: (Note 1)
  Net realized loss on investments...........     $(2,302,171)
  Net realized loss on foreign currency
   transactions..............................         (89,256)
                                                  -----------
    Net realized loss during the year........................      (2,391,427)
  Net change in unrealized depreciation on
   translation of assets and liabilities in
   foreign currencies........................         (43,764)
  Net change in unrealized appreciation of
   investments...............................         177,530
                                                  -----------
    Net unrealized appreciation during the year..............         133,766
                                                                  -----------
Net realized and unrealized loss on investments and foreign
 currencies..................................................      (2,257,661)
                                                                  -----------
Net decrease in net assets resulting from operations.........     $(1,702,030)
                                                                  -----------
                                                                  -----------

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                           MAY 31, 1994
                                                                         (COMMENCEMENT OF
                                                     YEAR ENDED           OPERATIONS) TO
                                                  OCTOBER 31, 1995       OCTOBER 31, 1994
                                                  -----------------      -----------------
Increase (Decrease) in net assets
Operations:
  Net investment income......................       $    555,631            $   137,311
  Net realized loss on investments and
   foreign currency transactions.............         (2,391,427)              (130,259)
  Net change in unrealized depreciation on
   translation of assets and
   liabilities in foreign currencies.........            (43,764)                (4,739)
  Net change in unrealized appreciation of
   investments...............................            177,530                678,591
                                                  -----------------      -----------------
    Net increase (decrease) in net assets
     resulting from operations...............         (1,702,030)               680,904
Beneficial interest transactions:
  Contributions..............................         34,259,648             33,302,836
  Withdrawals................................        (32,747,373)            (7,134,101)
                                                  -----------------      -----------------
    Net increase from beneficial interest
     transactions............................          1,512,275             26,168,735
                                                  -----------------      -----------------
Total increase (decrease) in net assets......           (189,755)            26,849,639
Net assets:
  Beginning of period........................         26,949,739                100,100
                                                  -----------------      -----------------
  End of period..............................       $ 26,759,984            $26,949,739
                                                  -----------------      -----------------
                                                  -----------------      -----------------

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                          YEAR ENDED           MAY 31, 1994
                                          OCTOBER 31,  (COMMENCEMENT OF OPERATIONS)
                                             1995           TO OCTOBER 31, 1994
                                          -----------  -----------------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $  26,760            $   26,950
Ratio of net investment income to
 average net assets.....................        1.88%                 3.47 %(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 &
   4)...................................        0.93%                 2.15 %(a)
  Without expense reductions............        0.96%                   -- % *
Portfolio turnover rate.................          87%                  137 %

----------------

(a)  Annualized.
  * Calculation of "Ratio of expenses to net assets" was made without considering the effect of expense reductions, if any.

    The accompanying notes are an integral part of the financial statements.

                       GLOBAL NATURAL RESOURCES PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Global Natural Resources Portfolio ("Portfolio") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles.

(A)  PORTFOLIO VALUATION
The Portfolio calculates the net asset value of and completes orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued, or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by G.T. Capital Management, Inc. ("G.T. Capital") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when G.T. Capital deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuations, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolio's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolio's Board of Trustees.

(B)  FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when accrued or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales of forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at period end, resulting from changes in exchange rates.

(C)  REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(D)  FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contract") is an agreement between two parties to buy

                       GLOBAL NATURAL RESOURCES PORTFOLIO
and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amounts shown in the Portfolio's "Statement of Assets and Liabilities." The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E)  OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio holds the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities, or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F)  FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-

                       GLOBAL NATURAL RESOURCES PORTFOLIO
out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H)  PORTFOLIO SECURITIES LOANED
For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. For the year ended October 31, 1995, the Portfolio received $1,364 of income from securities lending which was used to offset the Portfolio's custody expenses.

(I)  TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J)  FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investments in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio may focus its investments in certain related natural resources industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K)  INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L)  RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2. RELATED PARTIES
G.T. Capital is the Portfolio's investment manager and administrator. The Portfolio pays investment management and administration fees to G.T. Capital at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of G.T. Capital, G.T. Global Financial Services, Inc. or G.T. Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1995, all of the shares of beneficial interest of the Portfolio were owned either by G.T. Global Natural Resources Fund or G.T. Capital.

3. PURCHASES AND SALES OF SECURITIES
For the year ended October 31, 1995, purchases and sales of investment securities by the Portfolio, other than short-term investments, aggregated $20,836,799 and $23,399,771, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the year ended October 31, 1995.

4. EXPENSE REDUCTIONS
G.T. Capital has directed certain portfolio trades to brokers who paid a portion of the Portfolio's expenses. For the year ended October 31, 1995, the Portfolio's expenses were reduced by $8,306 under these arrangements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                                   REPORT OF
                            INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT
To the Shareholders and Board of Trustees of Global Consumer Products and Services Portfolio:

We have audited the accompanying statement of assets and liabilities of Global Consumer Products and Services Portfolio, including the portfolio of investments, as of October 31, 1995, the related statement of operations, the statement of changes in net assets and supplementary data for the period from December 30, 1994 (commencement of operations) to October 31, 1995. These financial statements and the supplementary data are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1995 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Global Consumer Products and Services Portfolio as of October 31, 1995, the results of its operations, the changes in its net assets and the supplementary data for the period from December 30, 1994 (commencement of operations) to October 31, 1995, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
DECEMBER 15, 1995

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO
                            PORTFOLIO OF INVESTMENTS
                                October 31, 1995
--------------------------------------------------------------------------------

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Consumer Non-Durables (36.9%)
  Gucci Group - NY Registered Shares{\/} ....................   ITLY            9,000   $    270,000         4.2
    TEXTILES & APPAREL
  Robert Mondavi Corp. "A"-/- ...............................   US              8,400        237,300         3.7
    BEVERAGES - ALCOHOLIC
  Fila Holding S.p.A. - ADR{\/} .............................   ITLY            5,400        232,875         3.6
    TEXTILES & APPAREL
  Heineken N.V. .............................................   NETH            1,225        217,361         3.3
    BEVERAGES - ALCOHOLIC
  Mattel, Inc. ..............................................   US              7,000        201,250         3.1
    TOYS
  Philip Morris Cos., Inc. ..................................   US              2,225        188,013         2.9
    TOBACCO
  Healthy Planet Products, Inc.-/- ..........................   US             14,000        171,500         2.6
    OTHER CONSUMER GOODS
  Noble China-/- ............................................   CAN            50,400        154,290         2.4
    BEVERAGES - ALCOHOLIC
  St. John Knits, Inc. ......................................   US              3,000        143,625         2.2
    TEXTILES & APPAREL
  Amway Japan Ltd. - ADR{\/} ................................   JPN             7,500        142,500         2.2
    HOUSEHOLD PRODUCTS
  De Rigo S.p.A. - ADR{\/} ..................................   ITLY            5,000        103,125         1.6
    TEXTILES & APPAREL
  Seagram Co., Ltd. .........................................   CAN             2,800        101,919         1.6
    BEVERAGES - ALCOHOLIC
  Gillette Co.  .............................................   US              2,000         96,750         1.5
    PERSONAL CARE/COSMETICS
  Nike, Inc. "B" ............................................   US              1,200         68,100         1.0
    TEXTILES & APPAREL
  Amway Asia Pacific Ltd.{\/} ...............................   HK              1,900         62,225         1.0
    HOUSEHOLD PRODUCTS
                                                                                        ------------
                                                                                           2,390,833
                                                                                        ------------
Services (30.7%)
  Safeway, Inc.-/- ..........................................   US              4,600        217,350         3.3
    RETAILERS-FOOD
  Vons Cos., Inc.-/- ........................................   US              8,100        205,538         3.2
    RETAILERS-FOOD
  Hennes & Mauritz AB "B" Free  .............................   SWDN            2,970        194,314         3.0
    RETAILERS-APPAREL
  Wickes PLC ................................................   UK             94,000        184,969         2.8
    RETAILERS-OTHER
  Fast Retailing Co., Ltd. ..................................   JPN             3,700        180,638         2.8
    RETAILERS-APPAREL
  Polygram N.V. - ADR{\/} ...................................   NETH            2,900        179,800         2.8
    BROADCASTING & PUBLISHING
  Emmis Broadcasting Corp. "A"-/- ...........................   US              6,400        169,600         2.6
    BROADCASTING & PUBLISHING
  Tandy Corp. ...............................................   US              3,300        162,938         2.5
    RETAILERS-OTHER

     The accompanying notes are an integral part of the financial statements.


                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                                                                                           Market        % of Net
Equity Investments                                             Country      Shares         Value        Assets {d}
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (Continued)
  La Quinta Inns, Inc.  .....................................   US              5,900   $    151,925         2.3
    LODGING
  Fabri-Centers of America: .................................   US                 --             --         2.0
    RETAILERS-APPAREL
    "A"-/- ..................................................   --              4,900         72,888          --
    "B"-/- ..................................................   --              4,900         56,963          --
  Aoyama Trading Co., Ltd.  .................................   JPN             4,400        118,814         1.8
    RETAILERS-APPAREL
  Capital Cities/ABC, Inc. ..................................   US                900        106,763         1.6
    BROADCASTING & PUBLISHING
                                                                                        ------------
                                                                                           2,002,500
                                                                                        ------------
Consumer Durables (12.3%)
  Redman Industries, Inc.-/-  ...............................   US              8,100        210,600         3.2
    HOUSING
  Belmont Homes, Inc. .......................................   US             11,500        201,250         3.1
    HOUSING
  Black & Decker Corp. ......................................   US              5,800        196,475         3.0
    APPLIANCES & HOUSEHOLD
  Nokia AB Preferred - ADR{\/} ..............................   FIN             3,500        195,125         3.0
    CONSUMER ELECTRONICS
                                                                                        ------------
                                                                                             803,450
                                                                                        ------------
Multi Industry/Miscellaneous (3.0%)
  Malbak Ltd. ...............................................   SAFR           29,000        192,856         3.0
                                                                                        ------------
    CONGLOMERATE
Health Care (2.9%)
  COR Therapeutics, Inc.-/- .................................   US             10,000        103,750         1.6
    BIOTECHNOLOGY
  Biovail Corporation International-/- ......................   US              2,200         85,250         1.3
    PHARMACEUTICALS
                                                                                        ------------
                                                                                             189,000
                                                                                        ------------
Technology (0.9%)
  Brooktree Corp.-/- ........................................   US              5,000         60,000         0.9
    COMPUTERS & PERIPHERALS
                                                                                        ------------       -----
TOTAL EQUITY INVESTMENTS (cost $5,256,327)  .................                              5,638,639        86.7
                                                                                        ------------       -----

                                                                                           Market        % of Net
Repurchase Agreement                                                                       Value        Assets {d}
-------------------------------------------------------------                           ------------   -------------
  Dated October 31, 1995 with State Street Bank & Trust
   Company, due November 1, 1995, for an effective yield of
   5.8%, collateralized by $1,180,000 U.S. Treasury Bill, due
   2/08/96 (market value of collateral is $1,162,595,
   including accrued interest). (cost $1,138,183)  ..........                              1,138,183        17.5
                                                                                        ------------       -----
TOTAL INVESTMENTS (cost $6,394,510) .........................                              6,776,822       104.2
Other Assets and Liabilities ................................                               (274,568)       (4.2)
                                                                                        ------------       -----
NET ASSETS ..................................................                           $  6,502,254       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

----------------
        {d} Percentages indicated are based on net assets of $6,502,254. {\/} U.S. currency denominated.
        -/-  Non-income producing security.

    The accompanying notes are an integral part of the financial statements.


                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

          * For Federal income tax purposes, cost is $6,394,510 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $     536,510
                 Unrealized depreciation:              (154,198)
                                                  -------------
                 Net unrealized appreciation:     $     382,312
                                                  -------------
                                                  -------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The Fund's Portfolio of Investments at October 31, 1995, was concentrated in the following countries:

                                         Percentage of Net Assets
                                                    {d}
                                        ---------------------------
                                                 Short-Term
Country(Country Code/Currency Code)     Equity    & Other     Total
--------------------------------------  ------   ----------   -----
Canada (CAN/CAD) .....................    4.0                   4.0
Finland (FIN/FIM) ....................    3.0                   3.0
Hong Kong (HK/HKD) ...................    1.0                   1.0
Italy (ITLY/ITL) .....................    9.4                   9.4
Japan (JPN/JPY) ......................    6.8                   6.8
Netherlands (NETH/NLG) ...............    6.1                   6.1
South Africa (SAFR/ZAR) ..............    3.0                   3.0
Sweden (SWDN/SEK) ....................    3.0                   3.0
United Kingdom (UK/GBP) ..............    2.8                   2.8
United States (US/USD) ...............   47.6       13.3       60.9
                                        ------       ---      -----
Total  ...............................   86.7       13.3      100.0
                                        ------       ---      -----
                                        ------       ---      -----

----------------
{d}  Percentages indicated are based on net assets of $6,502,254.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 FORWARD FOREIGN CURRENCY CONTRACTS OUTSTANDING
                                OCTOBER 31, 1995

                                                                                Market Value
                                                                                    (U.S.       Contract    Delivery    Unrealized
Contracts to Sell:                                                                Dollars)        Price       Date     Appreciation
                                                                                -------------  -----------  ---------  -------------
Japanese Yen..................................................................       193,549      98.70000   11/24/95    $   6,451
                                                                                -------------                          -------------
    Total Contracts to Sell (Receivable amount $200,000)......................       193,549                                 6,451
                                                                                -------------                          -------------

THE VALUE OF CONTRACTS TO SELL AS A PERCENTAGE OF NET ASSETS IS 2.98%

    Total Open Forward Foreign Currency Contracts, Net........................                                           $   6,451
                                                                                                                       -------------
                                                                                                                       -------------

----------------
See Note 1 to the financial statements.

    The accompanying notes are an integral part of the financial statements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                              STATEMENT OF ASSETS
                                AND LIABILITIES

                                October 31, 1995

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost
   $5,256,327) (Note 1).............................     $5,638,639
  Repurchase agreement, at value and cost (Note
   1)...............................................      1,138,183
  Receivable for open forward foreign currency
   contracts, net (Note 1)..........................          6,451
  Dividends receivable..............................          4,747
                                                         ----------
    Total assets....................................      6,788,020
                                                         ----------
Liabilities:
  Payable for securities purchased..................        192,170
  Due to custodian..................................         54,178
  Payable for investment management and
   administration fees (Note 2).....................         16,284
  Payable for professional fees.....................          8,405
  Payable for Trustees' fees and expenses (Note
   2)...............................................          6,080
  Payable for printing and postage expenses.........          3,200
  Payable for custodian fees (Note 1)...............          2,409
  Other accrued expenses............................          3,040
                                                         ----------
    Total liabilities...............................        285,766
                                                         ----------
Net assets..........................................     $6,502,254
                                                         ----------
                                                         ----------
Net assets consist of:
  Paid in capital...................................     $5,710,341
  Accumulated net investment income.................          6,706
  Accumulated net realized gain on investments and
   foreign currency transactions....................        395,974
  Net unrealized appreciation on translation of
   assets and liabilities in foreign currencies.....          6,921
  Net unrealized appreciation of investments........        382,312
                                                         ----------
Total -- representing net assets applicable to
 shares of beneficial interest outstanding..........     $6,502,254
                                                         ----------
                                                         ----------

    The accompanying notes are an integral part of the financial statements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                            STATEMENT OF OPERATIONS

       December 30, 1994 (commencement of operations) to October 31, 1995

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Interest income.........................................     $ 37,739
  Dividend income (net of foreign withholding tax of
   $525)..................................................       22,144
                                                               --------
    Total investment income...............................       59,883
                                                               --------
Expenses:
  Investment management and administration fees (Note
   2).....................................................       16,284
  Custodian fees (Note 1).................................       15,890
  Legal fees..............................................        6,080
  Trustees' fees and expenses (Note 2)....................        6,080
  Audit fees..............................................        4,280
  Printing and postage expenses...........................        3,200
  Other expenses..........................................        3,040
                                                               --------
    Total expenses before reductions......................       54,854
                                                               --------
      Expense reductions (Notes 1 & 4)....................       (1,677)
                                                               --------
    Total net expenses....................................       53,177
                                                               --------
Net investment income.....................................        6,706
                                                               --------
Net realized and unrealized gain on
investments and foreign currencies: (Note 1)
  Net realized gain on investments...........     $402,673
  Net realized loss on foreign currency
   transactions..............................       (6,699)
                                                  --------
    Net realized gain during the period...................      395,974
  Net change in unrealized appreciation on
   translation of assets and liabilities in
   foreign currencies........................        6,921
  Net change in unrealized appreciation of
   investments...............................      382,312
                                                  --------
    Net unrealized appreciation during the period.........      389,233
                                                               --------
Net realized and unrealized gain on investments and
 foreign currencies.......................................      785,207
                                                               --------
Net increase in net assets resulting from operations......     $791,913
                                                               --------
                                                               --------

    The accompanying notes are an integral part of the financial statements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                         DECEMBER 30, 1994
                                                         (COMMENCEMENT OF
                                                          OPERATIONS) TO
                                                         OCTOBER 31, 1995
                                                         -----------------
Increase in net assets
Operations:
  Net investment income.............................        $    6,706
  Net realized gain on investments and foreign
   currency transactions............................           395,974
  Net change in unrealized appreciation on
   translation of assets and liabilities in foreign
   currencies.......................................             6,921
  Net change in unrealized appreciation of
   investments......................................           382,312
                                                         -----------------
  Net increase in net assets resulting from
   operations.......................................           791,913
                                                         -----------------
Beneficial interest transactions:
  Contributions.....................................         6,002,349
  Withdrawals.......................................          (392,108)
                                                         -----------------
    Net increase from beneficial interest
     transactions...................................         5,610,241
                                                         -----------------
Total increase in net assets........................         6,402,154
Net assets:
  Beginning of period...............................           100,100
                                                         -----------------
  End of period.....................................        $6,502,254
                                                         -----------------
                                                         -----------------

    The accompanying notes are an integral part of the financial statements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                DECEMBER 30, 1994
                                           (COMMENCEMENT OF OPERATIONS)
                                               TO OCTOBER 31, 1995
                                          ------------------------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....            $   6,502
Ratio of net investment income to
 average net assets:....................                 0.30 %(a)
Ratio of expenses to average net assets:
  With expense reductions (Notes 1 &
   4)...................................                 2.37 %(a)
  Without expense reductions............                 2.44 %(a)
Portfolio turnover rate.................                  240 %(a)

----------------

(a)  Annualized.

    The accompanying notes are an integral part of the financial statements.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS

                                October 31, 1995

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Global Consumer Products and Services Portfolio ("Portfolio") is organized as a New York Trust and is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified, open-end management investment company. The following is a summary of significant accounting policies consistently followed by the Portfolio in the preparation of the financial statements. The policies are in conformity with generally accepted accounting principles.

(A)  PORTFOLIO VALUATION
The Portfolio calculates the net asset value of and completes orders to purchase or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by G.T. Capital Management, Inc. ("G.T. Capital") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when G.T. Capital deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost adjusted for foreign exchange translation and market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Portfolio's Board of Trustees.

Portfolio securities which are primarily traded on foreign exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, and those values are then translated into U.S. dollars at the current exchange rates, except that when an occurrence subsequent to the time a value was so established is likely to have materially changed such value, then the fair value of those securities will be determined by consideration of other factors by or under the direction of the Portfolio's Board of Trustees.

(B)  FOREIGN CURRENCY TRANSLATION
The accounting records of the Portfolio are maintained in U.S. dollars. The market values of foreign securities, currency holdings, and other assets and liabilities are recorded in the books and records of the Portfolio after translation to U.S. dollars based on the exchange rates on that day. The cost of each security is determined using historical exchange rates. Income and withholding taxes are translated at prevailing exchange rates when earned or incurred.

The Portfolio does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

Reported net realized foreign exchange gains or losses arise from sales and maturities of short-term securities, forward foreign currency contracts, sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the Portfolio's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains or losses arise from changes in the value of assets and liabilities other than investments in securities at year end, resulting from changes in exchange rates.

(C)  REPURCHASE AGREEMENTS
With respect to repurchase agreements entered into by the Portfolio, it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

(D)  FORWARD FOREIGN CURRENCY CONTRACTS
A forward foreign currency contract ("Forward Contracts") is an agreement between two parties to buy and sell a currency at a set price on a future date. The market value of the Forward Contract fluctuates with changes in currency exchange rates. The Forward Contract is marked-to-market daily and the change in market value is recorded by the Portfolio as an unrealized gain or loss. When the Forward Contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value at the time it was opened and the value at the time it was closed. Forward Contracts involve market risk in excess of the amount shown in the Portfolio's "Statement of Assets and Liabilities." The Portfolio could be exposed to risk if a counterparty is unable to meet the terms of the contract or if the value of the currency changes unfavorably. The Portfolio may enter into Forward Contracts in connection with planned purchases or sales of securities, or to hedge against adverse fluctuations in exchange rates between currencies.

(E)  OPTION ACCOUNTING PRINCIPLES
When the Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers. If an option expires on its stipulated expiration date or if the Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio holds the underlying security and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid, high-grade debt securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(F)  FUTURES CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, the Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in currency values or interest rates.

                GLOBAL CONSUMER PRODUCTS AND SERVICES PORTFOLIO

(G) SECURITY TRANSACTIONS AND RELATED INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(H)  PORTFOLIO SECURITIES LOANED
For international securities, cash collateral is received by the Portfolio against loaned securities in an amount at least equal to 105% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 103% of the market value of the loaned securities during the period of the loan. For domestic securities, cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. At October 31, 1995, there were no securities on loan to brokers. For the period ended October 31, 1995, the Fund received fees of $107 which were used to reduce the Fund's custodian fees.

(I)  TAXES
It is the policy of the Portfolio to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held.

(J)  FOREIGN SECURITIES
There are certain additional considerations and risks associated with investing in foreign securities and currency transactions that are not inherent in investments of domestic origin. The Portfolio's investments in emerging market countries may involve greater risks than investments in more developed markets and the price of such investments may be volatile. These risks of investing in foreign and emerging markets may include foreign currency exchange rate fluctuations, perceived credit risk, adverse political and economic developments and possible adverse foreign government intervention.

In addition, the Portfolio may focus its investments in certain related consumer products and services industries, subjecting the Portfolio to greater risk than a fund that is more diversified.

(K)  INDEXED SECURITIES
The Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(L)  RESTRICTED SECURITIES
The Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

2. RELATED PARTIES
G.T. Capital is the Portfolio's investment manager and administrator. The Portfolio pays investment management and administration fees to G.T. Capital at the annualized rate of 0.725% on the first $500 million of average daily net assets of the Portfolio; 0.70% on the next $500 million; 0.675% on the next $500 million; and 0.65% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of G.T. Capital, G.T. Global Financial Services, Inc. or G.T. Global Investor Services Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At October 31, 1995, all of the shares of beneficial interest of the Portfolio were owned either by G.T. Global Consumer Products and Services Fund or G.T. Capital.

3. PURCHASES AND SALES OF SECURITIES
For the period ended October 31, 1995, purchases and sales of investment securities by the Portfolio, other than short-term investments, aggregated $8,990,298 and $4,141,883, respectively. There were no purchases or sales of U.S. government obligations by the Portfolio for the period ended October 31, 1995.

4. EXPENSE REDUCTIONS
G.T. Capital has directed certain portfolio trades to brokers who paid a portion of the Portfolio's expenses. For the period ended October 31, 1995, the Portfolio's expenses were reduced by $1,570 under these arrangements.

                                       PART C


     Item 24.  Financial Statements and Exhibits.
     --------------------------------------------
         (a)     Financial Statements

                 The following audited financial statements are included in Part B: Reports of Coopers & Lybrand, Independent Auditors and audited financial statements of Global Financial Services Portfolio, Global Infrastructure Portfolio, Global Natural Resources Portfolio for the fiscal year ended October 31, 1995 and a Report of Coopers & Lybrand and audited financial statements of Global Consumer Products and Services Portfolio for the period December 30, 1994 (commencement of operations) to October 31, 1995.

         (b)     Exhibits

                 1.      Declaration of Trust of the Registrant(1).

                 2.      By-Laws of the Registrant - Filed herewith.


                 5.      Investment  Management   and  Administration   Contract
                         between the Registrant and LGT Asset Management Filed herewith.

                 8. Custodian Agreement between the Registrant and State Street Bank and Trust Company (2).

                 9.      Investment    Management   and    Administration    Fee
                         Agreement.

                 11.     Consent    of    Coopers    &   Lybrand,    Independent
                         Accountants - Filed herewith.


                 13.     Investment representation letters of  initial investors
                         - Filed herewith.

         _______________

                 (1)     Incorporated   by   reference   to    the   identically
                         enumerated Exhibit of the Registration Statement on Form N-1A, filed on March 23, 1994.

                 (2) Incorporated by reference to the identically enumerated Exhibit of the Amendment to the Registration Statement on Form N-1A, filed February 28, 1995.

     Item 25.  Persons Controlled by or under Common Control with Registrant.
     -----------------------------------------------------------------------

         Not applicable.


     Item 26.  Number of Holders of Securities.
     ------------------------------------------

                 (1)                               (2)
         Title of Class                    Number of Record Holders
         Series of Beneficial              (as of February 14, 1996)
         Interests

         Global Financial Services                 2
         Portfolio

         Global Infrastructure                     2
         Portfolio

         Global Natural Resources                  2
         Portfolio

         Global Consumer Products and              2
         Services Portfolio

     Item 27.  Indemnification.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1 to this Registration Statement.

         The Registrant's Trustees and officers will be insured under a directors and officers/errors and omissions liability insurance policy and the Registrant will be insured under a fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.


     Item 28.  Business and Other Connections of Investment Adviser.
     --------------------------------------------------------------


         See the material under Item 5 (Management of the Fund) included in Part A of this Registration Statement and the material under Items 14 (Management of the Fund) and 16 (Investment Advisory and Other Services) included in Part B of this Registration Statement. Information as to the directors and officers of LGT Asset Management, Inc., Registrant's investment manager, is included in such manager's Form ADV (File No. 801-10254), filed with the Commission, which is incorporated herein by reference thereto.


     Item 29.  Principal Underwriters.
     ---------------------------------
         Not applicable.

     Item 30.  Location of Accounts and Records.
     -------------------------------------------

         Accounts, books and other records required by Rules 31a-1 and 31a-2 under the Investment Company Act of 1940, as amended, are maintained and held in the offices of the Registrant and its investment manager, LGT Asset Management, Inc., 50 California Street, 27th Floor, San Francisco, California 94111.


         Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.


     Item 31.  Management Services.
     -------------------------------
         Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

     Item 32.  Undertakings.
     -----------------------
         Not applicable.

                                     SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, as amended, Registrant has duly caused this Registration Statement on Form
     N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 28th day of February, 1996.


                                           GLOBAL INVESTMENT PORTFOLIO

                                           By      /s/ Helge K. Lee
                                                   ----------------------------
                                                   Helge K. Lee
                                                   Vice President and Secretary

                                  INDEX TO EXHIBITS


     Exhibit No.                           Description of Exhibit


                 1.      Declaration of Trust of the Registrant(1).

                 2.      By-Laws of the Registrant - Filed herewith.


                 5.      Investment  Management   and  Administration   Contract
                         between the Registrant and LGT Asset Management Filed herewith.

                 8. Custodian Agreement between the Registrant and State Street Bank and Trust Company (2).

                 9.      Investment    Management   and    Administration    Fee
                         Agreement.

                 11.     Consent    of    Coopers    &   Lybrand,    Independent
                         Accountants - Filed herewith.


                 13.     Investment representation letters of  initial investors
                         - Filed herewith.

         _______________

                 (1)     Incorporated   by   reference   to    the   identically
                         enumerated Exhibit of the Registration Statement on Form N-1A, filed on March 23, 1994.

                 (2) Incorporated by reference to the identically enumerated Exhibit of the Amendment to the Registration Statement on Form N-1A, filed February 28, 1995.